================================================================================



                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,
                                  as Depositor,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                  as Servicer,

                                       and

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                              as Special Servicer,

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee,

                                       and

                               ABN AMRO BANK N.V.,
                                  Fiscal Agent,

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                 as Paying Agent

                    ----------------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 1999

                    ----------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-WF2




================================================================================

                                      TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I      DEFINITIONS..................................................................4

        Section 1.1   Definitions...........................................................4

        Section 1.2   Calculations Respecting Mortgage Loans...............................49

        Section 1.3   Calculations Respecting Accrued Interest.............................49

        Section 1.4   Interpretation.......................................................49

        Section 1.5   ARD Loans............................................................50

ARTICLE II     DECLARATION OF TRUST; ISSUANCES OF CERTIFICATES.............................50

        Section 2.1   Conveyance of Mortgage Loans.........................................50

        Section 2.2   Acceptance by Trustee................................................52

        Section 2.3   Sellers' Repurchase of Mortgage Loans for Document Defects
                      and Breaches of Representations and Warranties.......................54

        Section 2.4   Representations and Warranties.......................................57

        Section 2.5   Conveyance of Interests..............................................58

ARTICLE III    THE CERTIFICATES............................................................58

        Section 3.1   The Certificates.....................................................58

        Section 3.2   Registration.........................................................59

        Section 3.3   Transfer and Exchange of Certificates................................59

        Section 3.4   Mutilated, Destroyed, Lost or Stolen Certificates....................65

        Section 3.5   Persons Deemed Owners................................................65

        Section 3.6   Access to List of Certificateholders' Names and Addresses............66

        Section 3.7   Book-Entry Certificates..............................................66

        Section 3.8   Notices to Clearing Agency...........................................69

        Section 3.9   Definitive Certificates..............................................69

ARTICLE IV     ADVANCES....................................................................70

        Section 4.1   P&I Advances by Servicer.............................................70

        Section 4.2   Servicing Advances...................................................71

        Section 4.3   Advances by the Trustee and the Fiscal Agent.........................71

        Section 4.4   Evidence of Nonrecoverability........................................72

        Section 4.5   Interest on Advances; Calculation of Outstanding Advances with respect to a Mortgage Loan...........................................73

        Section 4.6   Reimbursement of Advances and Advance Interest.......................73



        Section 4.7   Fiscal Agent Termination Event.......................................74

        Section 4.8   Procedure Upon Termination Event.....................................75

        Section 4.9   Merger or Consolidation of Fiscal Agent..............................75

        Section 4.10  Limitation on Liability of the Fiscal Agent and Others...............75

        Section 4.11  Indemnification of Fiscal Agent......................................76

ARTICLE V      ADMINISTRATION OF THE TRUST.................................................77

        Section 5.1   Collections..........................................................77

        Section 5.2   Application of Funds in the Certificate Account and Interest
                      Reserve Account......................................................79

        Section 5.3   Distribution Account and Reserve Account.............................82

        Section 5.4   Paying Agent Reports.................................................83

        Section 5.5   Paying Agent Tax Reports.............................................85

ARTICLE VI     DISTRIBUTIONS...............................................................85

        Section 6.1   Distributions Generally..............................................85

        Section 6.2   REMIC I..............................................................86

        Section 6.3   REMIC II.............................................................86

        Section 6.4   REMIC III............................................................91

        Section 6.5   Allocation of Realized Losses and Shortfalls Due to
                      Nonrecoverability....................................................96

        Section 6.6   Net Aggregate Prepayment Interest Shortfalls and Net Aggregate
                      Balloon Interest Shortfalls..........................................99

        Section 6.7   Adjustment of Servicing Fees.........................................99

        Section 6.8   Appraisal Reductions.................................................99

        Section 6.9   Compliance with Withholding Requirements............................100

        Section 6.10  Prepayment Premiums.................................................100

        Section 6.11  Yield Maintenance Charges...........................................101

ARTICLE VII    CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE
               PAYING AGENT...............................................................101

        Section 7.1   Duties of Trustee, the Fiscal Agent and the Paying Agent............101

        Section 7.2   Certain Matters Affecting the Trustee, the Fiscal Agent and
                      the Paying Agent....................................................103

        Section 7.3   The Trustee, the Fiscal Agent and the Paying Agent Not
                      Liable for Certificates or Interests or Mortgage Loans..............105


                                               3


        Section 7.4   The Trustee, the Fiscal Agent and Paying Agent May Own
                      Certificates........................................................106

        Section 7.5   Eligibility Requirements for the Trustee, the Fiscal Agent
                      and the Paying Agent................................................107

        Section 7.6   Resignation and Removal of the Trustee, the Fiscal
                      Agent or the Paying Agent...........................................107

        Section 7.7   Successor Trustee, Fiscal Agent or Paying Agent.....................109

        Section 7.8   Merger or Consolidation of Trustee, Fiscal Agent or Paying Agent....110

        Section 7.9   Appointment of Co-Trustee, Separate Trustee, Agents or
                      Custodian...........................................................110

        Section 7.10  Authenticating Agents...............................................112

        Section 7.11  Indemnification of Trustee, the Fiscal Agent and the Paying
                      Agent...............................................................113

        Section 7.12  Fees and Expenses of Trustee, the Fiscal Agent and Paying Agent.....115

        Section 7.13  Collection of Moneys................................................115

        Section 7.14  Trustee To Act; Appointment of Successor............................116

        Section 7.15  Notification to Holders.............................................118

        Section 7.16  Representations and Warranties of the Trustee,
                      the Fiscal Agent and the Paying Agent...............................118

        Section 7.17  Fidelity Bond and Errors and Omissions Insurance Policy
                      Maintained by the Trustee, the Fiscal Agent and the Paying Agent....121

ARTICLE VIII  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS..............................122

        Section 8.1   Servicing Standard; Servicing Duties................................122

        Section 8.2   Fidelity Bond and Errors and Omissions Insurance Policy
                      Maintained by the Servicer..........................................122

        Section 8.3   Servicer's General Power and Duties.................................123

        Section 8.4   Sub-Servicing.......................................................127

        Section 8.5   Servicer May Own Certificates.......................................128

        Section 8.6   Maintenance of Hazard Insurance, Other Insurance, Taxes and
                      Other...............................................................128

        Section 8.7   Enforcement of Due-On-Sale Clauses and Due-on-Encumbrance
                      Clauses; Assumption Agreements......................................130

        Section 8.8   Trustee to Cooperate; Release of Trustee Mortgage Files.............132


                                              4


        Section 8.9   Documents, Records and Funds in Possession of Servicer to be
                      Held for the Trustee for the Benefit of the Certificateholders......132

        Section 8.10  Servicing Compensation..............................................133

        Section 8.11  Servicer Reports; Account Statements................................134

        Section 8.12  Annual Statement as to Compliance...................................134

        Section 8.13  Annual Independent Public Accountants' Servicing Report.............135

        Section 8.14  Annual Reports Regarding the Mortgaged Properties...................135

        Section 8.15  Other Available Information and Certain Rights of the Servicer......135

        Section 8.16  Rule 144A Information...............................................137

        Section 8.17  Inspections.........................................................138

        Section 8.18  Modifications, Waivers, Amendments, Extensions and Consents.........138

        Section 8.19  Specially Serviced Mortgage Loans...................................140

        Section 8.20  Representations, Warranties and Covenants of the Servicer...........140

        Section 8.21  Merger or Consolidation.............................................141

        Section 8.22  Resignation of Servicer.............................................142

        Section 8.23  Assignment or Delegation of Duties by Servicer......................142

        Section 8.24  Limitation on Liability of the Servicer and Others..................143

        Section 8.25  Indemnification; Third-Party Claims.................................145

        Section 8.26  Exchange Act Reporting..............................................147

        Section 8.27  Compliance with REMIC Provisions....................................147

        Section 8.28  Termination.........................................................147

        Section 8.29  Procedure Upon Termination..........................................149

        ARTICLE IX    ADMINISTRATION AND SERVICING OF SPECIALLY
                      SERVICED MORTGAGE LOANS BY SPECIAL SERVICER.........................151

        Section 9.1   Duties of Special Servicer..........................................151

        Section 9.2   Fidelity Bond and Errors and Omissions Insurance Policy of
                      Special Servicer....................................................152

        Section 9.3   Sub-Servicers.......................................................152

        Section 9.4   Special Servicer General Powers and Duties..........................152

        Section 9.5   "Due-on-Sale" Clauses; Assignment and Assumption Agreements;
                      Modifications of Specially Serviced Mortgage Loans..................154

        Section 9.6   Release of Mortgage Files...........................................157


                                              5


        Section 9.7   Documents, Records and Funds in Possession of Special Servicer
                      To Be Held for the Trustee..........................................158

        Section 9.8   Representations, Warranties and Covenants of the Special
                      Servicer............................................................159

        Section 9.9   Standard Hazard, Flood and Comprehensive General Liability
                      Insurance Policies..................................................160

        Section 9.10  Presentment of Claims and Collection of Proceeds....................162

        Section 9.11  Compensation to the Special Servicer................................162

        Section 9.12  Realization Upon Defaulted Mortgage Loans...........................163

        Section 9.13  Foreclosure.........................................................165

        Section 9.14  Operation of REO Property...........................................165

        Section 9.15  Sale of REO Property................................................168

        Section 9.16  Realization on Collateral Security..................................169

        Section 9.17  Sale of Defaulted Mortgage Loans....................................169

        Section 9.18  Annual Officer's Certificate as to Compliance.......................169

        Section 9.19  Annual Independent Accountants' Servicing Report....................170

        Section 9.20  Merger or Consolidation.............................................170

        Section 9.21  Resignation of Special Servicer.....................................170

        Section 9.22  Assignment or Delegation of Duties by Special Servicer..............171

        Section 9.23  Limitation on Liability of the Special Servicer and Others..........171

        Section 9.24  Indemnification; Third-Party Claims.................................173

        Section 9.25  [RESERVED]..........................................................174

        Section 9.26  Special Servicer May Own Certificates...............................174

        Section 9.27  Tax Reporting.......................................................175

        Section 9.28  Application of Funds Received.......................................175

        Section 9.29  Compliance with REMIC Provisions....................................175

        Section 9.30  Termination.........................................................175

        Section 9.31  Procedure Upon Termination..........................................177

        Section 9.32  Certain Special Servicer Reports....................................177

        Section 9.33  Special Servicer to Cooperate with the Servicer and Paying Agent....179

        Section 9.34  Certain REMIC Limitations
                      on Modification of Specially Serviced Mortgage Loans................180

        Section 9.35  [RESERVED]..........................................................180

        Section 9.36  Sale of Defaulted Mortgage Loans and REO Properties.................180


                                              6


        Section 9.37  Operating Adviser; Elections........................................182

        Section 9.38  Limitation on Liability of Operating Adviser........................183

        Section 9.39  Duties of Operating Adviser.........................................183

ARTICLE X      PURCHASE AND TERMINATION OF THE TRUST......................................184

        Section 10.1  Termination of Trust Upon Repurchase
                      or Liquidation of All Mortgage Loans................................184

        Section 10.2  Procedure Upon Termination of Trust.................................185

        Section 10.3  Additional Trust Termination Requirements...........................186

ARTICLE XI     RIGHTS OF CERTIFICATEHOLDERS...............................................188

        Section 11.1  Limitation on Rights of Holders.....................................188

        Section 11.2  Access to List of Holders...........................................189

        Section 11.3  Acts of Holders of Certificates.....................................189

ARTICLE XII    REMIC ADMINISTRATION.......................................................190

        Section 12.1  REMIC Administration................................................190

        Section 12.2  Prohibited Transactions and Activities..............................195

        Section 12.3  Modifications of Mortgage Loans.....................................195

        Section 12.4  Liability with Respect to Certain Taxes and Loss of REMIC
                      Status..............................................................196

ARTICLE XIII  MISCELLANEOUS PROVISIONS....................................................196

        Section 13.1  Binding Nature of Agreement.........................................196

        Section 13.2  Entire Agreement....................................................196

        Section 13.3  Amendment...........................................................196

        Section 13.4  GOVERNING LAW.......................................................198

        Section 13.5  Notices.............................................................198

        Section 13.6  Severability of Provisions..........................................199

        Section 13.7  Indulgences; No Waivers.............................................199

        Section 13.8  Headings Not to Affect Interpretation...............................199

        Section 13.9  Benefits of Agreement...............................................199

        Section 13.10 Special Notices to the Rating Agencies..............................199

        Section 13.11 Counterparts........................................................201

        Section 13.12 Intention of Parties................................................201

        Section 13.13 Recordation of Agreement............................................202


               THIS POOLING AND SERVICING AGREEMENT is dated as of July 1, 1999 (this "Agreement") among BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as servicer (the "Servicer"), GMAC COMMERCIAL MORTGAGE CORPORATION, as special servicer (the "Special Servicer"), LASALLE BANK NATIONAL ASSOCIATION, as trustee of the Trust (the "Trustee"), ABN AMRO BANK N.V., only in its capacity as a fiscal agent pursuant to Article IV hereof (the "Fiscal Agent"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, only in its capacity as paying agent, certificate registrar and authenticating agent herein (the "Paying Agent").


                              PRELIMINARY STATEMENT

               On the Closing Date, the Depositor will acquire the Mortgage Loans from Bear, Stearns Funding, Inc., as seller ("BSF"), and Wells Fargo Bank, National Association, as seller (in such capacity, "Wells Fargo"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificate as consideration for its transfer to the Trust of the Mortgage Loans and the other property constituting the Trust; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Interests to the Trust; and (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, and the REMIC Regular Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

               The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E and Class F Certificates have been offered for sale pursuant to the prospectus (the "Prospectus") dated August 18, 1998, as supplemented by the preliminary prospectus supplement dated June __, 1999 (together with the Prospectus, the "Preliminary Prospectus Supplement") and as further supplemented by the final prospectus supplement dated June __, 1999 (together with the Prospectus, the "Final Prospectus Supplement") and the Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates have been offered for sale pursuant to the Private Placement Memorandum dated June __, 1999 (the "Private Placement Memorandum").

               The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution

Date for each Class of REMIC I Regular Interests and the Class R-I Certificates comprising the interests in REMIC I, each Class of REMIC II Regular Interests and the Class R-II Certificate comprising the interests in REMIC II and each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder:


                                     REMIC I

               Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest, other than the REMIC I Excess Interest, will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Maturity Date (as defined herein) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates. The REMIC I Excess Interest will consist of the aggregate amount of Excess Interest, if any, on all Mortgage Loans. The Class R-I Certificate will be designated as the sole class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all classes of REMIC I Regular Interests have been paid in full.


                                    REMIC II

               The REMIC II Regular Interests, other than the REMIC II Excess Interest, have the pass-through rates and Certificate Balances set forth in the definition thereof. The Class R-II Certificate will be designated as the sole class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all classes of REMIC II Regular Interests have been paid in full. The REMIC II Excess Interest will consist of all amounts paid on or deemed paid to the REMIC I Excess Interest.

                                    REMIC III



                                  Initial Aggregate
                    Initial Pass-    Certificate
                       Through       Principal or       Final Scheduled           Final Rated
 Designation           Rate(a)     Notional Amount    Distribution Date(b)    Distribution Date(c)
 -----------           -------     ---------------    --------------------    --------------------
Class A-1              6.800%      $338,780,000.00    September 15, 2008         July 15, 2031
Class A-2              7.080%      $525,789,000.00    June 15, 2009              July 15, 2031
Class X                0.4312%   $1,080,711,380.00    May 15, 2019               July 15, 2031
Class B                7.296%       $43,229,000.00    July 15, 2009              July 15, 2031
Class C                7.376%       $43,229,000.00    February 15, 2010          July 15, 2031
Class D                7.376%       $10,807,000.00    October 15, 2010           July 15, 2031
Class E                7.376%       $27,018,000.00    November 15, 2012          July 15, 2031
Class F                7.376%       $10,807,000.00    August 15, 2013            July 15, 2031
Class G                6.00%        $21,614,000.00    November 15, 2013          July 15, 2031
Class H                6.00%        $16,211,000.00    June 15, 2014              July 15, 2031
Class I                6.00%         $8,105,000.00    March 15, 2015             July 15, 2031
Class J                6.00%         $9,456,000.00    May 15, 2016               July 15, 2031
Class K                6.00%        $10,807,000.00    September 15, 2017         July 15, 2031
Class L                6.00%         $4,053,000.00    February 15, 1018          July 15, 2031
Class M(d)             6.00%        $10,806,380.00    May 15, 2019               July 15, 2031
Class R-III(e)         N/A               N/A                   N/A                       N/A

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms.

(c) The Final Rated Distribution Date for each Class of Certificates is July 15, 2031. That date is approximately 24 months following the end of the amortization term of the Mortgage Loan that, as of the Closing Date, has the longest remaining amortization term.

(d)     The Class M Certificates represent ownership of two REMIC III Regular
        Interests: (1) the REMIC III Class M Regular Interest (entitled to the principal and interest set forth above) and (2) the REMIC III Excess Interest (entitled to the amounts distributed or deemed distributed on the REMIC II Excess Interest).

(e) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates have been reduced to zero.


               As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $1,080,711,380.00.

               As provided herein, with respect to the Trust, the Paying Agent will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Mortgage Loans) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole class of "residual interests" in REMIC I.

               As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

               As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L Certificates and the REMIC III Class M Regular Interest, together with the REMIC III Excess Interest, will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC Regular Certificates, the "REMIC III Certificates") will be designated as the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               "ACCOUNTANT" means a person engaged in the practice of accounting who is Independent.

               "ACCRUED CERTIFICATE INTEREST" means with respect to each Distribution Date and any Class of Interests or Certificates, other than the Class X Certificates, the Class R-I Certificates, the Class R-II Certificates, the Class R-III Certificates, the REMIC I Excess Interest, REMIC II Excess Interest and REMIC III Excess Interest, interest accrued during the Interest Accrual Period relating to such Distribution Date on the aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X Certificates for each Distribution Date will equal the Class X Interest Amount.

               "ACQUISITION DATE" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property.

               "ADDITIONAL TRUST EXPENSE" means any of the following items: (i) Special Servicing Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be reimbursed from collections on the related Mortgage Loan or REO Property; (iii) amounts paid to indemnify the Servicer, Special Servicer, Trustee, Paying

Agent or Fiscal Agent (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Account or Distribution Account; (v) the amount of any Advance that is not recovered from the proceeds of a Mortgage Loan upon a Final Recovery Determination and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment (consistent with the Servicing Standard) of the Servicer (or Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof. Notwithstanding anything to the contrary, "Additional Trust Expenses" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses.

               "ADMINISTRATIVE COST RATE" means the sum of the Servicing Fee Rate and the Trustee Fee Rate.

               "ADVANCE" means either a P&I Advance or a Servicing Advance.

               "ADVANCE INTEREST" means interest payable to the Servicer, the Trustee or the Fiscal Agent on outstanding Advances pursuant to Section 4.5 of this Agreement.

               "ADVANCE RATE" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the Trustee in its reasonable discretion.

               "ADVANCE REPORT DATE" means the Business Day prior to each Distribution Date.

               "ADVERSE REMIC EVENT" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

               "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "AGGREGATE CERTIFICATE BALANCE" means the aggregate of the Certificate Balances of the REMIC III Certificates, the REMIC I Interests or the REMIC II Interests, as the case may be, at any date of determination. With respect to a Class of Certificates or Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all

Certificates or Interests, as the case may be, of that Class at any date of determination or by Percentage Interest, in the case of the Class R-I, Class R-II or Class R-III Certificates.

               "AGGREGATE PRINCIPAL BALANCE" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

               "AGREEMENT" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

               "ANNUAL REPORT" means a report substantially in the form of Exhibit N.

               "ANTICIPATED REPAYMENT DATE" means, with respect to any ARD Loan, the anticipated maturity date set forth in the related Mortgage Note.

               "APPRAISAL" means an appraisal by an Independent licensed MAI appraiser having at least five years experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

               "APPRAISAL EVENT" means, with respect to any Mortgage Loan, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the due date that a Balloon Payment is due for a period of less than six months, and (iv) the date 30 days following the date the related Mortgaged Property becomes an REO Property.

               "APPRAISAL REDUCTION" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.8, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan), (ii) to the extent not previously advanced, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances and interest on Advances at the Advance Rate with respect to such Mortgage Loan, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, all currently due and unpaid real estate taxes and assessments, insurance premiums, if applicable, ground rents and other amounts which were to be deposited in any Escrow Account (i.e., maintenance reserves and environmental reserves) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually. The Appraisal Reduction for each Required Appraisal

Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of, or in certain cases will be reduced by the amount of any Realized Loss of principal on the related Mortgage Loan incurred prior to the liquidation or disposition thereof. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (A) the amount calculated above and (B) 25% of the Principal Balance of the Mortgage Loan.

               "APPRAISED VALUE" means, with respect to any Mortgaged Property, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed pursuant to Section 6.8, the value of the Mortgaged Property determined by such internal valuation.

               "ARD LOAN" means, any Mortgage Loan identified on the Mortgage Loan Schedule as an ARD loan.

               "ASSIGNMENT OF LEASES" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

               "ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

               "ASSUMED SCHEDULED PAYMENT" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer or the Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

               "AUTHENTICATING AGENT" means any authenticating agent serving in such capacity pursuant to Section 7.10.

               "AUTHORIZED OFFICER" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

               "AVAILABLE ADVANCE REIMBURSEMENT AMOUNT" shall have the meaning set forth in Section 4.6(a) hereof.

               "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate of (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Servicer or the Special Servicer through the end of the related Collection Period exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Servicer in respect of unpaid Servicing Fees, the Special Servicer in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees or the Paying Agent in respect of unpaid Paying Agent Fees), (iii) amounts that constitute Prepayment Premiums or Yield Maintenance Charges, and (iv) if such Distribution Date occurs during January or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Account, and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Servicer or the Special Servicer for such Distribution Date pursuant to the terms hereof, and (iii) if such Distribution Date occurs in March of any year, commencing March 2000, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

               "BALLOON INTEREST EXCESS": With respect to any Balloon Payment made 60 or more days after the original related Maturity Date, for any related Distribution Date and the related Collection Period, if the Balloon Payment is made after the related Due Date through and including the last day of such Collection Period, the amount of interest that accrues on such Balloon Payment from the related Due Date to the date such payment was made (net of the Servicing Fee or Special Servicing Fee and the Trustee Fee), to the extent collected.

               "BALLOON INTEREST SHORTFALL": With respect to any Balloon Payment made 60 or more days after the original related Maturity Date, for any Distribution Date and the related Collection Period, a shortfall in the collection of a full month's interest on any Balloon Payment made prior to the related Due Date occurring during such Collection Period. The amount of any Balloon Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on such Balloon Payment for the 30 days ending on the related Due Date if such Balloon Payment had not been made prior to such Due Date (net of the Servicing Fee or Special Servicing Fee and the Trustee Fee) over (B) the aggregate interest that did so accrue on such Balloon Payment through the date such payment was made.

               "BALLOON MORTGAGE LOAN" means a Mortgage Loan which will not be fully amortized by its original or modified Maturity Date, based on the fixed monthly Scheduled Payment.

               "BALLOON PAYMENT" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

               "BANKRUPTCY LOSS" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

               "BASE INTEREST FRACTION": With respect to any Principal Prepayment on any Mortgage Loan that provides for payment of a Yield Maintenance Charge in connection therewith and with respect to any of the Class A, Class B, Class C, Class D, Class E and Class F Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Offered Certificates and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

               "BENEFIT PLAN OPINION" means an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that any proposed transfer will not (i) cause the assets of any REMIC to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent or the Fiscal Agent.

               "BOOK-ENTRY CERTIFICATES" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

               "BSF" has the meaning assigned in the Preliminary Statement hereto.

               "BSF LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement I and shown on Schedule I hereto.

               "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York, Boston, Massachusetts, Chicago, Illinois, San Francisco, California or the principal cities in which the Special Servicer, the Trustee, the Paying Agent, or the Servicer conducts servicing or trust operations, or (iii) a day on which banking institutions or savings associations in New York, New York, Minneapolis, Minnesota, Columbia, Maryland, Chicago, Illinois or San Francisco, California are authorized or obligated by law or executive order to be closed.

               "CASH LIQUIDATION" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the amount of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries with respect to a Final Recovery Determination. The Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Servicer), of each Cash Liquidation.

               "CEDEL" means Cedelbank, societe anonyme.

               "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

               "CERTIFICATE ACCOUNT" means one or more separate accounts established and maintained by the Servicer (or any Sub-Servicer on behalf of the Servicer) pursuant to Section 5.1(a), which each account shall be an Eligible Account.

               "CERTIFICATE BALANCE" means, with respect to any Certificate or Interest (other than the Class X Certificates, the Residual Certificates, the REMIC I Excess Interest and REMIC II Excess Interest) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement (in the case of an Interest), minus (i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.4(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or
Section 6.3(a), as the case may be, (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to Section 6.5, and (iii) Expense Losses allocated to such Interest or Certificate pursuant to
Section 6.5. The REMIC I Excess Interest and REMIC II Excess Interest have no Certificate Balance.

               "CERTIFICATE OWNER" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

               "CERTIFICATE REGISTER" has the meaning provided in Section 3.2.

               "CERTIFICATE REGISTRAR" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

               "CERTIFICATEHOLDERS" has the meaning provided in the definition of "Holder."

               "CERTIFICATES" means, collectively, the REMIC III Certificates, the Class R-I Certificates and the Class R-II Certificates.

               "CLASS" means, with respect to the REMIC I Interests, REMIC II Interests or REMIC III Certificates, any Class of such Certificates or Interests.

               "CLASS A-1 CERTIFICATES," "CLASS A-2 CERTIFICATES," "CLASS X CERTIFICATES," "CLASS B CERTIFICATES," "CLASS C CERTIFICATES," "CLASS D CERTIFICATES," "CLASS E Certificates," "CLASS F CERTIFICATES," "CLASS G CERTIFICATES," "CLASS H CERTIFICATES," "CLASS I CERTIFICATES," "CLASS J CERTIFICATES," "CLASS K CERTIFICATES," "CLASS L CERTIFICATES," "CLASS M CERTIFICATES," "CLASS R-I CERTIFICATES," "CLASS R-II CERTIFICATES" or "CLASS R-III CERTIFICATES," mean the Certificates designated as "Class A-1," "Class A-2," "Class X," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class I," "Class J," "Class K," "Class L," "Class M," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-18 hereof.

               "CLASS A CERTIFICATES" means the Class A-1 Certificates and Class A-2 Certificates, collectively.

               "CLASS X CERTIFICATES" means the Class X Certificates.

               "CLASS X INTEREST AMOUNT" means, with respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of
(i) one-twelfth of a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class I Certificates, Class J Certificates, Class K Certificates, Class L Certificates, and Class M Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates, and (ii) the Class X Notional Amount for such Distribution Date.

               "CLASS X NOTIONAL AMOUNT" means, with respect to any Distribution Date, the aggregate of the Certificate Balances of the REMIC Regular Certificates as of the close of business on the related Distribution Date.

               "CLASS X STRIP RATE" means, for any Distribution Date, with respect to any Class of Certificates (other than the Class X Certificates and the Residual Certificates), the excess, if any, of the Weighted Average of the REMIC I Net Mortgage Rates (but for these purposes only, taking into account reductions in such rates resulting from the modification of Mortgage Loans or otherwise following the Closing Date) for such Distribution Date over the Pass-Through Rate for such Class of Certificates.

               "CLEARING AGENCY" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

               "CLOSING DATE" means July 1, 1999.

               "CODE" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

               "COLLECTION PERIOD" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

               "COMPENSATING INTEREST" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Collection Period over
(B) Prepayment Interest Excesses resulting from Principal Prepayments during the same Collection Period, plus an amount equal to the excess of (A) Balloon Interest Shortfalls resulting from the voluntary payment prior to the Due Date during such Collection Period of Balloon Payments 60 or more days after the original Maturity Dates thereof over (B) Balloon Interest Excesses resulting from payments during such Collection Period of Balloon Payments that were made 60 or more days after their respective Maturity Dates; it being understood that the Servicer or the Special Servicer, respectively, will be responsible for Compensating Interest payments relating to Mortgage Loans that are being Serviced or Specially Serviced, as the case may be, and that, in any event (i) Compensating Interest to be paid by the Servicer hereunder will be limited to the portion of the aggregate Servicing Fee for the related Collection Period calculated in respect of all the Mortgage Loans (including REO Mortgage Loans) less the portion payable to Sub-Servicers as Sub-Servicing Fees and (ii) Compensating Interest to be paid by the Special Servicer hereunder will be limited to the portion of the aggregate Special Servicing Fee for the related Collection Period calculated in respect of all the Specially Serviced Mortgage Loans, including REO Mortgage Loans.

               "CONDEMNATION PROCEEDS" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

               "CONTROLLING CLASS" means the most subordinate Class of Certificates outstanding at any time of determination; provided, that, no Class may be the Controlling Class at any time that the then Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class. As of the Closing Date, the Controlling Class will be the Class M Certificates. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class shall not be deemed to be reduced by the amount of any Appraisal Reductions allocated to such Class.

               "CONTROLLING PERSON" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

               "CORPORATE TRUST OFFICE" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the office of the Certificate Registrar and, with respect to other purposes, the principal corporate trust office of the Trustee. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Asset-Backed Securities Trust Services Group, Bear Stearns Series 1999-WF2 and the office of the Certificate Registrar is presently located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS)--Bear Stearns Series 1999-WF2, or at such other address as the Trustee or the Certificate Registrar, as the case may be, may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Paying Agent and the Special Servicer.

               "CORRESPONDING REMIC I REGULAR INTEREST" means with respect to each Mortgage Loan, the REMIC I Regular Interest having an initial Certificate Balance equal to the principal balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

               "CORRESPONDING REMIC II REGULAR INTEREST" means with respect to each Class of Certificates, the REMIC II Regular Interest having the same letter designation.

               "CURRENTLY PAYING CLASS" means any one of the Class of Interests which is currently receiving distributions of principal pursuant to Section 6.2 hereof.

               "CUSTODIAN" means State Street Bank and Trust Company or any successor Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

               "CUSTOMER" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

               "CUT-OFF DATE" means the end of business on July 1, 1999.

               "CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE" means, with respect to the Mortgage Loans on the Closing Date, the Aggregate Principal Balance for all such Mortgage Loans as of the Cut-Off Date, reduced by all payments of principal due on or before the Cut-Off Date whether or not paid, and increased by Scheduled Payments of principal due after the Cut-Off Date but received by the Servicer on or before the Cut-Off Date.

               "DCR" means Duff & Phelps Credit Rating Co. or its successor in interest.

               "DEBT SERVICE COVERAGE RATIO" means, with respect to any Mortgage Loan, as of any date of determination and for any period, the amount calculated for such date of determination in accordance with the procedures set forth in Exhibit T.

               "DEBT SERVICE REDUCTION AMOUNT" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

               "DEFAULTED MORTGAGE LOAN" means a Mortgage Loan which is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

               "DEFEASANCE COLLATERAL": With respect to any Defeasance Loan, the United States Treasury obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

               "DEFEASANCE LOAN": Any Mortgage Loan which requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

               "DEFICIENT VALUATION" means, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property relating to a Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan.

               "DEFICIENT VALUATION AMOUNT" means the amount by which the total amount due with respect to a Mortgage Loan (excluding interest not yet accrued), including the principal balance of a Mortgage Loan plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation.

               "DEFINITIVE CERTIFICATES" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

               "DELETED MORTGAGE LOAN" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

               "DEPOSITOR" means Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation, and its successors in interest.

               "DEPOSITORY" has the meaning set forth in Section 3.7(a).

               "DEPOSITORY AGREEMENT" means the Letter of Representations by and among the Depositor, the Paying Agent and the Depository.

               "DETERMINATION DATE" means, with respect to any Distribution Date, the 5th Business Day prior to the related Distribution Date, commencing August 9, 1999.

               "DIRECTLY OPERATE" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15 or Section 9.36), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

               "DISQUALIFIED ORGANIZATION" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMICs, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               "DISTRIBUTABLE CERTIFICATE INTEREST" means, with respect to any Distribution Date and any Class of Certificates (other than the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest, reduced by (i) any Net Aggregate Prepayment Interest Shortfalls not offset by Compensating Interest, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.6, and (ii) Realized Losses allocated on such Distribution Date to reduce the interest payable to such Class or Interest pursuant to Section 6.5, plus (B) the Unpaid Interest.

               "DISTRIBUTION ACCOUNT" means the Distribution Account maintained by the Paying Agent, in accordance with the provisions of Section 5.3, which account shall be an Eligible Account.

               "DISTRIBUTION DATE" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing August 16, 1999.

               "DOCUMENT DEFECT" has the meaning set forth in Section 2.3(a).

               "DUE DATE" means, with respect to a Mortgage Loan, the date on which a Scheduled Payment is due.

               "ELIGIBLE ACCOUNT" means (i) an account or accounts maintained with a depository institution or trust company the long-term unsecured debt obligations of which are rated at least "Aa3" or better by Moody's, or if not rated by Moody's then otherwise approved by Moody's, and "A" by DCR if rated by DCR or if not rated by DCR, then a comparable rating from at least two nationally recognized statistical rating organizations or otherwise approved by DCR; or (ii) an account or accounts in which funds will be held therein for 30 days or less which are maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "P-1" or better by Moody's, or if not rated by Moody's then otherwise approved by Moody's, and "D-1" or better by DCR if rated by DCR, or if not rated by DCR then a comparable rating from at least two nationally recognized statistical rating organizations, in each case at the time of any deposit therein or otherwise approved by DCR; or (iii) a segregated trust account or accounts maintained with the corporate trust department of a federally or state chartered depository institution or trust company acting in its fiduciary capacity, which may be the Servicer (or any Affiliate of the Servicer), the Paying Agent, the Fiscal Agent or Trustee, provided any such institution is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b) and the maintenance of such account in such institution will not result in the qualification (including the placement of any rated Certificate on "credit watch" or the equivalent), downgrading or withdrawal of the rating then assigned to any Class of Certificates as evidenced in writing by each Rating Agency; or
(iv) any account which is fully insured by the United States Government, the Federal Deposit Insurance Corporation ("FDIC") or any other agency or instrumentality of the United States; or (v) any account, the establishment and maintenance of which is the subject of a Rating Agency Confirmation; or (vi) an account or accounts maintained with Wells Fargo Bank, National Association (or Wells Fargo & Company), provided that the long-term unsecured obligations of Wells Fargo Bank, National Association (or Wells Fargo & Company) are rated "A" or better by DCR and "A1" or better by Moody's. Eligible Accounts may bear interest.

               "ELIGIBLE INVESTMENTS" means any one or more of the following financial assets or other property.

                      (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

                      (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent or any Affiliate of the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "D-1+" or better by DCR, if rated by DCR or, if not rated by DCR, then a comparable rating from at least two nationally recognized statistical rating organizations or otherwise approved by DCR, and "P-1" or better by Moody's, or if not rated by Moody's then otherwise approved by Moody's, or are the subject of a Rating Agency Confirmation, or demand and time deposits of Wells Fargo Bank, National Association (or Wells Fargo & Company), provided that the long-term unsecured obligations of Wells Fargo Bank, National Association (or Wells Fargo & Company) are rated "A" or better by DCR and "A1" or better by Moody's;

                      (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next Distribution Date upon which, as described in the Agreement, such amounts are required to be withdrawn from the related account and which meets the minimum rating requirement for such entity described above;

                      (iv) securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have ratings from Moody's and DCR that are at least equal to the highest long-term credit ratings assigned by Moody's and DCR, respectively, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Certificate Account to exceed 10% of the sum of the Aggregate Principal Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account;

                      (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "P-1" by Moody's (if rated by Moody's) and "D-1+" by DCR, if rated by DCR and, if not rated by DCR, then a comparable rating from at least two nationally recognized statistical rating organizations or otherwise approved by DCR), or with respect to which Rating Agency Confirmation has been obtained;

                      (vi) units of investment funds (including money market funds) rated in the highest long-term category by Moody's, or if not rated by Moody's then otherwise approved by Moody's, and the highest long-term category by DCR or, if not rated by DCR, then a comparable rating from at least two nationally recognized statistical rating organizations or otherwise approved by DCR;

                      (vii) guaranteed reinvestment agreements maturing 365 days or less issued by any bank, insurance company or other corporation rated in the highest long term unsecured rating, but in any event, not less than "Aaa" by Moody's (if rated by Moody's) and by DCR (if rated by DCR);

                      (viii) any money market fund rated "Aaa" by Moody's or if not rated by Moody's, then otherwise approved by Moody's, and "AAA" by DCR or, if not rated by DCR, then a comparable rating from at least two nationally recognized statistical rating organizations or otherwise approved by DCR, and any other demand, money-market or time deposit, or any other obligation, security or investment, that may be acceptable to the Rating Agencies as a permitted investment of funds which will not result in a qualification (including the placement of any rated Certificate on "credit watch" or the equivalent), downgrading or withdrawal of the rating of any Class of Certificates; and

                      (ix) such other investments bearing interest or sold at a discount, or earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1) (as evidenced by an Opinion of Counsel delivered to the Trustee by the Servicer at the Servicer's expense) that are the subject of a Rating Agency Confirmation and otherwise treated as "permitted investments" under Code Section 860G(a)(5);

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(1) of the Treasury Regulations and (B) that no such instrument shall be an Eligible Investment if such instrument evidences either (X) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (Y) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (Z) if it may be redeemed at a price below the purchase price (the foregoing clause (B) shall not apply to investments in units of money market funds pursuant to clause (vi) or clause (viii) above); and provided, further, that interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC (including any amounts collected by the Servicer but not yet deposited in the Certificate Account) may be invested in investments treated as equity interests for Federal income tax purposes, unless the Servicer and the Trustee shall receive an Opinion of Counsel to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Each Eligible Investment shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change and shall not be subject to liquidation prior to maturity. No Eligible Investments shall be purchased at a price in excess of par or have maturities in excess of one year. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

               "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ESCROW ACCOUNT" means an account established by the Servicer pursuant to Section 8.3(e).

               "ESCROW AMOUNT" means any amount payable with respect to a Mortgage Loan for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, tenant improvements, leasing commissions, environmental matters and other reserves or comparable items.

               "EVENT OF DEFAULT" has the meaning set forth in Section 8.28(b).

               "EXCESS INTEREST" means, with respect to any ARD Loan that does not pay on its Anticipated Repayment Date, the excess, if any of interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date over interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date.

               "EXCESS LIQUIDATION PROCEEDS" means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan on the date such proceeds were received.

               "EXCHANGE CERTIFICATION" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A-IAI Global Certificate, as applicable.
               "EXPENSE LOSS" means a loss realized upon payment by the Trust of an Additional Trust Expense.

               "EXTENSION" has the meaning set forth in Section 9.15(a).

               "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

               "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

               "FHLMC AUDIT PROGRAM" shall have the meaning set forth in Section 8.13.

               "FINAL CERTIFICATION" has the meaning set forth in Section 2.2.

               "FINAL PROSPECTUS SUPPLEMENT" has the meaning set forth in the preliminary statement hereto.

               "FINAL RATED DISTRIBUTION DATE" means with respect to each rated Class of Certificates, the date shown on the chart in the Preliminary Statement.

               "FINAL RECOVERY DETERMINATION" means a determination with respect to any Mortgage Loan or Specially Serviced Mortgage Loan by the Servicer in consultation with the Special Servicer in respect of any Defaulted Mortgage Loan (including a Mortgage Loan that became an REO Property), in each case, in its good faith discretion, consistent with the Servicing Standard that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the Servicer or the Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan, without regard to any obligation of the Servicer, the Trustee or the Fiscal Agent, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. The Special Servicer shall be required to provide the Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan upon making such determination. The Servicer shall notify the Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

               "FINAL SCHEDULED DISTRIBUTION DATE" means, for each Class of rated Certificates, the Distribution Date on which such Class will be paid in full assuming that timely payments will be made on the Mortgage Loans in accordance with their terms.

               "FISCAL AGENT" means ABN AMRO Bank N.V., a banking association organized under the laws of the Netherlands and its permitted successors and assigns.

               "FISCAL AGENT TERMINATION EVENT" has the meaning set forth in
Section 4.7 hereof.

               "FNMA" means the Federal National Mortgage Association, or any successor thereto.

               "GLOBAL CERTIFICATE" means any Rule 144A-IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

               "HOLDER" means the Person in whose name a Certificate is registered on the Certificate Register.

               "INDEPENDENT" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

               "INDEPENDENT CONTRACTOR" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Servicer (other than the Servicer, but which may be an Affiliate of the Servicer) or, (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to the applicable REMIC Pool within the meaning of
Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Class R-III Certificates), a Percentage Interest of 35% or more in the Class R-III Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC Pool is at arm's length all within the meaning of Treasury Regulation Section 1.856 - 4(b)(5) or (ii) any other Person (including the Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

               "INDIRECT PARTICIPANTS" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

               "INITIAL CERTIFICATION" has the meaning set forth in Section 2.2.

               "INITIAL DEPOSIT" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

               "INSPECTION REPORT" means the report delivered by the Servicer or the Special Servicer, as the case may be, substantially in the form of Exhibit L hereto.

               "INSTITUTIONAL ACCREDITED INVESTOR" shall mean an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

               "INSURANCE POLICIES" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

               "INSURANCE PROCEEDS" means amounts paid by the insurer under any Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law, the related Mortgage Loan or the Servicing Standard.

               "INTEREST" means a REMIC I Interest or a REMIC II Interest, as applicable.

               "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

               "INTEREST RESERVE ACCOUNT" means, that Interest Reserve Account maintained by the Servicer pursuant to Section 5.1(a) which account shall be an Eligible Account.

               "INTEREST RESERVE AMOUNT" shall having the meaning set forth in
Section 5.1(d).

               "INTEREST RESERVE LOANS" shall mean the Mortgage Loans which bear interest on an actual/360 day basis.

               "INTERESTED PERSON" means, as of any date of determination, the Servicer, the Special Servicer, the Depositor, with respect to any Mortgage Loan, the holder of any related Junior Indebtedness, a holder of 50% or more of the Controlling Class, [the Operating Adviser,] any Independent Contractor engaged by the Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

               "INVESTOR" means any purchaser of a Certificate.

               "JUNIOR INDEBTEDNESS" means any indebtedness of any Mortgagor that is secured by a lien on the related Mortgaged Property that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

               "LATE COLLECTIONS" means, with respect to any Mortgage Loan, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

               "LATE FEES" shall mean a fee payable to the Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan in connection with a late payment made by such Mortgagor.

               "LIQUIDATION EXPENSES" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be paid (i) out of income from the related REO Property, to the extent available or (ii) advanced by the Servicer, subject to Section 4.4 hereof, as a Servicing Advance.

               "LIQUIDATION FEE" means a fee equal to the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property.

               "LIQUIDATION PROCEEDS" means proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of Liquidation Expenses and any related Advances and interest thereon.

               "LIQUIDATION REALIZED LOSS" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition, plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate, plus (C) any expenses incurred in connection with such Mortgage Loan that are reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income applied as recoveries of principal or interest on the related Mortgage Loan or REO Property, and (ii) Liquidation Proceeds received during the Collection Period in which such Cash Liquidation or REO Disposition occurred. REO Income and Liquidation Proceeds shall be applied first against any Expense Losses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the principal balance of such Mortgage Loan, calculated as described in clause (A) above.

               "LOAN-TO-VALUE RATIO" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date.

               "LOCK-BOX ACCOUNT" shall have the meaning set forth in Section 8.3(g).

               "LOCK-BOX AGREEMENT" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Servicer pursuant to which a Lock-Box Account is created.

               "LOSSES" has the meaning set forth in Section 12.4.

               "MATURITY DATE" means, with respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or (ii) any grace period permitted by the related Mortgage Note.

               "MODIFICATION FEE" means a fee, if any, collected from a Mortgagor by the Servicer in connection with a modification of any Mortgage Loan other than a Specially Serviced Mortgage Loan or collected by the Special Servicer in connection with the modification of a Specially Serviced Mortgage Loan.

               "MODIFICATION LOSS" means (i) a decrease in the principal balance of a Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent
(x) reimbursable to the Trustee, the Special Servicer or the Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of a Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

               "MONEY TERM" means with respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a principal prepayment (and shall not include late fees or default interest provisions).

               "MONTHLY CERTIFICATEHOLDER REPORT" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and (B) Prepayment Premiums or Yield Maintenance Charges;
(iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Distribution Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (vi) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer or Servicer, as the case may be, that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of

Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of servicing fees paid to the Servicer and the Special Servicer; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a description of any Additional Trust Expenses and other reimbursements to the Servicer or Special Servicer; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the Servicer, the Trustee and the Fiscal Agent, separately stated; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date. In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

               "MOODY'S" means Moody's Investors Service, Inc. or its successor in interest.

               "MORTGAGE" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

               "MORTGAGE FILE" means the mortgage documents listed below:

               (i) each original Mortgage Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the Seller, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase and Sale Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in substantially the following form: "Pay to the order of LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2, without recourse, representation or warranty, express or implied" or if the original Mortgage Note is not included therein, then a lost note affidavit containing a customary indemnification provision with a copy of the Mortgage Note attached thereto;

               (ii) the original Mortgage (or a certified copy thereof from the applicable recording office) and originals (or certified copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Seller, in each case with evidence of recording indicated thereon;

               (iii) an original assignment of the Mortgage, in recordable form, to "LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2";

               (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Seller, in each case with evidence of recording thereon;

               (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, to "LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2";

               (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Seller, in each case with evidence of recording thereon;

               (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, to "LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2";

               (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

               (ix) the original lender's title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a written commitment, interim binder or the pro forma title insurance policy, dated as of the date on which the related Mortgage Loan was funded;

               (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan;

               (xi) all UCC Financing Statements, assignments thereof and continuation statements, or copies thereof, sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

               (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, any Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

               (xiii) with respect to any Mortgage Loan with Additional Debt that is subordinate to such Mortgage Loan, a subordination agreement, pursuant to which such Additional Debt is subordinated to such Mortgage Loan;

               (xiv) copies of ground leases related to any Mortgage Loan where the Mortgagor is the lessee under such lease and there is a lien in favor of the mortgagee in such lease;

               (xv) a survey of the related Mortgaged Property;

               (xvi) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

               (xvii) an original or copy of any lock-box agreements, intercreditor agreements and management agreements related to any Mortgage Loan;

               (xviii) an original or copy of any environmental reports and environmental indemnification agreements related to any Mortgage Loan; and

               (xix) an original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, together with the original supporting documentation evidencing a beneficial transfer, in favor of "LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2";

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

               "MORTGAGE LOAN" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, and Mortgage Loan shall also include any Defeasance Loan.

               "MORTGAGE LOAN PURCHASE AGREEMENT" means Mortgage Loan Purchase Agreement I or Mortgage Loan Purchase Agreement II, as the case may be.

               "MORTGAGE LOAN PURCHASE AGREEMENT I" means that certain Mortgage Loan Purchase Agreement dated as of July 1, 1999 between BSF and the Depositor with respect to the BSF Loans.

               "MORTGAGE LOAN PURCHASE AGREEMENT II" means that certain Mortgage Loan Purchase Agreement between Wells Fargo and the Depositor dated as of July 1, 1999 with respect to the Wells Fargo Loans.

               "MORTGAGE LOAN SCHEDULE" or "LOAN SCHEDULE" means collectively the schedule attached hereto as Schedule I, which identifies each BSF Loan, and the schedule attached hereto as Schedule II, which identifies each Wells Fargo Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

               The following items of information (to the extent applicable) will be provided in the Mortgage Loan Schedule with respect to each Mortgage
Loan: loan number; loan name; property address; original balance, cut-off date balance; mortgage rate; interest accrual method; Administrative Cost Rate; Net Mortgage Rate; stated original term to maturity; remaining term to maturity; interest only period (months); first payment date; Maturity Date; monthly scheduled principal and interest payments; debt service coverage ratio; appraised value; cut-off date loan-to-value ratio; effective lockout period; expected lockout end date; call protection; call protection end date; fee or leasehold interest; lien position; Anticipated Repayment Date (if applicable); and Mortgage Rate following Anticipated Repayment Date (if applicable).

               "MORTGAGE NOTE" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

               "MORTGAGE RATE" means, for a given Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

               "MORTGAGED PROPERTY" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

               "MORTGAGEE" means, with respect to any Mortgage as of any date of determination, the holder of the related Mortgage Note as of such date.

               "MORTGAGOR" means the obligor on a Mortgage Note.

               "NET AGGREGATE BALLOON INTEREST SHORTFALL": means for any Distribution Date, the excess, if any, of aggregate Balloon Interest Shortfalls over the aggregate Balloon Interest Excesses for the related Collection Period.

               "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means for any Distribution Date, (i) with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans, the excess, if any, of aggregate Prepayment Interest Shortfalls for such Mortgage Loans over the sum of (A) the portion of the aggregate Servicing Fee for the related Collection Period calculated in respect of all such Mortgage Loans (including REO Mortgage Loans) less the portion thereof payable to the Sub-Servicers as Sub-Servicing Fees and (B) the aggregate Prepayment Interest Excesses for such Collection Period for all Mortgage Loans which are not Specially Serviced Mortgage Loans, and (ii) with respect to all Specially Serviced Mortgage Loans on which there have been voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), the excess, if any, of aggregate Prepayment Interest Shortfalls for such Mortgage Loans over the sum of
(A) the portion of the aggregate Special Servicing Fee for the related Collection Period calculated in respect of all Specially Serviced Mortgage Loans (including REO Mortgage Loans) and (B) the aggregate Prepayment Interest Excesses for such Collection Period for all Specially Serviced Mortgage Loans (including REO Mortgage Loans).

               "NEW LEASE" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

               "NEW YORK PRESENTING OFFICE" means an office, if any, of an agent of the Trustee, the Certificate Registrar or the Paying Agent, as the Trustee, the Certificate Registrar or the Paying Agent may designate from time to time by written notice to the Depositor and the Certificateholders.

               "1933 ACT" means the Securities Act of 1933, as amended.

               "1934 ACT" means the Securities Exchange Act of 1934, as amended.

               "NONDISQUALIFICATION OPINION" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax to be imposed on any REMIC Pool or the Trust.

               "NONRECOVERABLE ADVANCE" means the portion of any Advance (including interest accrued thereon at the Advance Rate) previously made or proposed to be made by the Servicer, the Trustee or the Fiscal Agent that, in its sole discretion, exercised in good faith and, with respect to the Servicer, in accordance with the Servicing Standard, that will not or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds from any collections with respect to the related Mortgage Loan or REO Property, as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's Certificate) and (in either case) to the Special Servicer and the Paying Agent in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. In determining whether an Advance with respect to any Mortgage Loan will be recoverable, the Servicer, the Trustee or the Fiscal Agent, as applicable, shall take into account amounts that may be realized on the related Mortgaged Property in its "as is" or then current condition and occupancy. Absent bad faith or breach of the Servicing Standard, the Servicer's determination as to the recoverability of any Advance shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Fiscal Agent.

               "NON-REGISTERED CERTIFICATE" means unless and until registered under the Securities Act, any Class G, Class H, Class I, Class J, Class K, Class L, Class M or Residual Certificate.

               "NOTIONAL AMOUNT" means, as of any date of determination: (i) with respect to all of the Class X Certificates as a Class, the Class X Notional Amount as of such date of determination; and (ii) with respect to any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X Notional Amount as of such date of determination.

               "OFFICER'S CERTIFICATE" means (w) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (x) in the case of the Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (y) in the case of the Trustee or the Fiscal Agent, a certificate signed by a Responsible Officer and (z) in the case of the Paying Agent, a certificate signed by any officer assigned to the Corporate Trust Services Group of the Paying Agent, each with specific responsibilities for the matters contemplated by this Agreement.

               "OPERATING ADVISER" shall have the meaning specified in Section 9.37(a).

               "OPERATING ADVISER VOTES" shall mean the votes cast at a duly called meeting by the Holders of the Controlling Class to elect an Operating Adviser.

               "OPINION OF COUNSEL" means a written opinion of counsel addressed to the Trustee, reasonably acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the party required to deliver such opinion but who, in the good faith judgment of the Trustee, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool.

               "OWNERSHIP INTEREST" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               "P&I ADVANCE" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period was not received by the Servicer as of the related Determination Date, the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment) as to which a Balloon Payment was due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and
(iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the interest portion of any Scheduled Payment or Assumed Scheduled Payment shall be advanced at a per annum rate equal to the sum of the REMIC I Net Mortgage Rate relating to such Mortgage Loan or Mortgage Loan relating to such REO Property and the Trustee Fee Rate, such that the Scheduled Payment or Assumed Scheduled Payment to be advanced as a P&I Advance shall be net of the Servicing Fee; and provided, further, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction and the denominator of which is the Principal Balance of the Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

               "P&I ADVANCE AMOUNT" means, with respect to any Mortgage Loan or REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

               "PASS-THROUGH ENTITY" means any of (A) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (B) any partnership, trust or estate as such terms are defined in the Code or (C) any person holding a Class R-I, Class R-II or Class R-III Certificate as nominee for another person.

               "PASS-THROUGH RATE" or "PASS-THROUGH RATES" with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates, other than the X Certificates, and the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i) the REMIC I Regular Interests (other than the REMIC I Excess Interest) shall equal the REMIC I Net Mortgage Rate on the related Mortgage Loan for such Distribution Date, (ii) the REMIC II Regular Interests (other than the REMIC II Excess Interest) shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (iii) with respect to the Class A-1, Class A-2, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates, the lesser of (A) the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto and
(B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date,
(iv) the Class X Certificates, the per annum rate equal to the quotient of the Accrued Certificate Interest thereon for such Distribution Date and the Class X Notional Amount, (v) the Class B Certificates, the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date minus 0.080%, (vi) the Class C, Class D, Class E and Class F Certificates, the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date.

               "PAYING AGENT" means Norwest Bank Minnesota, National Association and its successors and assigns.

               "PAYING AGENT FEE" means the portion of the Trustee Fee payable to the Paying Agent, which equals for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Paying Agent Fee Rate applicable to such month (determined using the same methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month.

               "PAYING AGENT FEE RATE" means 0.0023% per annum.

               "PERCENTAGE INTEREST" means with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual

Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

               "PERMITTED TRANSFEREE" means any Transferee other than a Disqualified Organization that is a QIB.

               "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "PLACEMENT AGENT" means Bear, Stearns & Co. Inc.

               "PHASE I ENVIRONMENTAL REPORT" means a report prepared at the expense of the Person desiring to contribute such property, by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has had not less than five years experience in such matters which indicates such property is in compliance with applicable Environmental Laws and that there are no circumstances present at such property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean up or remediation could be required under any Federal, state or local law or regulation.

               "PLAN" has the meaning set forth in Section 3.3(d).

               "PLAN ASSET REGULATIONS" means the Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101.

               "PRELIMINARY PROSPECTUS SUPPLEMENT" has the meaning set forth in the preliminary statement hereto.

               "PREPAYMENT INTEREST EXCESS" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment (or Balloon Payment, if such Balloon Payment is made not more than 60 days after its original Maturity Date) is made after the Due Date for such Mortgage Loan through and including the last day of the Collection Period, the amount of interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made (net of the Servicing Fee or Special Servicing Fee and the Trustee Fee), to the extent collected.

               "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including payment of a Balloon Payment not more than 60 days after its original Maturity Date) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period. The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan or on such Balloon Payment for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made (net of the Servicing Fee or Special Servicing Fee and the Trustee Fee) over (B) the aggregate interest that did so accrue through the date such payment was made.

               "PREPAYMENT PREMIUM" means, with respect to any Mortgage Loan, the fixed prepayment premium set forth in the related Mortgage Loan documents and calculated as a specified percentage of the then outstanding principal balance of the related Mortgage Loan but which is not a Yield Maintenance Charge.

               "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan or the related REO Mortgage Loan outstanding as of the Cut-off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date, reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan that have been collected or received during any preceding Collection Period (excluding amounts due prior to the Cut-Off Date), other than any Scheduled Payments due in any subsequent Collection Period, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during any related Collection Period.

               "PRINCIPAL BALANCE CERTIFICATES" means, collectively, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates.

               "PRINCIPAL DISTRIBUTION AMOUNT" means, on any Distribution Date, the sum of the following amounts: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Servicer as principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

               "PRINCIPAL PREPAYMENT" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in advance of its scheduled Due Date or, in connection with a Balloon Payment, received within 60 days of the original Maturity Date in connection with such Balloon Payment, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided, that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

               "PRIVATE PLACEMENT MEMORANDUM" has the meaning set forth in the preliminary statement hereto.

               "PROPOSED DISPOSITION" means a proposed disposition of any Defaulted Mortgage Loan or the Mortgaged Property related thereto to be performed as provided in Section 9.15 or 9.17 of this Agreement.

               "PROSPECTUS" has the meaning set forth in the preliminary statement hereto.

               "PURCHASE PRICE" means, with respect to the repurchase of a Mortgage Loan or REO Property pursuant to Article II of this Agreement, a price equal to the sum of (A) 100% of the unpaid principal balance of such Mortgage Loan (or deemed principal balance, in the case of an REO Property), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase occurs, plus (C) the amount of any expenses related to such Mortgage Loan or REO Property (including any Servicing Advances, Advance Interest related to such Mortgage Loan and any Special Servicer Fees and Liquidation Fees) that are reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent.

               "PURCHASE PROCEEDS" means any cash amounts received by the Servicer in connection with: (i) the repurchase of a Mortgage Loan by a Seller pursuant to Section 2.3 or (ii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the Servicer, the Special Servicer or the holders of the Class R-I Certificates pursuant to Section 10.1(b).

               "QIB" means a "qualified institutional buyer," as defined in Rule 144A.

               "QUALIFIED BIDDER" means any Person qualified to act as successor Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person).

               "QUALIFIED INSURER" means, (i) with respect to any Mortgage Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided, and that has a claim paying ability rating no lower than two ratings categories (without regard to pluses or minuses or numerical qualifiers) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "A2" by Moody's, if rated by Moody's or if not rated by Moody's, then otherwise approved by Moody's, and "A" by DCR if rated by DCR or if not rated by DCR, then having a comparable rating from at least two other nationally recognized statistical rating organizations or otherwise approved by DCR, and (ii) with respect to an Errors and Omissions Insurance Policy or Fidelity Bond an insurance company that has a claim paying ability a rating of no lower than two ratings categories (without regard to pluses or minuses or numerical qualifiers) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "A2" by Moody's, if rated by Moody's or if not rated by Moody's, then otherwise approved by Moody's, and "A" by DCR if rated by DCR or if not rated by DCR, then having a comparable rating from at least two other nationally recognized statistical rating organizations or otherwise approved by DCR, or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained.

               "QUALIFIED MORTGAGE" means a Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury Regulations promulgated pursuant thereto.

               "QUALIFYING LEASEHOLD" means a leasehold interest in real property extending or renewable automatically for a period of at least 10 years beyond the Maturity Date of the related Mortgage Loan.

               "QUALIFYING SUBSTITUTE MORTGAGE LOAN" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the principal balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the principal balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Servicer for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original loan-to-value ratio not higher than that of the Deleted Mortgage Loan and a current loan-to-value ratio (equal to the principal balance on the date of substitution divided by its current Appraised Value) not higher than the current loan-to-value ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in its Mortgage Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; (vii) as to which the Trustee has received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; and (viii) has a Debt Service Coverage Ratio not lower than that of the Deleted Mortgage Loan as of the Cut-Off Date unless otherwise approved by the Special Servicer; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (B) the rates referred to in clauses
(ii) above and the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee, which shall deliver a copy of such certification to the Special Servicer promptly, and in any event within five Business Days following the Trustee's receipt of such certification.

               "RATING AGENCIES" means DCR and Moody's.

               "RATING AGENCY CONFIRMATION" means, with respect to any matter, confirmation in writing by each Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification (including the placement of any rated Certificate on "credit watch" or the equivalent), as applicable, of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

               "REALIZED INTEREST LOSS" means (i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (ii) of the definition thereof.

               "REALIZED LOSS" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss. Realized Losses on a Mortgage Loan are allocated first to the principal balance of, and then to interest on such Mortgage Loan.

               "REALIZED PRINCIPAL LOSS" means (i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the principal balance of the Mortgage Loan (or deemed principal balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the principal balance of the related Mortgage Loan, and (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss. Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts received with respect to the Mortgage Loans that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss.

               "RECORD DATE" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

               "RECOVERIES" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

               "REGISTERED CERTIFICATES" means, collectively, the Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates.

               "REGULATION S" means Regulation S under the 1933 Act.

               "REGULATION S CERTIFICATE" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

               "REGULATION S GLOBAL CERTIFICATES" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

               "REGULATION S PERMANENT GLOBAL CERTIFICATE" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

               "REGULATION S TEMPORARY GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

               "REHABILITATED MORTGAGE LOAN" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event or such amounts have been forgiven.

               "RELEASE DATE" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

               "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

               "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and the Distribution Account, the Insurance Policies and any REO Properties, for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

               "REMIC I INTERESTS" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

               "REMIC I NET MORTGAGE RATE" means, as to any REMIC I Regular Interest, a rate per annum equal to the Mortgage Rate for the related Mortgage Loan as of the Cut-Off Date (and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date) calculated on a 360 day year consisting of twelve 30-day months regardless of the actual terms of the related Mortgage Loan, minus the Administrative Cost Rate.

               "REMIC I REGULAR INTERESTS" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, (i) an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan; provided, however, that for purposes of this definition only REMIC I Net Mortgage Rate of such Mortgage Loan shall exclude the portion of interest consisting of Excess Interest, if any, relating thereto, and (ii) the REMIC I Excess Interest.

               "REMIC I EXCESS INTEREST" means the uncertificated interest designated as a "regular interest" in REMIC I, which shall consist of the aggregate amount of Excess Interest on all Mortgage Loans, if any.

               "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests and the REMIC I Excess Interest for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

               "REMIC II EXCESS INTEREST" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of the amounts paid or deemed to be paid to the REMIC I Excess Interest.

               "REMIC II INTERESTS" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

               "REMIC II REGULAR INTEREST A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class A-1 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST A-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the aggregate Certificate Balance of the Class A-2 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class C Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class E Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST G" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST H" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class H Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST I" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class I Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTEREST M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class M Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

               "REMIC II REGULAR INTERESTS" means, collectively, the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular

Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest L, REMIC II Regular Interest M and the REMIC II Excess Interests.

               "REMIC III CERTIFICATES" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

               "REMIC III CLASS M REGULAR INTEREST" shall mean the uncertificated interest designated as a "regular interest" in REMIC III, which shall be entitled to the principal and interest paid on the Class M Certificates as set forth in the table under REMIC III in the Preliminary Statement herein.

               "REMIC III EXCESS INTEREST" shall mean the uncertificated interest designated as a "regular interest" in REMIC III, which shall be entitled to receive the amount paid on the REMIC II Excess Interest.

               "REMIC III REGULAR INTERESTS" means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class I Certificates, Class J Certificates, Class K and Class L Certificates, REMIC III Class M Regular Interest and the REMIC III Excess Interest.

               "REMIC POOL" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.

               "REMIC PROVISIONS" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation which, as proposed, would have an effective date prior to enactment thereof and any proposed regulations.

               "REMIC REGULAR CERTIFICATES" means, collectively, the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates.

               "RENT LOSS POLICY" or "RENT LOSS INSURANCE" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

               "RENTS FROM REAL PROPERTY" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

               "REO ACCOUNT" shall have the meaning set forth in Section 9.14(a) hereof.

               "REO DISPOSITION" means the receipt by the Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

               "REO INCOME" means, with respect to any REO Property for any Collection Period, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period.

               "REO MORTGAGE LOAN" means a Mortgage Loan as to which the related Mortgaged Property is an REO Property.

               "REO PROPERTY" means a Mortgaged Property acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

               "REPORT CERTIFICATION" means a certification to be delivered by the Operating Advisor or any Certificateholder or Certificate Owner in connection with such Person's request for any report or notice pursuant to
Section 9.39(b), substantially in the form of Exhibit K hereto, establishing the status of such person as a Certificateholder or Certificate Owner and certifying that such person will agree to keep the information contained in such notice or report confidential and will not use such information to buy or sell securities in violation of the Securities Act of 1933, as amended.

               "REPORT DATE" means the third Business Day before the related Distribution Date.

               "REQUEST FOR RELEASE" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

               "REQUIRED APPRAISAL LOAN" means any Mortgage Loan as to which an Appraisal Event has occurred. A Mortgage Loan will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

               "REQUIRED INSURANCE POLICY" means with respect to any Mortgaged Property, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgaged Property, including each Standard Hazard Insurance Policy and, if applicable, flood insurance policy.

               "RESERVE ACCOUNT" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account.

               "RESIDUAL CERTIFICATES" means, with respect to REMIC I, the Class R-I Certificates, with respect to REMIC II, the Class R-II Certificates and with respect to REMIC III, the Class R-III Certificates.

               "RESPONSIBLE OFFICER" means, when used with respect to the initial Trustee or the Fiscal Agent, any officer assigned to the Asset-Backed Securities Trust Services Group, or with respect to the Paying Agent, any officer assigned to the Corporate Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, Fiscal Agent or Paying Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer.

               "REVERSE SEQUENTIAL ORDER" means sequentially to the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates.

               "REVIEW THRESHOLD" means, with respect to any Mortgage Loan, that the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance, but, in any case, at least $2.5 million.

               "RULE 144A" means Rule 144A under the 1933 Act.

               "RULE 144A-IAI GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain institutional "accredited investors" within the meaning of Rule 501(a)(1), (2),
(3) or (7) of Regulation D of the 1933 Act, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

               "SCHEDULED PAYMENT" means each scheduled payment of principal of, and interest on, a Mortgage Loan required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).

               "SCHEDULED PRINCIPAL BALANCE" means, with respect to any Mortgage Loan or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan or REO Mortgage Loan.

               "SELLER" means BSF or Wells Fargo, as the case may be.

               "SENIOR CERTIFICATES" means the Class A and Class X Certificates.

               "SERVICER" means Wells Fargo Bank, National Association and its permitted successors or assigns.

               "SERVICER ERRORS AND OMISSIONS INSURANCE POLICY" or "ERRORS AND OMISSIONS INSURANCE POLICY" means an errors and omissions insurance policy maintained by the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with Section 8.2, Section
9.2 and Section 7.17, respectively.

               "SERVICER FIDELITY BOND OR "FIDELITY BOND" means a bond or insurance policy under which the insurer agrees to indemnify the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Servicer's, Special Servicer's, the Trustee's, the Fiscal Agent's or the Paying Agent's, as the case may be, directors, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

               "SERVICER REMITTANCE DATE" means for each Distribution Date the Business Day immediately preceding such Distribution Date.

               "SERVICER REMITTANCE REPORT" means a report prepared by the Servicer and in such media as may be agreed upon by the Servicer and the Paying Agent containing such information regarding the Mortgage Loans as will permit the Paying Agent to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly Certificateholders Report to Certificateholders required to be delivered hereunder and containing such additional information as the Servicer, the Paying Agent and the Depositor may from time to time mutually agree.

               "SERVICER'S MORTGAGE FILE" means copies of mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan in the possession of the Servicer or originals of any of such documents released to the Servicer from time to time pursuant to the terms of this Agreement.

               "SERVICING ADVANCE" means any cost or expense of the Servicer, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by the Servicer, the Trustee or the Fiscal Agent, as the case may be, to protect and preserve the security for such Mortgage Loan. "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses.

               "SERVICING FEE" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c).

               "SERVICING FEE RATE" means, with respect to each Mortgage Loan (including any Mortgage Loan relating to an REO Property), 0.05% per annum (including any rate of Sub-Servicing Fee).

               "SERVICING OFFICER" means any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Servicer and signed by an officer of the Servicer, as such list may from time to time be amended.

               "SERVICING STANDARD" means, with respect to the Servicer and the Special Servicer the higher of the following standards of care:

               (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; or

               (b) the care, skill, prudence and diligence the Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the mortgage loans;

but without regard to: any relationship that the Servicer or Special Servicer or any Affiliate of the Servicer or Special Servicer may have with the related Mortgagor; the ownership of any Certificate by the Servicer or Special Servicer or any Affiliate; the ownership of any Junior Indebtedness by the Servicer or Special Servicer or any Affiliate with respect to the Mortgaged Property securing any Mortgage Loan; the Servicer or Special Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; the servicing of the Mortgage Loans that are not Specially Serviced Mortgage Loans by the Servicer; and the Servicer's obligation to make Advances and Servicing Advances as specified herein or the Servicer's obligation to repurchase any Mortgage Loan under the Mortgage Loan Purchase Agreement I.

               "SERVICING TRANSFER EVENT" means the occurrence of any of the following events: (i) any Mortgage Loan as to which a Balloon Payment is past due, and the Servicer has determined, in its good faith reasonable judgment, that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the due date such payment was due; (ii) any Mortgage Loan as to which, to the Servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days; (iii) any Mortgage Loan as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan as to which the Servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which in the good faith reasonable judgment of the Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan as to which, in the good faith reasonable judgment of the Servicer, a default has occurred or in the judgment of the Servicer is imminent or is likely to occur within 60 days.

               "SINGLE-PURPOSE ENTITY" means a Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning and operating Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

               "SPECIAL SERVICER" means GMAC Commercial Mortgage Corporation or any successor Special Servicer as herein provided.

               "SPECIAL SERVICER COMPENSATION" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement, including without limitation, assumption fees as provided under Section 9.5 and 9.11 herein.

               "SPECIAL SERVICER MONTHLY REPORTS" mean the reports substantially in the form of Exhibit O attached hereto.

               "SPECIAL SERVICER REMITTANCE DATE" means the Business Day preceding each Determination Date.

               "SPECIAL SERVICING FEE" means, for each calendar month, as to each Mortgage Loan which is a Specially Serviced Mortgage Loan, the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest as set forth in Section 9.11.

               "SPECIAL SERVICING FEE RATE" means 0.25% per annum.

               "SPECIAL SERVICING OFFICER" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Paying Agent and the Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

               "SPECIALLY SERVICED MORTGAGE LOAN" means, as of any date of determination, any Mortgage Loan with respect to which the Servicer has notified the Special Servicer, the


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

Paying Agent and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan has become a Rehabilitated Mortgage Loan with respect to such Servicing Transfer Event, unless and until the Servicer notifies the Special Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan exists or occurs.

               "STANDARD HAZARD INSURANCE POLICY" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

               "SUB-SERVICER" shall have the meaning set forth in Section 8.4.

               "SUB-SERVICING FEE" means with respect to each Mortgage Loan (including Mortgage Loans relating to REO Properties) the monthly fee payable to the applicable Sub-Servicer based on the per annum rate specified on the Mortgage Loan Schedule.

               "SUBORDINATE CERTIFICATES" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates.

               "TAX MATTERS PERSON" means the person designated as the "tax matters person" of the REMIC Pool pursuant to Treasury Regulation Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T.

               "TERMINATION PRICE" shall have the meaning set forth in Section 10.1(b) herein.

               "TITLE INSURANCE POLICY" means a title insurance policy maintained with respect to a Mortgage Loan issued on the date of origination of the related Mortgage Loan.

               "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

               "TRANSFEREE" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

               "TRANSFEROR" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

               "TRUST" means the trust created pursuant to this Agreement, the assets which consist of all the assets of REMIC I (including the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof), REMIC II and REMIC III.

               "TRUSTEE" means LaSalle Bank National Association, as Trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then Trustee shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section
7.9 hereof), as the case may be.

               "TRUSTEE FEE" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each Mortgage Loan immediately before the Due Date occurring in such month, provided that a portion of the Trustee Fee shall be applied to pay the Paying Agent Fee.

               "TRUSTEE FEE RATE" means 0.0030% per annum (of which 0.0023% per annum constitutes the Paying Agent Fee Rate).

               "TRUSTEE MORTGAGE FILE" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on behalf of the Trust, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

               "UNDERWRITER" means each of Bear Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Norwest Investment Services, Inc. or their respective successors in interest.

               "UNITED STATES PERSON" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person and has sole or shared investment discretion with respect to its assets),
(v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business,
(B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the 1933 Act and any other similar international organizations, and their agencies, affiliates and pension plans.

               "UNPAID INTEREST" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate other than unpaid interest relating to Net Aggregate Prepayment Interest Shortfalls.

               "USAP" shall have the meaning set forth in Section 8.13.

               "WEIGHTED AVERAGE REMIC I NET MORTGAGE RATE" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balances as of the close of business on the preceding Distribution Date.

               "WELLS FARGO" has the meaning assigned in the Preliminary Statement hereof.

               "WELLS FARGO LOANS" means, collectively those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

               "WORK-OUT FEE" means a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

               "YIELD MAINTENANCE CHARGE": With respect to any Mortgage Loan, the yield maintenance charge calculated pursuant to a formula set forth in the related Mortgage Note intended to result in a payment to the lender of an amount which is generally equal to the present value of the remaining interest payments that would have become due had such prepayment not occurred to the extent such interest payments would have accrued at a rate in excess of the specified Yield Rate.

               "YIELD RATE": With respect to any Mortgage Loan that provides for the payment of a Yield Maintenance Charge in connection with a Principal Prepayment, a discount rate specified in the related Mortgage Note used to determine such Yield Maintenance Charge generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury securities with constant maturities whose maturity dates (one longer and one shorter) most nearly approximate the Maturity Date of such Mortgage Loan. If Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Yield Rate.

               SECTION 1.2 CALCULATIONS RESPECTING MORTGAGE LOANS. Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan


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

shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Servicer on such Mortgage Loans and payments to be made to the Paying Agent as supplied to the Paying Agent by the Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the Servicer of such error.

               SECTION 1.3 CALCULATIONS RESPECTING ACCRUED INTEREST. Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

               SECTION 1.4 INTERPRETATION.

               (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholder Report, Special Servicer Remittance Date, Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

               (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

               (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

               (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

               (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

               (f) The word "including" when used in this Agreement shall mean, "including, without limitation."

               SECTION 1.5 ARD LOANS. Notwithstanding any provision of this Agreement;

               (a) For each ARD Loan, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction Amount," "Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized Loss."

               (b) Excess Interest shall constitute an asset of the Trust.

               (c) Neither the Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of the Servicer and the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Excess Interest thereon.

               (d) Liquidation Fees shall not be deemed to be earned on Additional Interest.

               (e) With respect to such ARD Loan after its Anticipated Repayment Date, the Servicer or the Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with Section 8.18 and
Section 9.5 hereof all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Servicer's or the Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with Section 8.18 and Section 9.5 hereof. The Servicer or the Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

               SECTION 2.1 CONVEYANCE OF MORTGAGE LOANS.

               (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule,
(ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned pursuant to Sections 14 or 15 thereof as applicable,
(iii) the Initial Deposit and (iv) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from the Cut-off Date.

               (b) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." The Depositor hereby represents that each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Custodian (or the Trustee if there is no Custodian) the remaining documents constituting the Mortgage File for each Mortgage Loan within 30 days following the Closing Date. None of the Trustee, the Fiscal Agent, the Paying Agent, any Custodian, the Servicer or the Special Servicer shall be liable for any failure by either Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

               (c) Each Seller under the applicable Mortgage Loan Purchase Agreement shall, at its own expense, as to each Mortgage Loan, promptly (and in any event within 45 days following the receipt thereof) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iii), (v), (vii) and (xi) of the definition of "Mortgage File." As provided in the applicable Mortgage Loan Purchase Agreement, each such assignment shall reflect that it should be returned by the public recording office to the Custodian (or the Trustee if there is no Custodian) on behalf of the Certificateholders following recording or filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the applicable Seller shall obtain therefrom at its own expense a certified copy of the recorded original. As provided in the applicable Mortgage Loan Purchase Agreement, the applicable Seller shall forward copies thereof to the Trustee, the Servicer and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Servicer shall direct each Seller pursuant to the applicable Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Servicer shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

               (d) All relevant servicing documents and records in the possession of the Depositor or the Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Servicer or Custodian on or before the Closing Date and shall be held by the Servicer or Custodian (or the Trustee if there is no Custodian), as the case may be, in trust for the benefit of the Certificateholders. The Depositor shall deliver or cause the related Seller to deliver to the Special Servicer a copy of each Mortgage File to the extent that
(i) such copy has not previously been delivered to the Special Servicer and (ii) the Special Servicer requests (in writing) such copy within 180 days following the Closing Date. The Depositor shall deliver or cause the related Seller to deliver such copy within a reasonable period following such request by the Special Servicer.

               (e) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall deliver to the Custodian (or, if there is no Custodian, the Trustee) on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date as are set forth on Exhibits R-1 and R-2 hereto.

               (f) Concurrently herewith, the Depositor has acquired the BSF Loans from BSF and the Wells Fargo Loans from Wells Fargo. The Depositor has directed Wells Fargo to deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Wells Fargo Loans to the Custodian, with the Trustee, on behalf of the Certificateholders, inserted in the endorsement in blank executed by Wells Fargo, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor has directed BSF to deliver the original Mortgage Notes relating to the BSF Loans to the Custodian, with the Trustee, on behalf of the Certificateholders, inserted in the endorsement in blank executed by BSF, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, Wells Fargo and BSF, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of UCC financing statements naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the Wells Fargo Loans shall be deemed to have been transferred from Wells Fargo to the Depositor, the BSF Loans shall be deemed to have been transferred from BSF to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

               SECTION 2.2 ACCEPTANCE BY TRUSTEE. The Trustee or the Custodian on the Trustee's behalf, will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests and (iii) the REMIC II Regular Interests, in each case, in trust for the use and benefit of all present and future Certificateholders.

               Upon execution and delivery of this Agreement in respect of the Initial Certification, and within 75 days after the execution and delivery of this Agreement in respect of the Final Certification, the Custodian (or the Trustee if there is no Custodian) on the Certificateholders' behalf, shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Servicer and the Special Servicer a certification (the "Initial Certification" and the "Final Certification", respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto) (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such document has been reviewed by it and has not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iii) and (ix) of the definition of Mortgage File required to be included in the Mortgage File, and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent known by a Responsible Officer of the Custodian (or, if there is no Custodian, the Trustee) to be required pursuant to this Agreement, are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage, the street address of the Mortgaged Property and the name of the borrower set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed and each Assignment of Mortgage has been delivered as provided in clause (i) and clause
(iii), respectively, of the definition of Mortgage File. The Custodian (or, if there is no Custodian, the Trustee), shall deliver to the Servicer, the Special Servicer and each Seller (as to its respective Mortgage Loans only), a copy of such Final Certification.

               Within 360 days after the Cut-Off Date, the Custodian (or the Trustee if there is no Custodian) shall provide a confirmation of receipt of recorded assignments of Mortgage to the Servicer, the Special Servicer and each Seller, and if any recorded assignment of Mortgage has not been received by the Custodian (or the Trustee if there is no Custodian) on the Certificateholders' behalf, by such time, the Custodian (or, if there is no Custodian, the Trustee) shall provide information in such confirmation on the status of missing assignments. In giving the certifications required above, the Custodian (or, if there is no Custodian, the Trustee) shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, Security Agreement, Subordination Agreement, environmental report, environmental indemnification agreement, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

               If, in the course of such review, the Custodian (or the Trustee if there is no Custodian) finds any document constituting a part of a Trustee Mortgage File which does not meet the requirements of clauses (A) through (D) in the second preceding paragraph, the Custodian (or the Trustee if there is no Custodian) shall promptly notify the applicable Seller, the Servicer, the Special Servicer, the Trustee, the Operating Advisor, and the Depositor in writing and the Servicer shall, and the Special Servicer may, request such Seller to correct or cure such defect in the manner and within the period or periods set forth in the applicable Mortgage Loan Purchase Agreement and absent such correction or cure, and, in the case of a defect which results from a failure to meet one or more requirements of clauses (A) through (C) in the preceding paragraph, such defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Trustee in the related Mortgage Loan (in the good faith judgment of the Servicer or the Trustee), or in any event in the case of a defect under (D), the Trustee shall, and the Special Servicer may, request the applicable Seller to either (i) substitute for the related

Mortgage Loan, without recourse, a Qualifying Substitute Mortgage Loan or Loans, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3; or (ii) purchase such Mortgage Loan from the Trust at the Purchase Price therefor in accordance with the related Mortgage Loan Purchase Agreement. Although the Seller shall be required to perform the action described in either clause (i) or clause (ii) of the preceding sentence, the Seller shall have the right in its sole discretion to elect which of such actions it will take in complying with such request. The Purchase Price for any such Mortgage Loan shall be paid to the Servicer and deposited by the Servicer in the Certificate Account. Upon receipt by the Custodian (or the Trustee if there is no Custodian) of written notification of deposit of the Purchase Price or other amount required of the applicable Seller, signed by a Servicing Officer of the Servicer (which notification shall include a statement as to the accuracy of the calculation of the Purchase Price or other required deposit), the Custodian (or the Trustee if there is no Custodian) shall release the related Trustee Mortgage File to the applicable Seller and the Trustee and the Depositor shall execute and deliver such instruments of transfer or assignment in the forms presented to it, in each case without recourse, representation or warranty as shall be necessary to vest in such Seller, or its designee, title (to the extent that such title was transferred to the Depositor or the Trustee) to any Mortgage Loan released pursuant hereto.

               The Custodian (or the Trustee or any of its authorized agents if there is no Custodian), shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

               SECTION 2.3 SELLERS' REPURCHASE OF MORTGAGE LOANS FOR DOCUMENT DEFECTS AND BREACHES OF REPRESENTATIONS AND WARRANTIES.

               (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgage Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect (a "Document Defect") or breach (a "Breach") materially and adversely affects the interests of the holders of the Certificates, such party shall give prompt written notice to the other parties hereto and to each Rating Agency. Promptly upon becoming aware of any such Document Defect or Breach, the Servicer shall, and the Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Document Defect or Breach, cure such Document Defect or Breach, as the case may be, in all material respects; provided, however, that if such Document Defect or Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days.

               If any such Document Defect or Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller will be obligated, not later than the last day of such permitted cure period, if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), to (i) repurchase the affected Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) at the Seller's option, replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Document Defect or Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code), then notwithstanding the previous sentence, repurchase must occur within 90 days from the date the Seller was notified of the defect and substitution must occur within the sooner of (i) 90 days from the date the Seller was notified of the defect or (ii) two years from the Closing Date.

               Any of the following Document Defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in, or the value of, a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and the certificate states that the original signed Mortgage was sent for recordation within the previous 180 days; or (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File. If any of the foregoing Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a), the Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the related Mortgage Loan Seller for the cure of the Document Defect or repurchase or replacement of the related Mortgage Loan.

               As to any Qualifying Substitute Mortgage Loan or Loans, the Servicer shall cause the related Seller to deliver to the Custodian (or the Trustee if there is no Custodian) for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by Servicer and remitted by the Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

               The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee, the Custodian, the Paying Agent and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Custodian (or the Trustee if there is no Custodian) shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

               In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the Servicer of such event which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall.

               If the affected Mortgage Loan is to be repurchased, the Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment to issue a Title Insurance Policy in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Document Defect with respect to any Mortgage File if such actual Title Insurance Policy is delivered to the Custodian (or the Trustee if there is no Custodian) not later than the 180th day following the Closing Date.

               (b) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Custodian, the Servicer and the Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Custodian (or the Trustee if there is no Custodian) shall be conditioned upon its receipt from the Servicer of a Request for Release. The Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Servicer to do so. The Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Servicer.

               (c) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach. The parties hereunder understand that (i) Wells Fargo, as Seller under the Mortgage Loan Purchase Agreement II, will be providing the remedies with respect to the Wells Fargo Loans, and (ii) BSF, as Seller under the Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the BSF Loans.

               SECTION 2.4 REPRESENTATIONS AND WARRANTIES. The Depositor hereby represents and warrants to the Servicer, the Special Servicer, the Trustee (in its capacity as Trustee of the Trust), the Fiscal Agent and the Paying Agent as of the Closing Date that:

               (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

               (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

               (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

               (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

               (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

               (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

               SECTION 2.5 CONVEYANCE OF INTERESTS. Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to
(i) the REMIC I Regular Interests in exchange for the REMIC II Interests and
(ii) the REMIC II Regular Interests in exchange for the REMIC III Certificates.

                                  ARTICLE III

                                THE CERTIFICATES

               SECTION 3.1 THE CERTIFICATES.

               (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-17 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

               The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

               (b) The Class A Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will be issuable in denominations of $100,000 initial Certificate Balance or in any whole dollar denomination in excess thereof. The Class X Certificates shall be issuable in denominations of $1,000,000 initial Notional Amount or in any whole dollar denomination in excess thereof. The Class R-I, Class R-II and Class R-III Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof.

               (c) Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof.

               SECTION 3.2 REGISTRATION. The Paying Agent shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Trustee or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

               SECTION 3.3 TRANSFER AND EXCHANGE OF CERTIFICATES.

               (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar (which shall be located, as of the Closing Date, at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113), duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

               (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

               (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws, as evidenced by delivery of the documentation required by the next sentence. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer and either:
(i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the

Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. If a holder of a Definitive Certificate proposes to transfer such Certificate to a person who wishes to take delivery thereof in book-entry form, the Certificate Registrar will register such transfer (and appropriately instruct the Depository) only upon delivery of the documentation described in the second sentence of this paragraph.

               Unless the Certificate Registrar is notified by the Depository that in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four rating categories by a nationally recognized statistical rating organization to an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate, and the Certificate Registrar shall register such transfer only upon compliance with the provisions of the preceding paragraph.

               None of the Depositor, the Fiscal Agent, the Trustee, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

               (d) No transfer of a Subordinate or Residual Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Subordinate Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Subordinate or Residual Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or subject the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Subordinate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of

Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinate Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60.

               (e) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                             (A) Each Person holding or acquiring any Ownership
               Interest in a Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                             (B) In connection with any proposed Transfer of any
               Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this
               Section 3.3(e) and agrees to be bound by them.

                             (C) Notwithstanding the delivery of a Transfer
               Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                             (D) Each Person holding or acquiring an Ownership
               Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the

               Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

                             (E) Each Person holding or acquiring an Ownership
               Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder", by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon acquiring such Ownership Interest in a Residual Certificate.

                             (F) If any purported Transferee shall become a
               Holder of a Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
               Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Certificate Registrar or the Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                             (G) If any purported Transferee shall become a
               Holder of a Residual Certificate in violation of the restrictions in this Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (ii)(F) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (ii)(G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.


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

The Servicer, on behalf of the Paying Agent, shall make available, upon written request from the Paying Agent, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Servicer and the Paying Agent for providing such information.

The provisions of this Section 3.3(e) set forth prior to this subsection (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Certificate Registrar, the Servicer and the Depositor the following:

                             (A) written notification from each Rating Agency to
               the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                             (B) an Opinion of Counsel, in form and substance
               satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

               (f) None of the Servicer, the Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this
Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of


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

applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

               (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

               (h) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer and the Depositor of each transfer of a Certificate and, upon written request, provide each such Person with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

               (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

               SECTION 3.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If
(A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               SECTION 3.5 PERSONS DEEMED OWNERS. Prior to presentation of a Certificate for registration of transfer, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Operating Adviser, the Paying Agent and any agent of the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Paying Agent or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Paying Agent, the Operating Adviser nor any agent of the Servicer, the Special


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

Servicer, the Fiscal Agent, the Trustee, the Paying Agent or the Operating Adviser shall be affected by any notice to the contrary.

               SECTION 3.6 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, the Servicer, the Special Servicer, the Operating Adviser, the Paying Agent or the Depositor (A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Servicer, the Special Servicer, the Depositor, the Paying Agent or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

               SECTION 3.7 BOOK-ENTRY CERTIFICATES.

               (a) Notwithstanding the foregoing, the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor; provided that, if any Class G, Class H, Class I, Class J, Class K, Class L or Class M is no longer accepted for trading through the PORTAL System, and therefore is no longer accepted for settlement through the Depository, such Certificates shall thereafter be issued and held in definitive form, substantially in the forms and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. The Class R-I, Class R-II and Class R-III Certificates will each be issuable in one or more registered, definitive physical certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section
3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

                      (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

                      (ii) the Depositor, the Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;


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

               (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
Section 3.7 shall control with respect to each such Class; and

               (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

               (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

               (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or to Institutional Accredited Investors shall be represented by the Rule 144A-IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Certificates evidenced by any Rule 144A-IAI Global Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

               (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or CEDEL; provided, however, that such interests may be exchanged for interests in the Rule 144A-IAI Global Certificate for such Class in accordance with the certification requirements described in Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

               On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or CEDEL (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or CEDEL with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or CEDEL, as applicable, thereof). Euroclear or CEDEL, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or CEDEL with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A-IAI Global Certificate for such Class as described in Section 3.7(f).

               (e) Except in the limited circumstances described below in
Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

               So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and CEDEL).

               (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or CEDEL, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A-IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A-IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or CEDEL, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

               SECTION 3.8 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

               SECTION 3.9 DEFINITIVE CERTIFICATES.

               (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Depository notifies the Depositor and the Certificate Registrar in writing that the Depository is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or (iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Depository through the Participants in writing (and the Depository so advises the Depositor, the Certificate Registrar and the Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided, that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Depository and request the Depository to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Certificate Registrar, the Paying Agent or the Fiscal Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar, the Trustee and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

               (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

               P&I Advances and Servicing Advances shall be made by the Servicer and, if the Servicer does not make such Advances, by the Trustee, and if the Trustee does not make such Advances, by the Fiscal Agent except to the extent that the Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

               SECTION 4.1 P&I ADVANCES BY SERVICER.

               (a) On or prior to the Advance Report Date, the Servicer shall notify the Trustee and the Paying Agent if the P&I Advance Amount for such Distribution Date is greater than zero, and the Servicer shall make a P&I Advance of such amount no later than the Servicer Remittance Date. It is understood that the obligation of the Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the Servicer shall not be required to make such P&I Advance, if the Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance. Such determination shall be


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

conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Special Servicer shall not be required to make P&I Advances under this Agreement.

               (b) If the Servicer determines that there is a P&I Advance Amount for a Distribution Date, the Servicer shall on the Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in the Certificate Account for future distribution or withdrawal and so used shall be replaced by the Servicer from its own funds by deposit in the Certificate Account on or before any future Servicer Remittance Date to the extent that funds in the Certificate Account on such Servicer Remittance Date shall be less than payments to the Trustee or other Persons required to be made on such date.

               SECTION 4.2 SERVICING ADVANCES. The Servicer and, if the Servicer does not, the Trustee to the extent the Trustee receives notice from the Paying Agent that such advance has not been made by the Servicer, and if the Trustee does not, the Fiscal Agent shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. Such determination by the Servicer shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Special Servicer shall not be required to make Servicing Advances under this Agreement. Promptly after discovering that the Servicer has failed to make a Servicing Advance, the Paying Agent shall notify the Trustee in writing of the failure by the Servicer to make such Servicing Advance.

               SECTION 4.3 ADVANCES BY THE TRUSTEE AND THE FISCAL AGENT.

               (a) To the extent that the Servicer fails to make a P&I Advance by the Servicer Remittance Date (other than a P&I Advance that the Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such advance has not been made by the Servicer on the Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee is required hereunder to make P&I Advances, it shall deposit the amount thereof in the Distribution Account by 1:00 p.m. (New York City time) on such Distribution Date. The Paying Agent shall notify the Trustee as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the Servicer has failed to make a P&I Advance.

               (b) To the extent that the Trustee fails to make a P&I Advance required to be made by the Trustee hereunder on the Distribution Date (other than a P&I Advance that the Servicer or the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent will advance such P&I Advance unless the Fiscal Agent determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Fiscal Agent is required hereunder to make P&I Advances, it shall deposit the amount thereof in the Distribution Account by 1:00 p.m. (New York City time) on each such Distribution Date.

               (c) To the extent that the Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives written notice thereof from any party hereto, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

               (d) To the extent that the Trustee fails to make a Servicing Advance required to be made by the Trustee hereunder by the later of (i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has received notice pursuant to subsection (c) above, that such Servicing Advance has not been made by the Servicer (other than a Servicing Advance that the Servicer or the Trustee has determined to be a Nonrecoverable Advance), the Fiscal Agent will advance such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

               The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance at or before the time when the Trustee was required to make such Advance.

               SECTION 4.4 EVIDENCE OF NONRECOVERABILITY. If the Servicer determines at any time, in its sole discretion, exercised in good faith, that any Advance previously made or proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Paying Agent, and the Special Servicer by the Business Day prior to the Distribution Date. Such Officer's Certificates shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any appraisals performed in accordance with MAI standards within the last 12 months on the Mortgaged Property, and, if such reports are used by the Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent, as applicable, determines at any time that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent, as applicable, is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal Agent, as applicable, delivered to the Depositor, the Servicer, the Paying Agent and the Special Servicer similar to the Officer's Certificate of the Servicer described in the prior sentence. The Trustee and the Fiscal Agent shall not be required to make an Advance that the Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Servicer, the Trustee or the Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith judgment that such Advance or such payment (including interest accrued thereon at the Advance
Rate) would be a Nonrecoverable Advance. The Servicer's determination in accordance with the above provisions shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders.

               SECTION 4.5 INTEREST ON ADVANCES; CALCULATION OF OUTSTANDING ADVANCES WITH RESPECT TO A MORTGAGE LOAN. Any unreimbursed Advance funded from the Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from the date such Advance was made until the date on which such Advance has been reimbursed. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. Except with respect to Specially Serviced Mortgage Loans, the Servicer shall attempt to collect (but shall have no obligation to collect) Late Fees in an amount sufficient to pay Advance Interest from the Mortgagor. The Servicer shall be entitled to retain Late Fees paid by any Mortgagor with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees) as additional servicing compensation to the extent such Late Fees exceed Advance Interest. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any related Late Fees outstanding and unpaid Advance Interest to the Servicer, the Trustee or the Fiscal Agent, as applicable, and
(ii) retain any remaining portion of such Late Fees as additional Special Servicer Compensation.

               SECTION 4.6 REIMBURSEMENT OF ADVANCES AND ADVANCE INTEREST.

               (a) Advances made with respect to each Mortgage Loan or Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances pursuant to Sections 5.2 collected in any Collection Period with respect to Mortgage Loans or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

               (b) To the extent that Advances have been made on Mortgage Loans, Specially Serviced Mortgage Loans or REO Property, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Fiscal Agent for any Advances outstanding to the Fiscal Agent with respect to any of such Mortgage Loans or Specially Serviced Mortgage Loans or REO Property, plus any Advance Interest owed to the Fiscal Agent with respect to such Advances and then (ii) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans or Specially Serviced Mortgage Loans or REO Property, plus any Advance Interest owed to the Trustee with respect to such Advances and then (iii) the Servicer for any Advances outstanding to the Servicer with respect to any of such Mortgage Loans, plus any Advance Interest owed to the Servicer with respect to such Advances. To the extent that any Advance Interest payable to the Servicer, the Trustee or the Fiscal Agent with respect to a Specially Serviced Mortgage Loan or REO Property cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be treated as a Servicing Advance and shall be payable to the Fiscal Agent, the Trustee or the Servicer, as the case may be, from amounts on deposit in the Certificate Account or the Distribution Account pursuant to
Section 5.2(a) or Section 5.3(b)(ii). The Servicer's, the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances shall be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or REO Properties.



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               (c) Amounts applied to reimburse Advances shall first be applied to reduce Advance Interest thereon and then to reduce the outstanding amount of such Advances.

               (d) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Servicer shall reimburse the Special Servicer for such expenditures within 30 days after receiving an invoice and a report from the Special Servicer, subject to Section 4.4. With respect to each Collection Period, the Special Servicer shall deliver such invoice and report to the Servicer by the following Determination Date. All such amounts reimbursed by the Servicer shall be a Servicing Advance. In the event that the Servicer defaults under its obligation to reimburse the Special Servicer hereunder or the Servicer determines that such Servicing Advance, if made, would be a Nonrecoverable Advance, the Special Servicer shall notify the Servicer and the Paying Agent in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this Section 4.6(d) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(d).

               SECTION 4.7 FISCAL AGENT TERMINATION EVENT. "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

                      (i) Any failure by the Fiscal Agent to remit to the Trustee when due any required Advances; or

                      (ii) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                      (iii) The Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or relating to all or substantially all of its property; or

                      (iv) The Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                      (v) Any Rating Agency shall indicate its intent to reduce, qualify or withdraw, as applicable, the outstanding rating of any Class of Certificates because the


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        prospective financial condition or capacity to make Advances of the
        Fiscal Agent is insufficient to maintain such rating; or

                      (vi) The long-term unsecured debt of the Fiscal Agent is rated below "Aa2" by Moody's.

               SECTION 4.8 PROCEDURE UPON TERMINATION EVENT.

               (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent, if necessary, shall be appointed by the Trustee, with the consent of the Depositor; provided that Rating Agency Confirmation is obtained with respect to the appointment of such successor Fiscal Agent, and in no event shall the termination of the Fiscal Agent be effective until Rating Agency Confirmation shall have been obtained with respect to a successor fiscal agent. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

               (b) Notwithstanding the termination of its activities as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.6 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective. The Fiscal Agent shall be reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Certificate Account.

               SECTION 4.9 MERGER OR CONSOLIDATION OF FISCAL AGENT. Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that (i) the successor to the Fiscal Agent or resulting Person shall have a net worth of not less than $100,000,000, (ii) such successor or resulting Person shall be satisfactory to the Trustee, (iii) such successor or resulting Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, (iv) the Rating Agencies shall be given prior written notice of the identity of the proposed successor or resulting Person and the Rating Agencies shall have provided Rating Agency Confirmation, and (v) the Fiscal Agent shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel acceptable to the Trustee (which opinion shall be at the expense of the Fiscal Agent) stating that all conditions precedent to such action under this Section 4.9 have been completed and such action is permitted by and complies with the terms of this Section 4.9.

               SECTION 4.10 LIMITATION ON LIABILITY OF THE FISCAL AGENT AND OTHERS. Neither the Fiscal Agent nor any of the directors, officers, employees, agents or Controlling Persons of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the


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Trustee for any action taken or for refraining from the taking of any action in good faith, and using reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Fiscal Agent or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Fiscal Agent shall be entitled to be reimbursed therefor as Servicing Advances as provided by this Agreement. The provisions of this Section 4.10 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

               SECTION 4.11 INDEMNIFICATION OF FISCAL AGENT. The Fiscal Agent and each of its directors, officers, employees, agents and Controlling Persons shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement other than any loss, liability or expense incurred by reason of the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Depositor shall indemnify and hold harmless the Fiscal Agent, its directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Fiscal Agent, its directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or in the Preliminary Prospectus Supplement and Final Prospectus Supplement or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Fiscal Agent, its directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Fiscal Agent or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Fiscal Agent shall immediately notify the Depositor, the Servicer, the Paying Agent and the Trustee if a claim is made by a third party with respect to this Section 4.11 entitling the Fiscal Agent, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 4.11, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Fiscal Agent.



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                                   ARTICLE V

                           ADMINISTRATION OF THE TRUST

               SECTION 5.1 COLLECTIONS.

               (a) On or prior to the Closing Date, the Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Wells Fargo Bank, National Association, as Servicer for LaSalle Bank National Association, as Trustee for the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2" (the "Certificate Account"). On or prior to the Closing Date, the Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "Wells Fargo Bank, National Association, as Servicer for LaSalle Bank National Association, as Trustee for the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2" (the "Interest Reserve Account").

               (b) On or prior to the date the Servicer shall first deposit funds in a Certificate Account or the Interest Reserve Account, as the case may be, the Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Servicer shall take such actions as are necessary to cause the depository institution holding the Certificate Account and the Interest Reserve Account to hold such account in the name of the Servicer as provided in Section 5.1(a), subject to the Servicer's (or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

               (c) The Servicer shall deposit, or cause to be deposited, into the Certificate Account on the Business Day following receipt (or, in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Servicer by the Special Servicer from an REO Account pursuant to Section 9.14 or as Compensating Interest pursuant to Section 9.11), other than in respect of interest and principal on the Mortgage Loans due on or before the Cut-Off Date which shall be remitted to the Depositor (provided that the Servicer may retain amounts otherwise payable to the Servicer as provided in Section 5.2(a) rather than deposit them into the Certificate Account):

               (A) Principal: all payments on account of principal, including Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof on the Mortgage Loans;

               (B) Interest: subject to subsection (d) hereof, all payments on account of interest, including Compensating Interest paid by the Special Servicer pursuant to Section 9.11, (minus any portion of any such payment that is allocable to the period prior to the Cut-Off Date which shall be remitted to the Depositor and excluding Interest Reserve Amounts to be deposited in the Interest Reserve Account pursuant to Section 5.1(d) below);


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               (C) Liquidation Proceeds: all Liquidation Proceeds with respect to the Mortgage Loans;

               (D) Insurance Proceeds: all insurance proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Servicer into an Escrow Account and not deposited in the Certificate Account;

               (E) Condemnation Proceeds: all condemnation proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Servicer into an Escrow Account and not deposited in the Certificate Account;

               (F) REO Income: all REO Income received from the Special
               Servicer;

               (G) Investment Losses: any amounts required to be deposited by the Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account;

               (H) Advances: all P&I Advances unless made directly to the Distribution Account; and

               (I) Other: all other amounts, including Prepayment Premiums and Yield Maintenance Charges, required to deposited in the Certificate Account pursuant to this Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by a Seller or substitution shortfall amounts (as described in the fifth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans.

               Remittances from any REO Account to the Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

               (d) The Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the Interest Reserve Account in respect of each Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

               (e) Funds in the Certificate Account and Interest Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Servicer in Eligible Investments selected by the Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Servicer Remittance Date, and any such


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Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2." None of the Depositor, the Mortgagors, the Paying Agent, the Trustee or the Fiscal Agent shall be liable for any loss incurred on such Eligible Investments.

               An amount equal to all income and gain realized from any such investment shall be paid to the Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) deposited in the Certificate Account or Interest Reserve Account, as the case may be, out of its own funds immediately as realized. If the Servicer deposits in any Certificate Account or Interest Reserve Account, as the case may be, any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account or Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

               (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Servicer shall have deposited in the Certificate Account and Interest Reserve Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Servicer as additional servicing compensation) the Servicer shall have the sole right to enforce such payment or performance.

               (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The Servicer shall deal with these amounts in accordance with the Servicing Standard and the terms of the related Mortgage Loans.

               SECTION 5.2 APPLICATION OF FUNDS IN THE CERTIFICATE ACCOUNT AND INTEREST RESERVE ACCOUNT.

               (a) The Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer on the related Servicer Remittance Date in immediately available funds to the account specified in this Section or otherwise (w) to such account as it shall determine from time to time of amounts payable to the Servicer from the Certificate Account pursuant to clauses (i), (ii), (iii), (iv), (vi), (viii) and (ix) below; (x) to the account specified in writing by the Paying Agent and the Trustee, as applicable, from time to time of amounts payable to the Paying Agent and the Trustee from the Certificate Account pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and
(xiii) below; and (y) to the Special Servicer from time to time of amounts payable to the Special Servicer from such Certificate Account pursuant to


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clauses (i), (iv), (vi), and (vii) below of the following amounts, from the amounts specified for the following purposes:

               (i) Fees: the Servicer shall pay (A) to itself Late Fees (in excess of Advance Interest) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans, Modification Fees relating to Mortgage Loans which are not Specially Serviced Mortgage Loans as provided in Section 8.18, 50% of any assumption fees payable under Section 8.7(a), 100% of any extension fees payable under
               Section 8.10 or other fees payable to the Servicer hereunder and
               (B) directly to the Special Servicer, 50% of any assumption fees as provided in Section 8.7(a), 100% of any assumption fees as provided in Section 8.7(b), all assumption fees relating to Specially Serviced Mortgage Loans and Late Fees (in excess of Advance Interest which the Servicer shall retain), Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case from funds paid by the applicable Mortgagor to the extent provided for herein;

               (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): to apply, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Advance is a Nonrecoverable Advance, payments made by the Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds or (y) after a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property), to reimburse the Fiscal Agent, the Trustee and itself, in that order, as provided in, and subject to, Article IV hereof, for any Servicing Advances (and Advance Interest thereon) made with respect to a Mortgage Loan or REO Property and not previously reimbursed;

               (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): to apply pursuant to Section 4.6,
               (x) prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, payments made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds or (y) after a Final Recovery Determination or determination in accordance with Section 4.4 that any Advance is a Nonrecoverable Advance, for any Mortgage Loan, any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property), to reimburse the Fiscal Agent, the Trustee and itself, in that order, in accordance with Article IV hereof, for any P&I Advances (and Advance


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

               Interest thereon) previously made by it with respect to the related Mortgage Loan or REO Property and not previously reimbursed;

               (iv) Servicing Fee and Special Servicer Compensation: to pay to itself the Servicing Fee (to the extent not previously retained by the Servicer), to pay to the Special Servicer the Special Servicing Fee, in each case, subject to reduction for any Compensating Interest;

               (v) Trustee Fee and Paying Agent Fee: to pay to the Distribution Account for withdrawal by the Paying Agent the Trustee's Fee and the Paying Agent Fee;

               (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

               (vii) Liquidation Fees: upon the occurrence of a Final Recovery Determination to pay to the Special Servicer from the Certificate Account, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section 9.11 hereof;

               (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in such Certificate Account relating to the Trust;

               (ix) Prepayment Interest Excesses: to pay to the Servicer the amount of the aggregate Prepayment Interest Excesses relating to Mortgage Loans which are not Specially Serviced Mortgage Loans (to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans); and to pay to the Special Servicer the amount of the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans;

               (x) Correction of Errors: to withdraw funds deposited in the Certificate Account in error;

               (xi) Distribution Account: to make payment on each Servicer Remittance Date to the Distribution Account of the remaining amounts in the Certificate Account (including any Excess Interest) other than amounts held for payment in future periods or pursuant to clauses (xii) and (xiii) below;


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               (xii) Reserve Account: to make payment on each Servicer
               Remittance Date to the Reserve Account, any Excess Liquidation Proceeds; and

               (xiii) Clear and Terminate: to clear and terminate the Certificate Account pursuant to Section 8.29.

               The Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Certificate Account.

               (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Servicer Remittance Date, Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate Account and shall be distributed on the Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate.

               (c) On each Servicer Remittance Date in March of every year commencing in March 2000, the Servicer shall withdraw all amounts then in the Interest Reserve Account and deposit such amounts into the to the Distribution Account.

               SECTION 5.3 DISTRIBUTION ACCOUNT AND RESERVE ACCOUNT.

               (a) The Paying Agent shall establish, on or prior to the Closing Date, and maintain in the name of the Trustee, (i) an account (the "Distribution Account"), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Distribution Account and in the Reserve Account shall not be invested. The Distribution Account and Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement.

               (b) The Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received all moneys remitted by the Servicer pursuant to this Agreement, including P&I Advances made by the Servicer, the Trustee and the Fiscal Agent and all Excess Liquidation Proceeds. On any Servicer Remittance Date, the Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2 and the P&I Advance Amount, and, on the Servicer Remittance Date occurring in March of any year, commencing in March 2000, amounts held in the Interest Reserve Account. The Paying Agent shall make withdrawals from the Distribution Account and the Reserve Account only for the following purposes:


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               (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

               (ii) to pay any amounts payable to the Servicer, the Special Servicer, the Trustee (including the Trustee's Fee (other than that portion thereof that constitutes the Paying Agent's Fee)) and the Paying Agent (including the Paying Agent's Fee), or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

               (iii) to make distributions to the Certificateholders pursuant to
        Section 6.4; and

               (iv) to clear and terminate the Distribution Account pursuant to
        Section 10.2.

               SECTION 5.4 PAYING AGENT REPORTS.

               (a) Based solely on (and to the extent of the information contained in) the Servicer Remittance Report provided to the Paying Agent by the Servicer (no later than the Report Date), on each Distribution Date, the Paying Agent shall be required to provide or make available either electronically or by first class mail (or such other medium as the Depositor shall reasonably request, the incremental cost of which shall be paid in advance by the recipient thereof), to each Certificateholder, the Trustee, the Rating Agencies, the Servicer, the Special Servicer, each Placement Agent, each Underwriter, the Depositor and anyone the Depositor, the Placement Agent or any Underwriter reasonably designates (i) a Monthly Certificateholders Report (substantially in the form of Exhibit M) and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Servicer or the Special Servicer and shall have no obligation to verify any such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source.

               Upon written request, the Paying Agent shall send the reports described in the preceding paragraph to any Certificate Owner or Certificateholder by first class mail at no cost to such Certificate Owner or Certificateholder. In addition, the Paying Agent shall make the reports described in the preceding paragraph available through its website, initially located at www.ctslink.com/cmbs (the "Paying Agent's Website"), electronic bulletin board and its fax-on demand service. The Paying Agent's electronic bulletin board may be initially accessed by calling (301) 815-6620, and the Paying Agent's fax-on-demand service may be initially accessed by calling (301) 815-6610. For assistance with the above-mentioned Paying Agent services, Certificateholders or any party hereto may initially call (301) 815-6600. In addition, the Paying Agent may also make Mortgage Loan information as presented in the "CSSA" loan setup file format, the "CSSA" loan periodic update file format, the Special Servicer Monthly Report and the Annual Report available each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interested party via the Paying Agent's Website or, if requested by a Certificateholder or Certificate Owner in writing, by first class mail. In addition, the Paying Agent will make available, as a convenience for interested parties (and not in the furtherance of


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

the distribution of the Prospectus or the Final Prospectus Supplement under the securities laws) this Agreement, the Prospectus and Final Prospectus Supplement via the Paying Agent's Website. The Paying Agent shall not be deemed to have made any representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Paying Agent may disclaim responsibility for any information distributed by it of which information the Paying Agent is not the original source. In connection with providing access to the Paying Agent's Website or electronic bulletin board, the Paying Agent may require registration and the acceptance of a disclaimer. The Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in performance of its duties hereunder.

               (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder for the Paying Agent's actual expenses incurred in providing such reports and access.

               (c) Within a reasonable period of time after the end of each calendar year, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items (in clauses (i), (ii) and (iii) of the definition of Monthly Certificateholders Report) provided to Certificateholders pursuant to this
Section 5.4 on an annual basis and such other customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

               (d) On each Distribution Date, the Paying Agent shall provide to the Placement Agents, the Underwriters, the Rating Agencies, the Depositor, the Operating Adviser, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, anyone the Depositor or either Placement Agent or Underwriter reasonably designates, and upon request to any Certificateholder, Certificate Owner (as identified by such Certificate Owner) or prospective Certificate Owner (as identified to the Paying Agent by any existing Certificateholder or Certificate Owner), a report substantially in the form of Exhibit Q (which may be delivered in an electronic medium as the Paying Agent may determine from time to time) with the information contained therein updated to the date of such report.

               (e) The Paying Agent shall afford the Rating Agencies, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Operating Adviser, any Certificateholder, prospective Certificate Owner or any Person reasonably designated by either Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.


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               (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, either Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

               SECTION 5.5 PAYING AGENT TAX REPORTS. The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Treasury or other Persons (including, but not limited to, the transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and
(ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Servicer shall on a timely basis provide the Paying Agent with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool as the Paying Agent may reasonably request from time to time. The Special Servicer is required to provide to the Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans in order for the Servicer to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Servicer or the Special Servicer and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

               SECTION 6.1 DISTRIBUTIONS GENERALLY. Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Trustee and the Fiscal Agent any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of the Servicer, withdraw from the Distribution Account and pay to the Servicer and Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously withdrawn by the Servicer from the Certificate Account), and (2) second, make distributions in the manner and amounts set forth below.

               Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon


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

written request to the Paying Agent no later than the related Record Date (or upon standing instructions given to the Paying Agent on the Closing Date or within five days after any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days after the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided, that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

               SECTION 6.2 REMIC I.

               (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

                      (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest and Excess Interest to the REMIC I Excess Interests;

                      (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

                      (iii) any remaining funds, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses previously allocated thereto, at the applicable Pass-Through Rates; and

                      (iv) thereafter, to the Class R-I Certificateholders.

               SECTION 6.3 REMIC II.

               (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

                      (i) an amount equal to Distributable Certificate Interest for the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F,


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

REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest I, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L and REMIC II Regular Interest M, divided among such REMIC II Regular Interests in proportion to (A) in the case of the REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2, the Accrued Certificate Interest for such Distribution Date and (B) in the case of REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest I, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L and REMIC II Regular Interest M, the product of one-twelfth of the Certificate Balance of such Interest and the related Class X Strip Rate (if any);

                      (ii) to the REMIC II Regular Interest A-1, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the REMIC II Regular Interest A-1 has been reduced to zero;

                      (iii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-1, to the REMIC II Regular Interest A-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1), until the Certificate Balance of the REMIC II Regular Interest A-2 has been reduced to zero;

                      (iv) to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L and REMIC II Regular Interest M, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iv), to reimburse any Realized Losses previously allocated to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest I, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L and REMIC II Regular Interest M as a result of the allocation of Realized Losses to the Class X Certificates plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (v) to the REMIC II Regular Interest B, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (vi) upon payment in full of the Certificate Balances of the REMIC II Regular Interest A-2 and REMIC II Regular Interest A-2, to the REMIC II Regular Interest B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2), until the Certificate Balance of the REMIC II Regular Interest B has been reduced to zero;


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

                      (vii) to the REMIC II Regular Interest B, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (viii) to the REMIC II Regular Interest C, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (ix) upon payment in full of the Certificate Balance of the REMIC II Regular Interest B, to the REMIC II Regular Interest C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, and REMIC II Regular Interest B), until the Certificate Balance of the REMIC II Regular Interest C has been reduced to zero;

                      (x) to the REMIC II Regular Interest C, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xi) to the REMIC II Regular Interest D, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest C, to the REMIC II Regular Interest D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B and REMIC II Regular Interest
C), until the Certificate Balance of the REMIC II Regular Interest D has been reduced to zero;

                      (xiii) to the REMIC II Regular Interest D, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xiv) to the REMIC II Regular Interest E, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest D, to the REMIC II Regular Interest E, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C and REMIC II Regular Interest D), until the Certificate Balance of the REMIC II Regular Interest E has been reduced to zero;

                      (xvi) to the REMIC II Regular Interest E, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;


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

                      (xvii) to the REMIC II Regular Interest F, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xviii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest E, to the REMIC II Regular Interest F, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D and REMIC II Regular Interest E), until the Certificate Balance of the REMIC II Regular Interest F has been reduced to zero;

                      (xix) to the REMIC II Regular Interest F, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xx) to the REMIC II Regular Interest G, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xxi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest F, to the REMIC II Regular Interest G, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E and REMIC II Regular Interest F), until the Certificate Balance of the REMIC II Regular Interest G has been reduced to zero;

                      (xxii) to the REMIC II Regular Interest G, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xxiii) to the REMIC II Regular Interest H, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xxiv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest G, to the REMIC II Regular Interest H, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G), until the Certificate Balance of the REMIC II Regular Interest H has been reduced to zero;

                      (xxv) to the REMIC II Regular Interest H, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;



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

                      (xxvi) to the REMIC II Regular Interest I, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xxvii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest H, to the REMIC II Regular Interest I, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G and REMIC II Regular Interest H), until the Certificate Balance of the REMIC II Regular Interest I has been reduced to zero;

                      (xxviii) to the REMIC II Regular Interest I, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xxix) to the REMIC II Regular Interest J, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xxx) upon payment in full of the Certificate Balance of the REMIC II Regular Interest H, to the REMIC II Regular Interest J, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H and REMIC II Regular Interest I), until the Certificate Balance of the REMIC II Regular Interest J has been reduced to zero;

                      (xxxi) to the REMIC II Regular Interest J, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xxxii) to the REMIC II Regular Interest K, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xxxiii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest J to the REMIC II Regular Interest K, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest I and REMIC II Regular Interest J), until the Certificate Balance of the REMIC II Regular Interest K has been reduced to zero;


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                      (xxxiv) to the REMIC II Regular Interest K, to reimburse
any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xxxv) to the REMIC II Regular Interest L, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xxxvi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest K to the REMIC II Regular Interest L, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest I, REMIC II Regular Interest J and REMIC II Regular Interest
K), until the Certificate Balance of the REMIC II Regular Interest L has been reduced to zero;

                      (xxxvii) to the REMIC II Regular Interest L, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xxxviii) to the REMIC II Regular Interest M, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                      (xxxix) upon payment in full of the Certificate Balance of the REMIC II Regular Interest L to the REMIC II Regular Interest M, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest I, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest L), until the Certificate Balance of the REMIC II Regular Interest M has been reduced to zero;

                      (xl) to the REMIC II Regular Interest M, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate; and

                      (xli) thereafter, to the Class R-II Certificateholders.

               (b) On each Distribution Date, the Paying Agent shall have deemed to distribute to the REMIC II Excess Interests, any Excess Interest.

               SECTION 6.4 REMIC III.

               (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute


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such amount (other than the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.4(c)) in the following amounts and order of priority:

                      (i) to the Holders of the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates, Distributable Certificate Interest for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest payable to each such Class;

                      (ii) to the Holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

                      (iii) upon payment in full of the Certificate Balance of the Class A-1 Certificates, to the Holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A-1 Certificates), until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

                      (iv) to the Holders of the Class A Certificates and Class X Certificates, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iv), to reimburse any Realized Losses previously allocated thereto plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (v) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date;

                      (vi) upon payment in full of the Certificate Balance of the Class A-2 Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A Certificates), until the Certificate Balance of the Class B Certificates has been reduced to zero;

                      (vii) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (viii) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date;

                      (ix) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A and Class B Certificates), until the Certificate Balance of the Class C Certificates has been reduced to zero;

                      (x) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;


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

                      (xi) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xii) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B and Class C Certificates), until the Certificate Balance of the Class D Certificates has been reduced to zero;

                      (xiii) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xiv) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xv) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C and Class D Certificates), until the Certificate Balance of the Class E Certificates has been reduced to zero;

                      (xvi) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xvii) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xviii) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D and Class E Certificates), until the Certificate Balance of the Class F Certificates has been reduced to zero;

                      (xix) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the applicable Pass-Through Rate;

                      (xx) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xxi) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates), until the Certificate Balance of the Class G Certificates has been reduced to zero;



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                      (xxii) to the Holders of the Class G Certificates, to
reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the Pass-Through Rate;

                      (xxiii) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xxiv) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates), until the Certificate Balance of the Class H Certificates has been reduced to zero;

                      (xxv) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the Pass-Through Rate;

                      (xxvi) to the Holders of the Class I Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xxvii) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class I Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H Certificates), until the Certificate Balance of the Class I Certificates has been reduced to zero;

                      (xxviii) to the Holders of the Class I Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the Pass-Through Rate;

                      (xxix) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xxx) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by a any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates), until the Certificate Balance of the Class J Certificates has been reduced to zero;

                      (xxxi) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the Pass-Through Rate;

                      (xxxii) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xxxiii) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for


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

such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates), until the Certificate Balance of the Class K Certificates has been reduced to zero;

                      (xxxiv) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the Pass-Through Rate;

                      (xxxv) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xxxvi) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates), until the Certificate Balance of the Class L Certificates has been reduced to zero;

                      (xxxvii) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the Pass-Through Rate;

                      (xxxviii) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date;

                      (xxxix) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates), until the Certificate Balance of the Class M Certificates has been reduced to zero;

                      (xl) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses at the Pass-Through Rate; and

                      (xli) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC Regular Certificates, any amounts remaining on deposit in the Distribution Account.

               Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Holders of the Class A-1 and Class A-2 Certificates, pro rata, based on


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

their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Holders of the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

               (b) On each Distribution Date, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

                      (i) first, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses or Expense Losses previously allocated to them; and

                      (ii) second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer compensation.

               (c) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account any amounts constituting Excess Interest, and the Paying Agent shall pay such Excess Interest on such Distribution Date to the Class M Certificates (even if the Certificate Balance of the Class M Certificates has been reduced to zero for any reason).

               SECTION 6.5 ALLOCATION OF REALIZED LOSSES AND SHORTFALLS DUE TO NONRECOVERABILITY.

               (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

                      (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

                      (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interest; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss;

                      (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances after making all other allocations for such Distribution Date.

               (b) In the event that the Servicer, the Trustee or the Fiscal Agent, determines that an Advance previously made by it is a Nonrecoverable Advance and the Servicer withdraws the amount of such Advance from the Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to Section 4.6), it shall determine the portion of the amount so withdrawn that is attributable to (w) interest on the related Mortgage Loan; (x) principal on the related Mortgage Loan; (y) Servicing Advances; and (z) Advance Interest. The portion of the amount so withdrawn from the Certificate Account that is allocable to:


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                      (i) amounts previously advanced as interest on the related
Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the amount of interest paid on each REMIC I Regular Interest on such Distribution Date in proportion to Distributable Certificate Interest otherwise payable thereon, and shall result in Unpaid Interest on each such REMIC I Regular Interest;

                      (ii) amounts previously advanced as principal on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the principal paid on each REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

                      (iii) amounts previously advanced as Servicing Advances, as well as Advance Interest owing to the Servicer, the Trustee or the Fiscal Agent with respect to Advances shall be treated as Expense Losses and allocated in accordance with Section 6.5(a)(iii) above.

               (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the Servicer previously had withdrawn amounts from the Certificate Account following a determination that Advances previously made were Nonrecoverable Advances, or at such other time as a Realized Loss shall occur with respect to any such Mortgage Loan, the Servicer shall compute the Realized Loss with respect to such Mortgage Loan and the Paying Agent shall allocate such Realized Loss as follows:

                      (i) to the extent that any Realized Principal Loss does not exceed the Certificate Balance on the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to such REMIC I Regular Interest; and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests with respect to which distributions of principal were reduced pursuant to Section 6.5(b)(i) above, in proportion to the amount of such reductions;

                      (ii) any Realized Interest Loss shall be allocated to the Corresponding REMIC I Interest to the extent of Unpaid Interest thereon and any remaining portion of the Realized Interest Loss shall be allocated as a Realized Interest Loss on each REMIC I Regular Interest with respect to which Unpaid Interest was created pursuant to Section 6.5(b)(ii) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.5(b)(ii) above;

                      (iii) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as recoveries of principal on the Mortgage Loan shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest until the Certificate Balance thereof is reduced to zero and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to
Section 6.5(b)(i) above, in proportion to the amount of such reductions;

                      (iv) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as


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

recoveries of interest on the Mortgage Loan shall be applied first, to make payments of Unpaid Interest on the Corresponding REMIC I Regular Interest and thereafter to make payments of interest on each REMIC I Interest with respect to which Unpaid Interest was created pursuant to Section 6.5(b)(ii) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.5(b)(ii) above; and

                      (v) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that is treated as a recovery of expenses on the Mortgage Loan shall be applied in reimbursement of Expense Losses on each REMIC I Regular Interest with respect to which an Expense Loss was created pursuant to Section 6.5(b)(iii) above in proportion to the amount of the Expense Loss allocated thereto pursuant to
Section 6.5(b)(iii) above.

               (d) REMIC II. On each Distribution Date, all Realized Losses allocated to the REMIC I Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC Regular Certificates relating thereto pursuant to Section 6.5(e). Realized Losses allocated to the Class X Certificates shall be allocated among REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L and REMIC II Regular Interest M pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the Class X Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

               (e) REMIC III. On each Distribution Date, all Realized Losses on the REMIC III Regular Interests that constitute Principal Losses for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates (other than the Class X Certificates) in Reverse Sequential Order, with such reductions being allocated among the Class A-1 Certificates and Class A-2 Certificates, pro rata, in each case reducing the Certificate Balance of such Class until such Certificate Balance is reduced to zero.

               On each Distribution Date, all Realized Interest Losses for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates in Reverse Sequential Order, with such reductions being allocated among the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates, pro rata, in each case reducing (A) Unpaid Interest owing to such Class to the extent thereof; (B) Distributable Certificate Interest owing to such Class; and (C) the Certificate Balance or Notional Amount of such Class, as applicable, until such Certificate Balance or Notional Amount, as applicable, is reduced to zero; (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided, that Realized Losses and Expense.


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

               Notwithstanding the foregoing, allocations of Realized Principal Losses and Realized Interest Losses shall not reduce the aggregate Certificate Balance of the REMIC Regular Certificates below the sum of the aggregate Certificate Balances of the REMIC II Regular Interests.

               SECTION 6.6 NET AGGREGATE PREPAYMENT INTEREST SHORTFALLS AND NET AGGREGATE BALLOON INTEREST SHORTFALLS. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls and Net Aggregate Balloon Interest Shortfalls in REMIC I, shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls and Net Aggregate Balloon Interest Shortfalls in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfalls and Net Aggregate Balloon Interest Shortfalls on the REMIC III Regular Interests in the aggregate shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls and Net Aggregate Balloon Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date.

               SECTION 6.7 ADJUSTMENT OF SERVICING FEES. The total Servicing Fee and Special Servicing Fee payable to the Servicer and the Special Servicer, respectively, shall be adjusted as provided in Section 8.10(c) and Section 9.11 herein. Any amount retained by REMIC I as a result of a reduction of the Servicing Fee and the Special Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Servicing Fee or Special Servicing Fee adjustment occurs.

               SECTION 6.8 APPRAISAL REDUCTIONS.

               Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing such Mortgage Loan, if such Principal Balance exceeds $1,000,000 or (B) at the option of the Special Servicer, if such Principal Balance is less than or equal to $1,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI Standards or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an MAI appraisal of a Mortgaged Property after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 30 days after receipt of such notice. Such Appraisal or valuation shall be


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conducted in accordance with the definition of "market value" as set forth in 12
C.F.R. ss. 225.65 and shall be updated at least annually to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income, treated as an Additional Trust
Expense or, to the extent collections from such related Mortgage Loan does not cover the expense, such unpaid expense shall be advanced by the Servicer in which event it shall be treated as a Servicing Advance, subject to Section 4.4 hereof. The Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal Reduction. The
Servicer shall calculate or recalculate the Appraisal Reduction for any Mortgage Loan based on updated Appraisals or internal valuations provided from time to time to it by the Special Servicer.

               SECTION 6.9 COMPLIANCE WITH WITHHOLDING REQUIREMENTS. Notwithstanding any other provision of this Agreement to the contrary, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld.

               SECTION 6.10 PREPAYMENT PREMIUMS. On each Distribution Date, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I Regular Interests, any Prepayment Premiums collected on or with respect to the Mortgage Loans. On each Distribution Date, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, to be deemed distributed to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of such REMIC II Regular Interests is entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed to be allocated among such Classes in accordance with the distributions thereof made to the corresponding REMIC Regular Interests. Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed to the REMIC Regular Certificates on the following Distribution Date as follows: The Holders of the respective Classes of Principal Balance Certificates, other than the Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to an amount equal to the product of (a) a fraction the numerator of which is the amount distributed as principal to such Class on such Distribution Date and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Collection Period. Any Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates. No Prepayment Premiums will be distributed to holders of the Class G, H, I, J, K, L, M or Residual Certificates. The Trustee shall not be responsible for the Paying Agent's failure to comply with any related withholding requirements.


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               SECTION 6.11 YIELD MAINTENANCE CHARGES.

               On each Distribution Date, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I Regular Interests, any Yield Maintenance Charges collected on or with respect to the Mortgage Loans. On each Distribution Date, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Yield Maintenance Charges deemed distributed to the REMIC I Regular Interests, to be deemed distributed to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of such REMIC II Regular Interests is entitled to distributions of principal from the Principal Distribution Amount, such Yield Maintenance Charges shall be deemed to be allocated among such Classes in accordance with the distributions thereof made to the corresponding REMIC Regular Interests). Any Yield Maintenance Charges collected with respect to a Mortgage Loan during any particular Collection Period will be distributed to the REMIC Regular Certificates on the following Distribution Date as follows: The Holders of the respective Classes of Principal Balance Certificates, other than the Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to an amount equal to the product of (a) a fraction the numerator of which is the amount distributed as principal to such Class on such Distribution Date and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Collection Period. Any Yield Maintenance Charges received during the related Collection Period with respect to such Mortgage Loans remaining after such distributions shall be distributed on the Class X Certificates. No Yield Maintenance Charges will be distributed to holders of the Class G, H, I, J, K, L, M or Residual Certificates. The Trustee shall not be responsible for the Paying Agent's failure to comply with any related withholding requirements.

                                  ARTICLE VII

          CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT

               SECTION 7.1 DUTIES OF TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT.

               (a) The Trustee, the Fiscal Agent and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee, the Fiscal Agent or the Paying Agent. Any permissive right of the Trustee, the Fiscal Agent or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee, the Fiscal Agent or the Paying Agent. The Trustee, the Fiscal Agent and the Paying Agent each shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee and the Paying Agent each shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.


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               (b) The Trustee, the Fiscal Agent or the Paying Agent, as
applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, which are specifically required to be furnished to them pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent, as the case may be, shall request the providing party to correct the instrument and if not so corrected, the Trustee or the Paying Agent shall inform the Certificateholders.

               (c) Neither the Trustee, the Paying Agent nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Fiscal Agent, the Paying Agent or any of their respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

                      (i) neither the Trustee, the Fiscal Agent nor the Paying Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

                      (ii) no provision of this Agreement shall require either the Trustee, the Fiscal Agent or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                      (iii) neither the Trustee, the Fiscal Agent nor the Paying Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Servicer, the Special Servicer, the Depositor or either Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

                      (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

                      (v) none of the Trustee, the Fiscal Agent or the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to


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its duties as Trustee, the Fiscal Agent or the Paying Agent, as applicable in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and the Trustee, the Fiscal Agent and the Paying Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

                      (vi) neither the Trustee, the Fiscal Agent nor the Paying Agent shall be charged with knowledge of any failure by the Servicer or the Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee, the Fiscal Agent or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, obtains actual knowledge of such failure.

               (d) The Paying Agent covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by such entity and used by such entity in the course of operation or management of, or the compiling, reporting or generation of date required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

               (e) The Trustee represents that it will use commercially reasonable efforts to cure (by August 1999) any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under this Agreement. The Trustee further represents that it will use reasonable commercial efforts to obtain reasonable assurances from each third party vendor of licensed computer software systems used by the Trustee in the conduct of its trust business that such vendors shall use reasonable commercial efforts to cure any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in such systems which would materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

               SECTION 7.2 CERTAIN MATTERS AFFECTING THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT.

               (a) Except as otherwise provided in Section 7.1:

                      (i) the Trustee, the Fiscal Agent and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                      (ii) the Trustee, the Fiscal Agent and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and


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complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                      (iii) neither the Trustee nor the Fiscal Agent nor the Paying Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                      (iv) neither the Trustee nor the Paying Agent shall be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Principal Amount of the Certificates then outstanding provided that, if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

                      (v) the Trustee, the Fiscal Agent and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee, the Fiscal Agent and the Paying Agent conferred on them by such appointment; provided that each of the Trustee, the Fiscal Agent and the Paying Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

                      (vi) neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

                      (vii) neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                      (viii) none of the Trustee, the Fiscal Agent and the Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

                      (ix) unless otherwise specifically required by law, neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and


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                      (x) except as specifically provided hereunder in
connection with the performance of its specific duties, neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be responsible for any act or omission of the Servicer, the Special Servicer, the Depositor or of each other.

               (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

               (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

               (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

               (e) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

               SECTION 7.3 THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT NOT LIABLE FOR CERTIFICATES OR INTERESTS OR MORTGAGE LOANS. The Trustee, the Fiscal Agent and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement or Final Prospectus Supplement for the REMIC III Certificates or Residual Certificates (other than the certificate of authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee and the Fiscal Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement


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is considered in a proceeding in equity or at law and (ii) the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee, the Fiscal Agent or the Paying Agent shall be accountable for the use or application by the Depositor or the Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Servicer or the Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement and Final Prospectus Supplement or the Certificates (except with respect to the Trustee, Fiscal Agent and Paying Agent to the extent specified in Section 7.11(c),), the Certificates, the Mortgage Loans or the assignment thereof against the Trustee, the Fiscal Agent or the Paying Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. Neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be liable for any action or failure of any action by the Depositor or the Servicer or the Special Servicer or by each other hereunder. Neither the Trustee nor the Fiscal Agent nor the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Servicer); the compliance by the Depositor, each Seller, the Mortgagor or the Servicer or the Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non-compliance therewith or any breach thereof (at which time such party will have only the obligations to take the actions specified herein and only the corresponding liabilities with respect thereto); any investment of monies by or at the direction of the Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer or the Special Servicer.

               SECTION 7.4 THE TRUSTEE, THE FISCAL AGENT AND PAYING AGENT MAY OWN CERTIFICATES. Each of the Trustee, the Fiscal Agent and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Fiscal Agent or the Paying Agent, as the case may be.


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               SECTION 7.5 ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE, THE FISCAL
AGENT AND THE PAYING Agent. (a) Each of the Trustee and the Fiscal Agent hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose long-term senior unsecured debt is rated not less than either (a) "Aa2" by Moody's and, if rated by DCR, "AA" by DCR, and if not rated by DCR, then otherwise acceptable to DCR, or (b) "A2" by Moody's and, if rated by DCR, "BBB" by DCR, or if not rated by DCR, then otherwise approved by DCR, if the Fiscal Agent has a long-term senior secured debt rating of not less than "Aa2" by Moody's and "AA" by DCR, if rated by DCR, and if not rated by DCR, then otherwise approved by DCR. If such corporation or national bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Fiscal Agent shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.

               (b) The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "Baa2" by Moody's and "BBB" by DCR, unless and to the extent Rating Agency Confirmation is obtained.

               SECTION 7.6 RESIGNATION AND REMOVAL OF THE TRUSTEE, THE FISCAL AGENT OR THE PAYING AGENT.

               (a) The Trustee, the Fiscal Agent or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee, fiscal agent or paying agent, as the case may be, except in the case of the initial Trustee or Fiscal Agent, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the Fiscal Agent, one copy to the successor trustee and one copy to each of the Servicer and the Rating Agencies. If no successor trustee, fiscal agent or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, fiscal agent or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee, fiscal agent or paying agent that each Rating Agency shall have delivered a Rating Agency Confirmation with respect to such appointment.

               (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5(a) and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of


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rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the Trustee as such would result in a downgrade, qualification (including the placement of any rated Certificate on "credit watch" or the equivalent) or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) with respect with the initial Trustee, a Fiscal Agent Termination Event has occurred unless the Trustee has satisfied the ratings required by Section 7.5(iii)(a) above, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) with respect to the Fiscal Agent.

               (c) If at any time (i) the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 7.5(a) and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent Termination Event has occurred, then the Depositor shall send a written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor Fiscal Agent, and one copy to each of the Trustee, the Servicer and the Rating Agencies. In all such cases, the Fiscal Agent shall bear all costs of transfer to a successor Fiscal Agent, such succession only to take effect after a successor Fiscal Agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

               (d) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5(b) and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification (including the placement of any rated Certificate on "credit watch" or the equivalent) or withdrawal, as applicable, of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be


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delivered to the Paying Agent so removed, one copy to the successor Paying
Agent, and one copy to each of the Trustee, the Servicer and the Rating Agencies. In all such cases, the Paying Agent shall bear all costs of transfer to a successor Paying Agent, such succession only to take effect after a successor Paying Agent has been appointed.

               (e) The Holders of more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and to the Depositor remove the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee, Fiscal Agent or Paying Agent, as the case may be, in accordance with this Section.

               (f) Any resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and appointment of a successor trustee, fiscal agent or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee, fiscal agent or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee, the Fiscal Agent or Paying Agent under this Agreement, the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee, the Fiscal Agent or the Paying Agent shall not be liable for any action or omission of any successor Trustee, Fiscal Agent or Paying Agent, as the case may be.

               SECTION 7.7 SUCCESSOR TRUSTEE, FISCAL AGENT OR PAYING AGENT.

               (a) Any successor Trustee, Fiscal Agent or Paying Agent appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall become effective and such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee, Fiscal Agent or Paying Agent herein. The predecessor Trustee, Fiscal Agent or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee, Fiscal Agent or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee, Fiscal Agent or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee, Fiscal Agent or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee,


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Fiscal Agent or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee, Fiscal Agent or Paying Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

               (b) No successor Trustee, Fiscal Agent or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

               (c) Upon acceptance of appointment by a successor Trustee, Fiscal Agent or Paying Agent as provided in this Section, the successor Trustee, Fiscal Agent or Paying Agent shall mail notice of the succession of such Trustee, Fiscal Agent or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee, Fiscal Agent or Paying Agent. If the successor Trustee, Fiscal Agent or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, Fiscal Agent or Paying Agent, the Servicer shall cause such notice to be mailed at the expense of the successor Trustee, Fiscal Agent or Paying Agent, as applicable.

               SECTION 7.8 MERGER OR CONSOLIDATION OF TRUSTEE, FISCAL AGENT OR PAYING AGENT. Any Person into which the Trustee, Fiscal Agent or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee, Fiscal Agent or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee, Fiscal Agent or Paying Agent, shall be the successor of such Trustee, Fiscal Agent or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of
Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               SECTION 7.9 APPOINTMENT OF CO-TRUSTEE, SEPARATE TRUSTEE, AGENTS OR CUSTODIAN.

               (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall


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be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further that the Trustee shall be liable for the actions of any custodian, co-trustee or separate trustee appointed by it and shall have no liability for the actions of any custodian, co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

               (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding, the terms of any agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

               (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                      (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                      (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                      (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                      (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

               (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall


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refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

               (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

               (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

               (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed pursuant to this Section
7.9 to the extent, and in accordance with the standards, specified in Section
7.12 hereof.

               (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, State Street Bank and Trust Company is hereby appointed as Custodian to hold the Mortgage Files with respect to the Mortgage Loans, as agent for the Trustee. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

               SECTION 7.10 AUTHENTICATING AGENTS.

               (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Wherever reference is made in this Agreement to the execution and authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include execution and authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan, the City and State of New York or in the State of Minnesota, having a combined capital and surplus of at least


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$50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

               (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

               (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as paying agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

               SECTION 7.11 INDEMNIFICATION OF TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT.

               (a) The Trustee, the Fiscal Agent and the Paying Agent and each of its respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgements and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Servicer, the Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Fiscal Agent and the Paying Agent and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Fiscal Agent and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:


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                      (i) with respect to any such claim, the Trustee, the
Fiscal Agent or the Paying Agent, as the case may be, shall have given the Depositor, the Servicer, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall have knowledge thereof; provided, however that failure to give such notice to the Depositor, Servicer, each other and the Holders of Certificates shall not affect the Trustee's, Fiscal Agent's or Paying Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

                      (ii) while maintaining control over its own defense, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

                      (iii) notwithstanding anything to the contrary in this
Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

               (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be.

               (c) The Depositor shall indemnify and hold harmless the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, their respective directors, officers, employees or agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, their respective directors, officers, employees or agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, in the Preliminary Prospectus Supplement or Final Prospectus Supplement, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, their respective directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement or Final Prospectus Supplement in reliance upon and in conformity with written information concerning the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, furnished to the Depositor by or on behalf of such person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement is set forth, in the case of the Trustee, in the second, fourth, fifth and


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sixth sentences under the caption entitled "DESCRIPTION OF THE CERTIFICATES--The
Trustee", in the case of the Fiscal Agent, in the penultimate sentence under the caption "DESCRIPTION OF THE CERTIFICATES --the Fiscal Agent", and, in the case of the Paying Agent, in the third and fourth sentences under the caption entitled "DESCRIPTION OF THE CERTIFICATES--the Paying Agent, Certificate Registrar and Authenticating Agent". It is hereby expressly agreed that the only written information provided by the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, for inclusion in the Prospectus Supplement is set forth, in the case of the Trustee, in the second, fourth, fifth and sixth sentences under the caption entitled "DESCRIPTION OF THE CERTIFICATES--The Trustee", in the case of the Fiscal Agent, in the penultimate sentence under the caption "DESCRIPTION OF THE CERTIFICATES --the Fiscal Agent", and, in the case of the Paying Agent, in the third and fourth sentences under the caption entitled "DESCRIPTION OF THE CERTIFICATES--the Paying Agent, Certificate Registrar and Authenticating Agent". The Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Section 7.11(c) entitling such person, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, their respective directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent.

               SECTION 7.12 FEES AND EXPENSES OF TRUSTEE, THE FISCAL AGENT AND PAYING AGENT. The Trustee shall be entitled to receive the Trustee Fee (other than the portion thereof constituting the Paying Agent Fee) and the Paying Agent shall be entitled to receive the Paying Agent Fee, pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee and the Paying Agent, respectively. The Trustee, the Fiscal Agent and the Paying Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, the Fiscal Agent and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee, Fiscal Agent or Paying Agent, respectively hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent.

               SECTION 7.13 COLLECTION OF MONEYS. Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the


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Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the
Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or Paying Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Servicer, the Trustee or Paying Agent, as the case may be, shall request the Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee or Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

               SECTION 7.14 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

               (a) On and after the time the Servicer is terminated pursuant to this Agreement, the Trustee shall be the successor in all respects to the Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Servicer contained in this Agreement or (ii) any obligation incurred by the Servicer prior to its termination or resignation (including, without limitation, the Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement). In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Servicer set forth in this Agreement, including, without limitation, the Servicing Fee.

               (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in this Agreement as the successor to the Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Servicer hereunder; provided that the Trustee has obtained Rating Agency Confirmation regarding such appointment. Pending any such appointment, the Trustee shall act in such capacity as provided above. Any entity designated by the Trustee as successor Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for the Servicer as set forth herein, including that Rating Agency Confirmation regarding such appointment has been obtained. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to


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enable the successor servicer to assume the Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

               (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Controlling Class shall have the right to appoint a successor Special Servicer that satisfies the criteria specified in the first sentence of the next paragraph and
Section 9.21 hereof. Unless and until the Controlling Class shall have appointed a successor Special Servicer hereunder, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

               (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, as the successor to the Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as Special Servicer hereunder; provided that the Trustee has obtained Rating Agency Confirmation regarding such appointment. Pending any such appointment, the Trustee shall act in such capacity as provided above. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for a successor Special Servicer set forth herein and Rating Agency Confirmations must be obtained with respect to any such appointment. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor


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shall agree; provided that no such compensation shall be in excess of that permitted to the Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the Special Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

               SECTION 7.15 NOTIFICATION TO HOLDERS. Upon termination of the Servicer, the Paying Agent or the Special Servicer, or appointment of a successor to the Servicer, the Paying Agent or the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies and the Certificateholders at their respective addresses appearing on the Certificate Register.

               SECTION 7.16 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT.

               (a) The Trustee hereby represents and warrants as of the Closing Date that:

                      (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                      (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this


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Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                      (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

                      (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                      (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

              (b) The Fiscal Agent hereby represents and warrants as of the Closing Date that:

                      (i) the Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                      (ii) the execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or
        (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;


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

                      (iii) the execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                      (iv) this Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                      (v) no litigation is pending or, to the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

               (c) The Paying Agent hereby represents and warrants as of the Closing Date that:

                      (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                      (ii) the execution and delivery by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying Agent or its properties that would materially and adversely affect the Paying Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                      (iii) the execution, delivery and performance by the Paying Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has


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been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

                      (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                      (v) there are no actions, suits or proceeding pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

               SECTION 7.17 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT. Each of the Trustee, the Fiscal Agent and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees, fiscal agents or paying agents in similar transactions (unless the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A1" as rated by Moody's and "A" as rated by DCR, if rated by DCR, respectively, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.


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                                  ARTICLE VIII

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

               SECTION 8.1 SERVICING STANDARD; SERVICING DUTIES.

               (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, the Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standard and the terms of this Agreement.

               In connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes in the best economic interests of the Certificateholders as a whole; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Servicer, including with respect to Servicing Fees or the right to be reimbursed for Advances.

               (b) The Servicer, in the case of an event specified in clause (x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

               (c) The Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Servicer and used by the Servicer in the course of operation or management of, or the compiling, reporting or generation of date required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

               SECTION 8.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY THE SERVICER. The Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A2" as rated by Moody's and "A" as rated by DCR,


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respectively, the Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

               SECTION 8.3 SERVICER'S GENERAL POWER AND DUTIES.

               (a) The Servicer shall service and administer the Mortgage Loans and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement, the Servicer shall have full power and authority with respect to each Mortgage Loan and Mortgaged Property (other than any Specially Serviced Mortgaged Loan and the related Mortgaged Property or any REO Property) to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds and Liquidation Proceeds, (D) to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Servicer deems reasonable under the circumstances, (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, (F) to bring an action in a court of law or equity to enforce rights of the Trustee and the Certificateholders with respect to the related Mortgaged Properties, (G) to execute and deliver, on behalf of the Certificateholders and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes under the terms of the Mortgage, including all rights of consent or approval thereunder, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants,
(K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties,


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and (M) hold in accordance with the terms of any Mortgage Loan and this
Agreement, Defeasance Collateral. Notwithstanding the above, the Servicer shall have no power to (i) waive any Prepayment Premiums or Yield Maintenance Charges or (ii) consent to any modification of a Money Term of a Mortgage Loan. Nothing contained in this Agreement shall limit the ability of the Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

               (b) The Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. The Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing and P&I Advances as set forth herein and to render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. The Servicer shall give notice within three Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Servicer. The Special Servicer shall instruct within one Business Day after receiving such notice the Servicer on how to apply such funds. The Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. The Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

               (c) Concurrently with the execution of this Agreement, the Trustee will sign the Power of Attorney attached hereto as Exhibit S-1. The Servicer, shall promptly notify the Trustee of the execution and delivery of any document on behalf of the Trustee under such Power of Attorney. From time to time until the termination of the Trust, upon receipt of written request of the Servicer, the Trustee shall furnish the Servicer with any additional powers of attorney and other documents necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. The Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by the Servicer. Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee's written consent: (I) hire or procure counsel to represent the Trustee or (II) prepare, execute or deliver any government filings, forms, permits, registrations or other documents which have the effect of causing the Trustee to be registered to do business in any state.


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

               (d) The Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

               (e) The Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one (1) Business Day after receipt. The Servicer shall also deposit into each Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made by the Servicer only:

                      (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

                      (ii) to transfer funds to the Certificate Account to reimburse the Servicer for any Advance relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

                      (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

                      (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

                      (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Servicer; and

                      (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

               Subject to the immediately succeeding sentence, (i) the Servicer may direct any depository institution or trust company in which the Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit the Servicer to meet the payment obligations for which the Escrow Account was established; (ii) the Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and
(iii) the Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect


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


of any such investment of funds immediately upon the realization of such loss. The Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Servicer shall not be required to invest amounts on deposit in Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Servicer is required by either law or under the terms of any related Mortgage Loan to deposit or invest such amounts in another type of investments or accounts. In the event the Servicer is not entitled to direct the investment of such funds,
(1) the Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

               (f) The relationship of each of the Servicer and the Special Servicer to the Trustee and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

               (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by the Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account. The Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage, any Lock-Box Agreement and in accordance with the Servicing Standard.

               (h) The Servicer shall not permit defeasance of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, to the extent that the Servicer can, in accordance with the related Mortgage Loan, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, if any, the Servicer shall, to the extent it is not inconsistent with the Servicing Standard, require such defeasance (or partial defeasance if permitted under the related Mortgage Loan), provided that (i) the defeasance collateral consists of U.S. Treasury obligations, (ii) the Servicer has determined that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral or (B) the Servicer has established for the benefit of the Trust a Single-Purpose Entity to hold all Defeasance Collateral relating to the


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Defeasance Loans, and (iv) the Servicer has requested and received from the
Mortgagor (A) an opinion of counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Scheduled Payment to be due prior thereto but after the defeasance. If the terms of the Mortgage Loan permit the Servicer to impose the foregoing requirements, no Rating Agency Confirmation from DCR is required. If, however, the terms of the Mortgage Loan do not permit the Servicer to impose such requirements, the Servicer shall obtain a Rating Agency Confirmation from DCR and Moody's in connection with such Defeasance Loan. Any customary and reasonable out-of-pocket expense incurred by the Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents. In addition, the Servicer shall be entitled to collect from the Mortgagor any customary fees in connection with any defeasance or partial defeasance.

               (i) The Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Servicer.

               SECTION 8.4 SUB-SERVICING. The Servicer may appoint one or more sub-servicers (each, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders. The Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. The terms of any arrangement or agreement between the Servicer and a Sub-Servicer, shall provide that such agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such Servicer is terminated in accordance with this Agreement. In addition, neither the Trustee nor the Paying Agent nor the Certificateholders shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the applicable Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.


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               SECTION 8.5 SERVICER MAY OWN CERTIFICATES. The Servicer and any
agent of the Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Servicer or such agent; provided, however that if the Servicer is Wells Fargo Bank, National Association, then the Servicer may not purchase any Certificate for a price greater than such Certificates' fair market value. Any such interest of the Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Servicer.

               SECTION 8.6 MAINTENANCE OF HAZARD INSURANCE, OTHER INSURANCE, TAXES AND OTHER. Subject to the limitations set forth below, the Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any REO Mortgage Loan), and if the related Mortgagor does not so maintain, the Servicer shall cause to be maintained with a Qualified Insurer, (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding principal balance of such REO Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage, provided the Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property unless such insurance was required at origination and is available at commercially reasonable rates; provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at its own expense, earthquake insurance on any Mortgaged Property.

               Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If the Mortgaged Property is located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which such Mortgaged Property is located is participating in such program. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Certificate Account.

               Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the


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Mortgage Loan so permit. Such costs shall be paid as a Servicing Advance by the
Servicer, subject to Section 4.4 hereof.

               Notwithstanding the above, the Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, the Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. The Servicer shall notify the Trustee in the event it makes such determination.

               The Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if the Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer with a minimum claims paying ability rating of "A" (or an equivalent rating) from the Rating Agencies or otherwise approved by the Rating Agencies or (ii) if the Servicer, provided that its long-term rating is not less than "Baa2" by Moody's and "BBB" by DCR, self-insures for its obligations as set forth in the first paragraph of this
Section 8.6. In the event that the Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Servicer as a Servicing Advance. If such policy contains a deductible clause, the Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

               With respect to each Mortgage Loan, the Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Servicer (other than with respect to REO Mortgage Loans) shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely


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basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item, subject to Section 4.4 hereof. No costs incurred by the Servicer, the Trustee or the Fiscal Agent as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums shall, for the purpose of calculating distributions to Certificateholders, be added to the principal balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

               SECTION 8.7 ENFORCEMENT OF DUE-ON-SALE CLAUSES AND DUE-ON-ENCUMBRANCE CLAUSES; ASSUMPTION AGREEMENTS.

               (a) In the event the Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that expressly permits the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, the Servicer shall obtain relevant information for purposes of evaluating such request. If the Servicer recommends to approve such assignment, the Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Servicer in writing, within five Business Days following the Servicer's delivery of the recommendation described above and the relevant loan information on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Servicer shall not permit any such assignment or assumption unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. Upon consent or deemed consent by the Special Servicer to such proposed assignment and assumption, the Servicer shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. To the extent permitted by applicable law, the Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in compliance with the Servicer's regular commercial mortgage origination or servicing standards and criteria. The Servicer shall notify the Trustee, the Paying Agent and the Special Servicer of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Servicer shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution executed pursuant to this Section 8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee.


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               (b) Other than with respect to the assignment and assumptions referred to in subsection (a) above, if any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale of the related Mortgaged Property, or (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Special Servicer, on behalf of the Trust, and not the Servicer, shall either (i) enforce such due-on-sale clause or (ii) if it believes such action would be in the best economic interest of the Trust, waive the effect of such provision; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds the Review Threshold, then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmations regarding such waiver. The Special Servicer shall not waive a due-on-sale clause until and unless the Rating Agencies shall have approved such action. With respect to a Mortgage Loan with a "due-on-encumbrance" clause, the Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) will be required to exercise (or waive its right to exercise) any right it may have (i) to accelerate the payments thereon, or (ii) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard. However, the Servicer will not be permitted to waive a due-on-encumbrance provision in connection with the creation of additional debt secured by the related Mortgaged Property without (i) the consent of the Special Servicer (except that the Special Servicer will be deemed to have consented if it does not respond to written notice requesting such consent within five Business Days after it has received such notice including the pertinent portions of the related Mortgage File, or copies thereof), and (ii) obtaining a Rating Agency Confirmation from each Rating Agency.

               (c) The Special Servicer shall have no liability, and shall be indemnified by the Trust, for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time. In connection with the request for such consent, the Special Servicer shall prepare and deliver to DCR and Moody's a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall also prepare and provide DCR with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Mortgage Loans below the Review Threshold, but for which the Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. The Special Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Servicer, the Paying Agent and the Trustee, and the Servicer shall promptly thereafter forward such documents to the Rating Agencies. The Special Servicer shall be entitled to (as additional special servicing compensation) 100% of any fee collected from a Mortgagor in connection with the Special Servicer granting or withholding such consent.

               (d) The Servicer shall have the right to consent to any transfers of interest of a Mortgagor, to the extent such transfer is allowed under the terms of the related Mortgage Loan, including any consent to transfer to any subsidiary or affiliate of Mortgagor or to a person acquiring less than a majority interest in the Mortgagor. The Servicer shall be entitled to collect


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and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation.

               (e) The Trustee for the benefit of the Certificateholders shall execute any necessary instruments in the form presented to it by the Servicer (pursuant to subsection (a)) or the Special Servicer (pursuant to subsection
(b)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Custodian (or, if there is no Custodian, the Trustee) except to the extent such documents have been submitted to the recording office, in which event the Servicer shall promptly deliver copies of such documents to the Custodian (or, if there is no Custodian, the Trustee) and the Special Servicer.

               SECTION 8.8 TRUSTEE TO COOPERATE; RELEASE OF TRUSTEE MORTGAGE FILES. Upon the payment in full of any Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan or the receipt by the Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage
Loan) will be escrowed in a manner customary for such purposes, and upon notification to the Trustee and Custodian by the Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) of a Servicing Officer and the delivery of a request for release of the Trustee Mortgage File in the form of Exhibit C hereto to the Trustee and the Custodian, the Custodian (or, if there is no Custodian, the Trustee) shall promptly release the related Trustee Mortgage File to the Servicer and the Trustee shall execute and deliver to the Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Servicer together with the Mortgage Note with written evidence of cancellation thereon. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Servicer to execute and deliver, on behalf of the Trustee, the Certificateholders or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors or Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Custodian (or, if there is no Custodian, the Trustee) shall, upon request of the Servicer and the delivery to the Trustee and Custodian of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to the Servicer or the Special Servicer, as the case may be.


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               SECTION 8.9 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF
SERVICER TO BE HELD FOR THE TRUSTEE FOR THE BENEFIT OF THE CERTIFICATEHOLDERS. Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee and Custodian, to the extent required by this Agreement, all documents and instruments coming into the possession of the Servicer from time to time and shall account fully to the Trustee and Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the Certificate Account, shall be held by the Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

               SECTION 8.10 SERVICING COMPENSATION.

               (a) As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account or otherwise collected from the Mortgage Loans as provided in Section 5.2.

               (b) Additional servicing compensation in the form of assumption fees, defeasance fees, partial defeasance fees, extension fees, servicing fees, default interest payable at a rate above the Mortgage Rate, Modification Fees, forbearance fees, Late Fees (net of Advance Interest) or other usual and customary charges and fees actually received from Mortgagors shall be retained by the Servicer, provided that the Servicer shall be entitled to (i) receive 50% of assumption fees collected on Mortgage Loans as provided in Section 8.7(a),
(ii) Modification Fees as provided in Section 8.18 hereof; and (iii) 100% of any extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan as provided in Section 8.18; provided, however, that the Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans. If the Servicer collects any amount payable to the Special Servicer hereunder in connection with a REO Mortgage Loan or Specially Serviced Mortgage Loan, the Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The Servicer shall be required to pay all applicable expenses incurred by it in connection with its servicing activities hereunder.

               (c) Notwithstanding any other provision herein, the Servicing Fee for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for such Determination Date.


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               (d) The Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

               SECTION 8.11 SERVICER REPORTS; ACCOUNT STATEMENTS.

               (a) For each Distribution Date, (i) the Servicer shall deliver to the Paying Agent, no later than the related Report Date, the Servicer Remittance Report with respect to such Distribution Date and (ii) the Servicer shall deliver to the Paying Agent on the related Advance Report Date, the amount of P&I Advance to be made by the Servicer on the related Servicer Remittance Date. The Special Servicer is required to provide all information relating to Specially Serviced Mortgage Loans in order for the Servicer to satisfy its duties in this Section 8.11.

               (b) The Servicer shall deliver to the Trustee, the Paying Agent and the Special Servicer within 30 days following each Distribution Date a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate Account.

               (c) The Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Certificate Account in order to permit the Special Servicer to make deposits therein.

               (d) The Servicer shall deliver to the Rating Agencies, the Trustee, the Paying Agent, the Special Servicer and the Depositor within 30 days after receipt any annual, monthly or quarterly financial statements the Servicer receives from any Mortgagor relating to the Mortgage Loans. Except as provided in Section 8.14, the Servicer shall have no duty to conform or normalize any of the data or information contained in such statements.

               (e) The Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the Special Servicer and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

               SECTION 8.12 ANNUAL STATEMENT AS TO COMPLIANCE. The Servicer shall deliver to the Depositor, the Paying Agent and the Trustee on or before the Report Date occurring in May of each year, commencing in May 2000, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Servicer during the preceding calendar year or portion thereof and of the performance of the Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such


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review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Servicer shall forward a copy of each such statement to the Rating Agencies.

               SECTION 8.13 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. On or before the Report Date occurring in May of each year, commencing in May 2000, the Servicer shall cause a firm of nationally recognized independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Operating Adviser and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") or the Audit Program for Mortgages serviced for FHLMC (the "FHLMC Audit Program"), the servicing for the preceding calendar year has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP or FHLMC Audit Program require it to report. The Servicer shall forward a copy of each such report to the Rating Agencies.

               SECTION 8.14 ANNUAL REPORTS REGARDING THE MORTGAGED PROPERTIES. Not later than the Report Date occurring in July of each year, beginning in July 2000, the Servicer shall deliver to the Trustee, the Placement Agents, the Underwriters, the Rating Agencies, any Operating Adviser and the Depositor an Annual Report for each Mortgage Loan, based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Servicer by or on behalf of each Mortgagor, or, in the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer, which Special Servicer shall forward such information to the Servicer on or before April 15 of each such year), containing such information and analyses for each Mortgage Loan as would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income. In addition, upon request the Servicer shall make available to the Special Servicer, the Paying Agent and the Trustee, within 30 days following receipt thereof by the Servicer, copies of any operating statements and rent rolls collected with respect to the Mortgaged Properties. As and to the extent reasonably requested by the Special Servicer, the Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgage Property in general. The Paying Agent shall provide or make available either electronically or, if requested by a Certificateholder or Certificate Owner in writing, by first class mail at no cost to such Certificateholder or Certificate Owner, of such Annual Reports pursuant to Section 5.4(a).

               SECTION 8.15 OTHER AVAILABLE INFORMATION AND CERTAIN RIGHTS OF THE SERVICER.

               (a) Subject to paragraphs (b), (c) and (d) below, the Servicer shall make available at its offices primarily responsible for servicing the Mortgage Loans, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the Depositor, originals or copies of, among other things, the following items: (i) this


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Agreement and any amendments thereto, (ii) all final and released Annual Reports and the Servicer Remittance Reports, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the Closing Date, (iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Servicer in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and rent roll, if any, collected by or on behalf of the Servicer or the Special Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, (viii) any Appraisal obtained by the Special Servicer, and (ix) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support the Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, Placement Agents or Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

               (b) Subject to the restrictions described below, the Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Placement Agents, the Underwriters, the Operating Adviser, any Certificateholder or Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement, and access to Servicing Officers of the Servicer responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Servicer upon request; provided, however, that the Servicer shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the Special Servicer either Placement Agent, either Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

               (c) Nothing herein shall be deemed to require the Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report, included in any communication from the Special Servicer or Mortgagor. Notwithstanding the above, the Servicer shall not have any liability to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer, any Certificateholder, any Certificate Owner, either Placement Agent, either Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Servicer (or any employee, attorney, officer, director or agent thereof), the Trust (from amounts held in any account or otherwise) shall hold harmless and indemnify the


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Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

               (d) The Servicer shall produce the reports required of it under this Agreement; provided, however, that the Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans. In the event the Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Servicer making any report or information available upon request to any Person other than the parties hereto, the Servicer may require that the recipient of such information acknowledge that the Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent, either Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders or Certificate Owners. Any transmittal of information by the Servicer to any Person other than the Trustee, the Paying Agent, the Servicer, the Special Servicer, the Rating Agencies or the Depositor may be accompanied by a letter from the Servicer containing the following provision:

               "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

               (e) The Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

               (f) The Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

               SECTION 8.16 RULE 144A INFORMATION. For so long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Servicer agrees to provide to the Paying Agent for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Paying Agent, upon the request of such Certificateholder, such


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Certificate Owner or the Paying Agent, subject to this Section 8.16 and the provisions of Section 8.15, any information prepared by the Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

               Any recipient of information provided pursuant to this Section
8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the Servicer chooses to deliver the information directly, the Depositor, the Placement Agents, the Underwriters or the Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section
8.16. As a condition to the Servicer making any report or information available upon request to any Person other than the parties hereto, the Servicer may require that the recipient of such information acknowledge that the Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, either Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, Placement Agents or Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

               SECTION 8.17 INSPECTIONS. The Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2000, or every second calendar year beginning in 2000 if the principal balance of the related Mortgage Loan is under $2 million. The Servicer shall prepare an Inspection Report relating to each inspection. The Servicer shall promptly forward the applicable Inspection Report to the Rating Agencies, the Placement Agents, the Underwriters, the Depositor, the Trustee and the Special Servicer. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Servicer prior to such inspection.

               SECTION 8.18 MODIFICATIONS, WAIVERS, AMENDMENTS, EXTENSIONS AND CONSENTS.

               Subject to the limitations of Section 12.3 hereof, the Servicer shall have the following powers:

               (a) (i) The Servicer in accordance with the Servicing Standard may agree to any modification, waiver, amendment or consent of or relating to any term other than a Money Term (or, with the consent of the Special Servicer and satisfaction of the provisions of Section 9.39, a Money Term) of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further that if any consent relates to a release of a letter of credit relating to any Mortgage Loan, then (i) the Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Servicer recommends to release, and (ii) if the terms of the related Mortgage


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Loan do not require the Servicer to approve such release, then the Special
Servicer shall within five days provide notice to the Servicer on whether the Servicer should approve the release and the failure of the Special Servicer to give the Servicer such notice shall automatically be deemed to be an approval by the Special Servicer that the Servicer should grant such release. Notwithstanding the preceding sentence, from and after the date on which neither the Servicer nor an Affiliate of the Servicer has an interest in any of the Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates, if any such proposed modification, waiver, amendment or consent is deemed material by the Servicer in its reasonable discretion and the Servicer recommends to approve such modification, waiver, amendment or consent, the Servicer shall provide to the Special Servicer a copy of the Servicer's recommendation and the relevant information obtained or prepared by the Servicer in connection therewith and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and such consent of the Special Servicer shall not be unreasonably withheld, consistent with the Servicing Standard, (B) failure of the Special Servicer to notify the Servicer, within five Business Days following the Servicer's delivery of the recommendation described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described above. In any event, the Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof.

                      (ii) The Servicer may, without the consent of the Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 60 days following the original Maturity Date, if in the Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Mortgage Loan. The Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension.

               (b) The Servicer may require, in its discretion, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Servicer a reasonable and customary modification fee to the extent permitted by law. The Servicer may charge the Mortgagor for any costs and expenses (including attorney's fees) incurred by the Servicer in connection with any request for a modification, waiver or amendment. The failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Servicer to cause such costs and expenses, and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor).

               (c) The Servicer shall notify the Trustee, the Paying Agent and the Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification,


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waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Servicer shall promptly deliver copies of such documents to the Trustee. The Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan.

               SECTION 8.19 SPECIALLY SERVICED MORTGAGE LOANS.

               (a) The Servicer shall send a written notice to the Special Servicer, the Rating Agencies, the Paying Agent and the Trustee within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and, except for the Rating Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File.

               (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the Special Servicer).

               (c) Any calculations or reports prepared by the Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the Servicer in writing by the Special Servicer as provided hereby. The Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

               (d) On or prior to each Distribution Date, the Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

               SECTION 8.20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER.

               (a) The Servicer hereby represents and warrants to and covenants with the Trustee, as of the date hereof:

                      (i) the Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;



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                      (ii) the Servicer has the full power and authority to
execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Fiscal Agent, the Paying Agent and the Special Servicer, evidences the valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                      (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

                      (iv) no litigation is pending or, to the Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                      (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

                      (vi) the performance of the services by the Servicer contemplated by this Agreement are in the ordinary course of business of the Servicer.

               (b) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

               (c) Any cause of action against the Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Trustee or the Servicer. The Servicer shall give prompt notice to the Trustee, the Depositor and the Special Servicer of the occurrence, or the failure to occur, of any event that,


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with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

               SECTION 8.21 MERGER OR CONSOLIDATION. Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate the Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

               SECTION 8.22 RESIGNATION OF SERVICER.

               (a) Except as otherwise provided in Section 8.22(b) hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Servicer to the Trustee.

               (b) The Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (x) is available, (y) has assets of at least $15,000,000 and (z) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided; (ii) the Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

               SECTION 8.23 ASSIGNMENT OR DELEGATION OF DUTIES BY SERVICER. The Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Servicer or Sub-Servicers (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Servicer gives the Depositor, the Special Servicer and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in


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excess of $15,000,000; (iv) such assignment and delegation is the subject of a
Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause
(B) of this Section, the Servicer shall be released from its obligations under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as the Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. In the case of any such assignment and delegation in accordance with the requirements of Subsection A of this Section, the Servicer shall not be released from its obligations under this Agreement. Notwithstanding the above, the Servicer may appoint Sub-Servicers in accordance with Section 8.4 hereof.

               SECTION 8.24 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

               (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Placement Agents, the Underwriters or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that the Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans (subject to the Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

               (b) In addition, the Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to, the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgement made in good faith by any officer, unless it shall be proved that the Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Servicer nor any director, officer,


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employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

               (c) The Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicer, Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless the Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Servicer is unable to recover such amounts from the Person in breach.

               (d) Except as otherwise specifically provided herein:

                      (i) the Servicer may rely, and shall be protected in acting or refraining from acting, upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (electronic or paper) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties; and

                      (ii) the Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

               (e) The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trustee, the Fiscal Agent, the Paying Agent and the Special Servicer, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Trustee's, Fiscal Agent's, the Paying Agent or the Special Servicer's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Servicer's duties hereunder or by reason of negligent disregard of the Servicer's obligations and duties hereunder. The Servicer shall immediately notify the Trustee and Paying Agent if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Servicer to indemnification hereunder, whereupon the Trustee or the Paying Agent, as applicable, may assume the defense of any such claim (with counsel reasonably satisfactory to the Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or Paying Agent shall not affect any rights the Servicer or the Trust may have to indemnification under this Agreement or otherwise, unless the Trustee's or the Paying Agent's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Servicer hereunder. Any payment hereunder made by the Trustee, the Fiscal Agent or the Paying Agent pursuant to this paragraph to the Servicer shall be paid from the Trustee's, Fiscal Agent's or Paying Agent's own funds, without reimbursement from the Trust


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therefor except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Fiscal Agent or Paying Agent shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Fiscal Agent or Paying Agent, as the case may be was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

               SECTION 8.25 INDEMNIFICATION; THIRD-PARTY CLAIMS.

               (a) The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, any Mortgage Loans, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Servicer shall promptly notify the Trustee and the Paying Agent if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Servicer to indemnification hereunder, whereupon the Trustee, on behalf of the Trust, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee and the Paying Agent shall not affect any rights the Servicer may have to indemnification under this Agreement or otherwise, unless the Trust is prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement. The Trustee, the Paying Agent or the Servicer shall promptly make from the Certificate Account any payments certified by the Servicer to the Trustee and the Paying Agent as required to be made to the Servicer pursuant to this Section 8.25.

               (b) The Servicer agrees to indemnify the Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent, the Trust, the Depositor, and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent, the Depositor, and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Servicer's duties hereunder or by reason of negligent disregard of the Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent, or the Depositor, as applicable, shall immediately notify the Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the Special Servicer, the Paying Agent, or the Trust to indemnification under this Section 8.25(b), whereupon the Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent,


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the Special Servicer, the Paying Agent, or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer shall not affect any rights the Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent, the Depositor, or the Trust may have to indemnification under this Agreement or otherwise, unless the Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Servicer, the Fiscal Agent, the Special Servicer, the Paying Agent, and the Trustee. Any expenses incurred or indemnification payments made by the Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Servicer was not culpable or that the Servicer did not act with willful misfeasance, bad faith or negligence.

               (c) The Servicer shall indemnify and hold harmless the Trust, the Trustee, the Fiscal Agent and the Paying Agent, and each of their respective directors, each of its officers, employees, agents and any Controlling Person of the Fiscal Agent, the Trustee or the Paying Agent from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Trust, the Trustee, Fiscal Agent or the Paying Agent, or any such director, officer, employees, agents or such Controlling Person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement of a material fact contained in the Preliminary Prospectus Supplement or Final Prospectus Supplement or in the Private Placement Memorandum, or arises out of, or is based upon the omission to state therein a material fact necessary to make the statements therein not misleading, and shall reimburse the Trust, Trustee, Fiscal Agent or Paying Agent or any such director, officer, employee, agent or Controlling Person for any legal and other expenses reasonably incurred by the Trust, the Trustee, the Fiscal Agent, or Paying Agent or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information concerning the Servicer furnished to the Depositor by or on behalf of the Servicer specifically for inclusion therein. The Trustee, the Fiscal Agent or the Paying Agent, as applicable, shall immediately notify the Servicer if a claim is made by a third party with respect to this Section 8.25(c) entitling the Trust or the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, or any of its directors, officers, employees, agents or Controlling Persons, as the case may be, to indemnification hereunder, whereupon the Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent, the Trustee or Paying Agent, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer shall not affect any rights the Trust, the Fiscal Agent, the Paying Agent and the Trustee may have to indemnification under this Section 8.25(c), unless the Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Servicer, the Fiscal Agent, the Paying Agent and the Trustee.

               (d) The parties expressly agree that the only written information concerning the Servicer furnished by or on behalf of the Servicer for inclusion in the Preliminary Prospectus


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Supplement and Final Prospectus Supplement is the information set forth under the paragraphs under the caption "SERVICING OF THE MORTGAGE LOANS--The Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement].

               SECTION 8.26 EXCHANGE ACT REPORTING. The Servicer, the Special Servicer, the Paying Agent and the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Depositor's satisfying the reporting requirements in respect of the Trust under the Exchange Act. The Paying Agent shall prepare and file on behalf of the Depositor periodic reports with respect to the Trust as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder. The Paying Agent shall file any such items that have not been received in such EDGAR-compatible format and shall convert any items to such format. Such EDGAR filings shall be at the expense of the Depositor. The Paying Agent shall continue to make such filings until such time as the Depositor notifies the Paying Agent that it has obtained from the Securities Exchange Commission a no-action letter or other exemptive relief relating to reducing reporting requirements in respect of the Trust under the Exchange Act and in accordance with and to the extent permitted by applicable law has filed a Form 15 relating to the automatic termination of reporting in respect of the Trust under the Exchange Act. Beginning on or before January 31, 2000, the Depositor shall pay the Paying Agent before January 31 of each year a fee of $5,000 as compensation for preparing and filing such reports.

               SECTION 8.27 COMPLIANCE WITH REMIC PROVISIONS. The Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the three REMICs as REMICs under the Code. The Servicer shall use its best efforts to take no action or cause any REMIC to take any action that could (i) endanger the status of any REMIC as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)).

               SECTION 8.28 TERMINATION.

               (a) The obligations and responsibilities of the Servicer created hereby (other than the obligation of the Servicer to make payments to the Paying Agent as set forth in Section 8.29 and the obligations of the Servicer to the Trustee, Fiscal Agent, the Paying Agent, the Special Servicer and the Trust) shall terminate on the date which is (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding or (B) the disposition of all REO Property, (ii) if an Event of Default described in clauses 8.28(b)(ii), (iii) or (iv) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to the Servicer that the Servicer is terminated or (iii) if an Event of Default described in clauses 8.28(b)(i), (v), (vi) or (vii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Servicer that the Servicer is terminated. After any Event of Default, the Trustee (i) may elect to terminate the Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the Trustee.


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               (b) "Event of Default," wherever used herein, means any one of the following events:

                      (i) any failure by the Servicer to remit to the Paying Agent any payment required to be remitted by the Servicer under the terms of this Agreement, including any required Advances; or

                      (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee; provided, however, that if the Servicer certifies to the Trustee and the Depositor that the Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Servicer to cure such failure; provided, further that such cure period may not exceed 90 days; or

                      (iii) any breach of the representations and warranties contained in Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, provided, however, that if the Servicer certifies to the Trustee and the Depositor that the Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Servicer to cure such breach; provided, further that such cure period may not exceed 90 days; or

                      (iv) the Trustee shall have received written notice from either Rating Agency that the continuation of the Servicer in such capacity would result in the downgrade, qualification (including the placement of any rated Certificate on "credit watch" or the equivalent) or withdrawal of any rating then assigned by that Rating Agency to any Class of Certificates; or

                      (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                      (vi) the Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer or relating to all or substantially all of its property; or

                      (vii) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors,


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voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

               SECTION 8.29 PROCEDURE UPON TERMINATION.

               (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Servicer Remittance Date upon which the final transfer by the Servicer to the Paying Agent shall be made, shall be given promptly in writing by the Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of the Servicer (other than the obligation of the Servicer to pay to the Paying Agent the amounts remaining in the Certificate Account as set forth below and the obligations of the Servicer to the Trustee and the Trust and the Fiscal Agent as provided herein) shall terminate and the Servicer shall transfer to the Paying Agent the amounts remaining in the Certificate Account after making the withdrawals permitted to be made pursuant to Section 5.2 and shall thereafter terminate the Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

               (b) On the date specified in a written notice of termination given to the Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to the Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of the Servicer be effective until a successor servicer shall have succeeded the Servicer as successor servicer, notified the Servicer of such designation, a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such designation, and such successor servicer shall have assumed the Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed the Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that the Servicer is terminated as a result of an event described in Section 8.28(b)(v), 8.28(b)(vi) or 8.28(b)(vii), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to the Servicer and shall use its best efforts within 90 days of assuming the duties of the Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of the Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Servicer agrees to cooperate with the Trustee, the Paying Agent and the Fiscal Agent in effecting the termination of the Servicer's responsibilities and rights hereunder as Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by


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the Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

               (c) If the Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) and such written notice of termination relates solely to an Event of Default specified in Section 8.28(b)(iv), and if the Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

               Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Servicer, and to agree to be bound by the terms hereof, not later than 30 days after termination of the Servicer hereunder. The Trustee shall solicit bids (i) on the basis of such successor Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective sub-servicing agreements and to enter into a sub-servicing agreement with the terminated Servicer to service each of the Mortgage Loans not already subject to a sub-servicing agreement at a servicing fee rate per annum equal to the Servicing Fee Rate minus three basis points per Mortgage Loan serviced (each a "Servicing Retained Bid") and (ii) on the basis of terminating each sub-servicing agreement and sub-servicer (each a "Servicing Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above), not later than 30 days after the termination of the Servicer hereunder, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

               Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

               If the Successful Bidder has not entered into this Agreement as successor Servicer within 30 days after the termination of the Servicer hereunder or no Successful Bidder was


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identified within such 30 day period, the Trustee shall have no further obligations under this Section 8.29(c) and may act or may select another successor to act as Servicer hereunder in accordance with Section 8.29(b).

                                   ARTICLE IX

                         ADMINISTRATION AND SERVICING OF
              SPECIALLY SERVICED MORTGAGE LOANS BY SPECIAL SERVICER

               SECTION 9.1 DUTIES OF SPECIAL SERVICER.

               (a) For and on behalf of the Certificateholders and the Trustee, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard.

               (b) The Special Servicer shall cooperate with the Servicer and provide the Servicer with the information reasonably requested by the Servicer, in writing, to the extent required to allow the Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports, the Special Servicer may require the Servicer to pay a reasonable fee to cover the costs of the preparation thereof. The Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

               (c) The Special Servicer shall send a written notice to the Servicer and the Paying Agent within two Business Days (or sooner, if required by the Servicing Standard) after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the Servicer.

               (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the Servicer of any changes to be made, and return the monthly statement to the Servicer. The Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

               (e) All amounts collected by the Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Property) shall be


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deposited in the Certificate Account. The Servicer shall within three Business
Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within one Business Day thereafter, instruct the Servicer in writing how to apply such payment.

               (f) The Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by the Special Servicer in the course of operation or management of, or the compiling, reporting or generation of date required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

               SECTION 9.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY OF SPECIAL SERVICER. The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "Baa2" as rated by Moody's and "BBB" as rated by DCR, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

               SECTION 9.3 SUB-SERVICERS. The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the Servicer. The Special Servicer shall notify the Servicer and Trustee of the appointment of any Sub-Servicer of the Special Servicer.

               SECTION 9.4 SPECIAL SERVICER GENERAL POWERS AND DUTIES.

               (a) Subject to the other terms and provisions of this Agreement, the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date a Power of Attorney in the form of Exhibit S-2 hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary


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to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided, that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than five Business days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust, as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust. In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust, be deemed to be the agent of the Trust. The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any director, officer, employee, agent or Controlling Person of it or its affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

               (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, inspections, at its own expense, of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided, that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans as soon as practicable after it becomes a Specially Serviced Mortgage Loan and at least once during each twelve-month period that ends on June 30 of any calendar year thereafter (commencing with the


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twelve-month period ending June 30, 2000). The Special Servicer shall provide to the Servicer and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

               SECTION 9.5 "DUE-ON-SALE" CLAUSES; ASSIGNMENT AND ASSUMPTION AGREEMENTS; MODIFICATIONS OF SPECIALLY SERVICED MORTGAGE LOANS.

               Subject to the limitations of Section 12.3, the Special Servicer shall have the following duties and rights:

               (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                      (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

                      (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after consultation with the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds the Review Threshold, then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to DCR and Moody's a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall also prepare and provide DCR and Moody's with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Mortgage Loans below the Review Threshold, but for which the Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. The Rating Agencies shall respond to such request in a reasonable period of time. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special Servicer shall have the rights and duties set forth in Section 8.7(b). The Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

               After notice to the Operating Adviser, the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided, that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the Special Servicer shall enter into an


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assumption or substitution agreement only if the credit status of the prospective new mortgagor and the underwriting of the new mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standards and criteria. The Special Servicer shall notify the Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

               (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

               (c) Subject to the Servicing Standard and Section 9.34, and the rights and duties of the Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at related Mortgage Rate),
(C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39, the Special Servicer has made such notice.

               In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date, (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease, (iii) reduce the related Mortgage Rate on any such Specially Serviced Mortgage Loan to less than the lesser of (a) the Weighted Average REMIC I Net Mortgage Rate as of the Cut-off Date and (b) the highest Pass-


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Through Rate on any Class of Certificate (other than the Class X Certificates), or (iv) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Scheduled Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan. Upon request, the Paying Agent shall provide to the Special Servicer the rates in clause (iii) above.

               Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Mortgage Loan that has failed to make the Balloon Payment at its original Maturity Date, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make its Balloon Payment) and has not been delinquent in the preceding twelve months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make one or more extensions, in the aggregate not exceeding three years, at the existing Mortgage Rate for such Mortgage Loan. The preceding sentence does not modify the limitations of clause (i), (ii) or (iii) of the preceding paragraph.

               The determination of the Special Servicer contemplated by clause
(B) of the proviso to the first paragraph, and clause (ii) of the second paragraph, of this Section 9.5(c) shall be evidenced by an Officer's Certificate setting forth the information required under subsection (c). (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense.

               (e) The Special Servicer will promptly deliver to the Servicer, the Operating Adviser, the Trustee, the Paying Agent and the Rating Agencies a notice, specifying any such assignments and assumptions, modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall be delivered to the Trustee and the Paying Agent and shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.


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               (f) No fee described in this Section shall be collected by the
Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulation ss. 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

               (g) The Special Servicer shall cooperate with the Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans, and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(a) and 100% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(b).

               (h) Notwithstanding anything herein to the contrary, the Special Servicer shall not be permitted to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

               SECTION 9.6 RELEASE OF MORTGAGE FILES.

               (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Special Servicer will immediately notify the Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Servicer.

               (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee and Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.


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               (c) The Special Servicer shall send notification in writing, to the Servicer to request any documents and instruments in the possession of the Servicer related to any Specially Serviced Mortgage Loan.

               (d) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

               SECTION 9.7 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF SPECIAL SERVICER TO BE HELD FOR THE TRUSTEE.

               (a) The Special Servicer shall transmit to the Custodian (or, if there is no Custodian, the Trustee) such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be transmitted to the Servicer within one Business Day of receipt to the Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the Servicer, the Fiscal Agent, the Paying Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided further that the Trustee and the Paying Agent shall be entitled to receive from the Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the Servicer's, the Fiscal Agent's, the Paying Agent's or the Operating Adviser's purposes.

               (b) The Special Servicer hereby acknowledges that the Trust owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust.


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               (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

               SECTION 9.8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPECIAL SERVICER.

               (a) Special Servicer hereby represents, warrants to and covenants with the Trustee (in its capacity as Trustee of the Trust) that as of the date hereof:

                      (i) the Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and shall be and thereafter remain, in compliance with the laws of each state in which any Mortgaged Property (including any REO Property) which is, or is related to, a Specially Serviced Mortgage Loan is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                      (ii) the Special Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Paying Agent, the Servicer and the Fiscal Agent, evidences the valid and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, receivership, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                      (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement.

                      (iv) no litigation is pending or, to the Special Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;


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                      (v) no consent, approval, authorization or order of any
court or governmental agency or body is required for the execution, delivery and performance by it, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

                      (vi) the performance of the services by the Special Servicer contemplated by this Agreement are in the ordinary course of business of the Special Servicer.

               (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

               (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Trustee, the Servicer, the Paying Agent, the Fiscal Agent, or the Special Servicer. The Special Servicer shall give prompt notice to the Trustee, the Paying Agent, the Fiscal Agent, the Depositor, the Operating Adviser and the Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

               SECTION 9.9 STANDARD HAZARD, FLOOD AND COMPREHENSIVE GENERAL LIABILITY INSURANCE POLICIES.

               (a) For all REO Property, to the extent consistent with the Servicing Standard, the Special Servicer shall use efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid principal balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan of such Mortgage Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special


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Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1 million per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee and be endorsed with a standard mortgagee clause. The costs of such insurance shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

               (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

               (c) Notwithstanding the above, (i) the Special Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements and (ii) the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. The Special Servicer shall notify the Trustee of any such determination.

               The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer with a minimum claims paying ability rating of at least "A2" by Moody's and "A" by DCR or otherwise approved by the Rating Agencies or (ii) if the Special Servicer, provided that the rating of such Person's long-term debt is not less than "A2" by Moody's and "A" by DCR self-insures for its obligations as set forth in the first paragraph of this Section 9.9. In the event that the Special Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Special Servicer as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In


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connection with its activities as administrator and servicer of the Mortgage
Loans, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

               SECTION 9.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

               SECTION 9.11 COMPENSATION TO THE SPECIAL SERVICER.

               (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the Special Servicer to the Servicer within one Business Day of receipt thereof, and deposited by the Servicer in the Certificate Account. The Special Servicer shall be entitled to receive a Liquidation Fee from the Liquidation Proceeds received in connection with a Final Disposition of a Specially Serviced Mortgage Loan or REO Property. Notwithstanding any other provision herein, the Special Servicing Fee for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest, if any, relating to Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments not from Liquidation Proceeds or from modifications of Specially Serviced Mortgage Loans for such Determination Date. The Special Servicer shall also be entitled to additional servicing compensation of an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments not from Liquidation Proceeds or from modifications of Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date.

               (b) The Special Servicer shall be entitled to cause the Servicer to withdraw from the Certificate Account the Special Servicer Compensation in respect of each such Mortgage Loan in the time and manner set forth in Section
5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

               (c) Additional Special Servicer compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees (net of Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the


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Certificate Account pursuant to the terms of this Agreement. The Special
Servicer shall also be permitted to receive 50% of all assumption fees collected with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a) and 100% of all assumption fees collected with respect to Mortgage Loans that are Specially Serviced Mortgage Loans as provided in Section 8.7(b). To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

               SECTION 9.12 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

               (a) The Special Servicer, in accordance with the Servicing Standard and subject to Section 9.4(a), shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard. The foregoing is subject to the proviso that the Special Servicer shall not request that the Servicer make a Servicing Advance for Liquidation Expenses unless the Special Servicer shall in its sole discretion determine, consistent with the Servicing Standard, (i) that such foreclosure or restoration will increase on a net present value basis the Liquidation Proceeds of the Specially Serviced Mortgage Loan to the Trust and (ii) that such Liquidation Expenses will be recoverable from Liquidation Proceeds, and any such Servicing Advance by the Servicer or the Trustee or the Fiscal Agent shall be subject to the determination(s) of recoverability contemplated by Section 4.4.

               (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

                      (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                      (ii) the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC will not cause the imposition of a tax on any REMIC Pool under the Code or cause any REMIC Pool to fail to qualify as a REMIC.

               (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless


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the Special Servicer has also previously determined in accordance with the
Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or affiliate of the Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

                      (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions; and

                      (ii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

provided, however, that such compliance pursuant to clause (i) above or the taking of such action pursuant to this clause (ii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

               (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor in connection with the curing of the default under the Specially Serviced Mortgage Loan.

               (e) If the Special Servicer determines, pursuant to Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust, including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the principal balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall


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not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

               (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

               SECTION 9.13 FORECLOSURE. In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

               The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust, shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section 9.15. Subject to
Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust solely for the purpose of its prompt disposition and sale.

               SECTION 9.14 OPERATION OF REO PROPERTY.

               (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property an account held in trust for the benefit of the Certificateholders in the name of "LaSalle Bank National Association, as Trustee for the Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 1999-WF2 [name of Property Account]" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Account within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

               (b) On or before each Special Servicer Remittance Date, the Special Servicer shall withdraw from each REO Account and deposit in the Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties and reinvestment income thereon; provided, however, that the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in the REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs,


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replacements, and necessary capital improvements and other related expenses. The
Special Servicer shall notify the Servicer of all such deposits (and the REO Properties to which the deposits relate) made into the Certificate Account.

               (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust, and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Trust), to the extent such amounts cannot be paid from REO Income:

                      (i) all insurance premiums due and payable in respect of such REO Property;

                      (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

                      (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures);

                      (iv) Notwithstanding the above, the Special Servicer shall pay for such items if, but only if, in the Special Servicer's good faith reasonable business judgment, such amounts will be recoverable from (i) proceeds received in respect of such REO Property prior to the final liquidation of such REO Property or (ii) Liquidation Proceeds, subject to the provisions of Section
4.4 hereof.

               (d) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall use its best efforts to contract with any Independent Contractor for the operation and management of the REO Property, provided that:

                      (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                      (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

                      (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

                      (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve


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the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

                      (v) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

                      (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

               The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced as a Servicing Advance, subject to the provisions of Section 4.4 hereof.

               (e) Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The Special Servicer shall notify the Trustee, the Paying Agent and the Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request by the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

               (f) Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:


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                      (i) permit the Trust to enter into, renew or extend any
New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                      (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                      (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                      (iv) operate, other than through an Independent Contractor, or allow any other Person to operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

               SECTION 9.15 SALE OF REO PROPERTY.

               (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser, shall use its reasonable best efforts to sell any REO Property in accordance with the Servicing Standard, but prior to the end of the third calendar year following the end of the year of its acquisition, but in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property, in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in
Section 860F(a)(2) of the Code, or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value within the extended period specified in the Nondisqualification Opinion. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may


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be, auction the REO Property to the highest bidder (which may be the Special
Servicer) in accordance with the Servicing Standard; provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price except as provided in Section 9.36; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the fair market value set forth in such Appraisal. Neither any Seller nor the Depositor may purchase REO Property at a price in excess of the fair market value thereof.

               (b) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee, the Paying Agent and the Servicer a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee or the Paying Agent may reasonably request in writing.

               (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the Certificate Account within one Business Day of receipt.

               (d) The Special Servicer shall provide the necessary information to the Servicer and the Paying Agent to allow the Servicer to prepare, deliver and file reports of foreclosure and abandonment in accordance with Section 6050J and Section 6050P, if required, of the Code with respect to such REO Property and shall deliver such information with respect thereto as the Servicer, the Paying Agent or the Trustee may request in writing.

               SECTION 9.16 REALIZATION ON COLLATERAL SECURITY. In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust), take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

               SECTION 9.17 SALE OF DEFAULTED MORTGAGE LOANS. In lieu of exercising remedies pursuant to the terms of any Mortgage Loan and Mortgage, the Special Servicer may sell a Specially Serviced Mortgage Loan that is a Defaulted Mortgage Loan for cash in accordance with Section 9.36 hereof.

               SECTION 9.18 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. The Special Servicer shall deliver to the Depositor, the Servicer and the Trustee on or before the Report Date occurring in March of each year, commencing in March 2000, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Special Servicer during the


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preceding calendar year or portion thereof and of the performance of the Special
Servicer under this Agreement has been made under such officer's supervision and
(B) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Special Servicer shall forward a copy of each such statement to the Rating Agencies.

               SECTION 9.19 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. On or before the Report Date occurring in April of each year, commencing in April 2000, the Special Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Servicer, the Operating Adviser, the Paying Agent and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and that, on the basis of such examination conducted substantially in compliance with the USAP or the FHLMC Audit Program, such servicing for the preceding calendar year has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP or FHLMC Audit Program require it to report. The Special Servicer shall forward a copy of each such report to the Rating Agencies.

               SECTION 9.20 MERGER OR CONSOLIDATION. Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to the business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides written acknowledgment that its rating of the Certificates in effect immediately prior to such merger, consolidation, or succession will not be qualified or reduced as a result of such merger, consolidation or succession. If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

               SECTION 9.21 RESIGNATION OF SPECIAL SERVICER.

               (a) Except as otherwise provided in this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Servicer, the Operating Adviser, and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) satisfied the requirements that would apply pursuant to Section
9.20 hereof if a merger of the Special Servicer had occurred, (ii) assumed the Special Servicer's responsibilities and obligations under this Agreement and
(iii) Rating Agency


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Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the Servicer and the Trustee.

               (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon reasonable notice to the Trustee, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

               (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

               SECTION 9.22 ASSIGNMENT OR DELEGATION OF DUTIES BY SPECIAL SERVICER. Except as expressly provided herein including Section 9.3, the Special Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Special Servicer hereunder; provided that the Special Servicer shall have the right without the prior written consent of the Trustee to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Special Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Special Servicer relieve the Special Servicer of any responsibility, obligation or liability hereunder. Notice of such permitted assignment shall be given promptly by the Special Servicer to the Servicer and the Trustee, and any cost thereof shall be borne by the Special Servicer.

               SECTION 9.23 LIMITATION ON LIABILITY OF THE SPECIAL SERVICER AND OTHERS.

               (a) Neither the Special Servicer nor any of the directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment; provided that this provision shall not protect the Special Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the Servicer or any director, officer, employee or agent of the Servicer) respecting any matters arising hereunder. The Special Servicer shall not


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be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Specially Serviced Mortgage Loans, or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from liability to, or entitled to indemnification from, the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.

               (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgement made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special Servicer shall be entitled to rely on reports and information supplied to it by the Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

               (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Servicer, the Fiscal Agent, the Paying Agent or Trustee in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

               (d) Except as otherwise specifically provided herein:

                      (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties; and

                      (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.


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               (e) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Trustee, the Fiscal Agent and the Paying Agent, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Trustee's, the Fiscal Agent's or Paying Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the Trustee, the Fiscal Agent and Paying Agent if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the Trustee or the Paying Agent, as applicable, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the Trustee or the Paying Agent, as applicable, shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Trustee or the Paying Agent, as applicable, is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special Servicer hereunder. Any payment hereunder made by the Trustee, the Fiscal Agent or Paying Agent, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the Trustee's, Fiscal Agent's or Paying Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement.

               SECTION 9.24 INDEMNIFICATION; THIRD-PARTY CLAIMS.

               (a) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to (i) this Agreement, and (ii) any action taken by the Special Servicer in accordance with the instruction delivered in writing to the Special Servicer by the Trustee or the Servicer pursuant to any provision of this Agreement in each case and the Special Servicer and each of its directors, officers, employees and agents shall be entitled to indemnification from the Trust for any loss, liability or expense (including attorney's fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer shall promptly notify the Trustee and the Paying Agent if a claim is made by a third party with respect hereto or the Specially Serviced Mortgage Loans entitling the Special Servicer to indemnification hereunder, whereupon the Trustee shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer) and the Trust shall pay, from amounts on deposit in the Certificate Account pursuant to
Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any


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failure to so notify the Trustee or the Paying Agent shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Trust is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party responsible, or if not recovered by the Special Servicer from such Person, then by the Trust, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable.

               (b) The Special Servicer agrees to indemnify the Trust, and the Trustee, the Fiscal Agent, the Paying Agent, the Depositor, the Servicer and any director, officer, employee or agent or Controlling Person of the Trustee, the Fiscal Agent, the Paying Agent, the Depositor and the Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Fiscal Agent, the Paying Agent, the Depositor or the Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Special Servicer. The Trustee, the Fiscal Agent, the Paying Agent, the Depositor or the Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Fiscal Agent, the Paying Agent, the Depositor or the Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Paying Agent, the Depositor or the Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Fiscal Agent, the Paying Agent, the Depositor or the Servicer may have to indemnification under this Agreement or otherwise, unless the Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer or the Trustee or Fiscal Agent. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

               (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Prospectus Supplement is the information set forth in the paragraphs under the caption "Servicing of the Mortgage Loans--The Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

               SECTION 9.25 [RESERVED].

               SECTION 9.26 SPECIAL SERVICER MAY OWN CERTIFICATES. The Special Servicer or any agent of the Special Servicer (if the Special Servicer is not Wells Fargo Bank, National Association unless Wells Fargo Bank, National Association acquires the Certificates at the then


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fair market value of such Certificates) in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

               SECTION 9.27 TAX REPORTING. From and after the Closing Date, the Special Servicer shall provide the necessary information to the Servicer to allow the Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Servicer copies of any such reports. The Servicer shall forward such reports to the Trustee and the Paying Agent.

               SECTION 9.28 APPLICATION OF FUNDS RECEIVED. It is anticipated that the Servicer will be collecting all payments with respect to the Mortgage Loans (other than payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income) it shall, within one Business Day of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any, (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), either, (i) forward such payment (endorsed, if applicable, to the order of the Servicer), to the Servicer, or (ii) deposit such amounts, or cause such amounts to be deposited, in the Certificate Account. The Special Servicer shall notify the Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

               SECTION 9.29 COMPLIANCE WITH REMIC PROVISIONS. The Special Servicer shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, adopt a plan of complete liquidation. The Special Servicer shall not take any action or cause any REMIC to take any action that would (i) endanger the status of any REMIC as a REMIC under the Code or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of Article XII hereof.

               SECTION 9.30 TERMINATION.

               (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof)


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shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan, (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to the Special Servicer that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively, and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with Section 9.21.

               (b) The Trustee may terminate the Special Servicer, in the event that (i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the Servicer, the Fiscal Agent, the Paying Agent or the Depositor under the terms of this Agreement, (ii) the Special Servicer has breached any material obligation set forth in this Agreement and has failed to cure such breach within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Trustee or the Servicer, that materially and adversely affects the interests of the Certificateholders, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure by not more than an additional 90 days; (iii) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of the Certificateholders, and has failed to cure such breach within thirty (30) days after notice by the Trustee or the Servicer; (iv) the Trustee shall have received written notice from either Rating Agency that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification (including the placement of any rated Certificate on "credit watch" or the equivalent) or withdrawal of any rating then assigned by that Rating Agency to any Class of Certificates; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property; or (vii) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to the Special Servicer specifying the reason for such termination.

               (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably


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satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed.

               SECTION 9.31 PROCEDURE UPON TERMINATION.

               (a) Notice of any termination pursuant to clause (i) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the duties of the Special Servicer (other than the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

               (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided, that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section
9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

               SECTION 9.32 CERTAIN SPECIAL SERVICER REPORTS.

               (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Servicer, the Paying Agent, and the Trustee on or prior to the Determination Date


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for each month, a Special Servicer Monthly Report substantially in the form of
Exhibit O or in such electronic format as is mutually acceptable to the Servicer and the Special Servicer. The Servicer, the Paying Agent, and the Trustee may use such reports or information contained therein to prepare its reports and the Servicer may, at its option, forward such Special Servicer Monthly Reports directly to the Depositor and the Rating Agencies. The Special Servicer Monthly Report shall be substantially in the form of Exhibit O and shall contain a narrative description for each Specially Serviced Mortgage Loan of the current status of such Loan including the status of any workout or foreclosure, the change in such status since the prior Special Servicer Monthly Report, and other information described in Exhibit O.

               (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent and the Servicer no later than the ten Business Day following such Final Recovery Determination.

               (c) The Special Servicer shall provide to the Servicer or the Paying Agent at the reasonable request in writing of the Servicer or Paying Agent, any information in its possession with respect to the Specially Serviced Mortgage Loans which the Servicer or Paying Agent, as the case may be, shall require in order for the Servicer or Paying Agent to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The Servicer will provide the Special Servicer at the request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

               (d) Not later than 20 days after each Special Servicer Remittance Date, the Special Servicer shall forward to the Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

               (e) The Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver to the Servicer, the Trustee and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2000, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property,
(ii) a copy of the most recent rent roll available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage


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Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

               (f) The Special Servicer shall deliver to the Servicer, the Paying Agent, the Depositor and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Servicer, the Paying Agent, the Trustee or Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

               (g) The Special Servicer shall deliver a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with Section 9.4(b).

               (h) The Special Servicer shall provide as soon as practicable after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, to the Servicer its estimate of the net recoverable amount to the Certificateholders and anticipated expenses in connection therewith (and a general description of the plan to achieve such recovery) of such Specially Serviced Mortgage Loan and other information reasonably requested by the Servicer. The Special Servicer shall update such information on a quarterly basis.

               SECTION 9.33 SPECIAL SERVICER TO COOPERATE WITH THE SERVICER AND PAYING AGENT.

               (a) The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the Servicer or Paying Agent to enable it to perform its duties under this Agreement; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose the Special Servicer, the Trust, the Fiscal Agent, the Paying Agent, or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the Special Servicer shall notify the Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

               (b) The Special Servicer shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall be charged to the Operating Adviser, but in no event shall such costs be an expense of the Trust:

                      (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;


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                      (ii) if the Special Servicer elects to proceed with a
foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

                      (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

                      (iv) in connection with entering into an assumption agreement from or with a person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standard;

                      (v) in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

                      (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver, amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

               SECTION 9.34 CERTAIN REMIC LIMITATIONS ON MODIFICATION OF SPECIALLY SERVICED MORTGAGE Loans. Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not permit any modification of any Money Term of a Specially Serviced Mortgage Loan unless (i) the Special Servicer shall have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treasury Regulations Sec 1.860G-2(B) of the Code), the reasonable cost of which opinion shall be an expense of the Trust or (ii) such modification meets the requirements set forth in Section 9.5.

               SECTION 9.35 [RESERVED].

               SECTION 9.36 SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES.

               (a) The Special Servicer may, after providing notice to the Operating Adviser, subject to the limitations in paragraph (d) below, offer to sell for cash to any Person, for an amount equal to the Purchase Price therefor, any REO Property or Defaulted Mortgage Loan. In the case of REO Property, the Special Servicer shall offer to sell such REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or prior to the date specified in Section 9.15 and in any event prior to the Final Rated


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

Distribution Date. The Special Servicer shall give the Operating Adviser, the Servicer, the Paying Agent and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, and in respect of such sale, the Special Servicer shall offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard and shall accept the highest cash bid received in such auction or other procedure from any Person for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in this Section at least equal to the Purchase Price therefor.

               In the absence of a bid in an amount at least equal to the Purchase Price (after deducting allocable expenses), the Special Servicer shall accept the highest bid received from any Person other than the Servicer, the Special Servicer or the Operating Adviser, if any, that the Special Servicer determines to be a fair price for the Defaulted Mortgage Loan or REO Property. However, the Special Servicer may be the purchaser of a Defaulted Mortgage Loan or a related REO Property only if the price at which the Special Servicer purchases is at least equal to the highest bid and it has received at least three bids from non-affiliated parties. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property. The Special Servicer shall not accept a bid from Wells Fargo Bank, National Association, either Seller or the Depositor unless such bid is in the good faith judgment of the Special Servicer, equal to (and not greater than) the then market value of such REO Property or the fair price of the Defaulted Mortgaged Loan.

               The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid (including a bid lower than the Purchase Price) of a Person other than an Interested Person or the Operating Adviser, if any, if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable), provided, that if any Defaulted Mortgage Loan or REO Property as to which an Appraisal Reduction has occurred is to be sold by the Special Servicer, then the Special Servicer shall not, without the approval of the Operating Adviser, if any, accept any bid for such loan or property that is less than 90% of the appraised value of the related Mortgaged Property (based on the appraisal used in determining the related Appraisal Reduction). The Special Servicer, after notice to the Operating Adviser, if any, shall determine no later than six months prior to the end of the two-year period referred in Section 9.15 with respect to any REO Property whether a sale of such REO Property pursuant to any bids being made with respect thereto is in the best economic interests of the Certificateholders as a whole. If the Special Servicer so determines in accordance with the Servicing Standard after notice to the Operating Adviser, if any, that such a sale would not be in the best interests of the Certificateholders, the Special Servicer shall seek an extension of such period in the manner described in
Section 9.15.

               In determining whether any bid received from an Interested Person or whether the price to be paid by the Special Servicer or any Affiliate thereof represents a fair price or market


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

value for any Defaulted Mortgage Loan or any REO Property, the Special Servicer may rely conclusively on the opinion of the value of such REO Property by an independent MAI-designated appraiser selected by the Trustee at the expense of the Trust. In determining whether any bid constitutes a fair price or market value for any Defaulted Mortgage Loan or any REO Property, the Special Servicer shall take into account, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust's obligation to dispose of any REO Property within the two-year period specified in Section 9.15.

               (b) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Paying Agent, the Fiscal Agent, the Depositor, the Special Servicer, the Servicer, or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Servicer, the Depositor, the Paying Agent, the Fiscal Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

               (c) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one Business Day in the Certificate Account.

               (d) Notwithstanding anything herein to the contrary, the Special Servicer shall not be required to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

               SECTION 9.37  OPERATING ADVISER; ELECTIONS.

               (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicer in respect of the Specially Serviced Mortgage Loans.

               (b) An election of an Operating Adviser also shall be held upon the resignation or removal of the Person acting as Operating Adviser. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, at the direction of the Trustee not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser.


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At the meeting, each Holder shall be entitled to nominate one Person to act as
Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

               (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall promptly forward the votes to the Trustee who will establish the identity of the Operating Advisor. Until an Operating Advisor is elected or in the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

               (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent or Trustee, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

               (e) The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Trustee may make such reasonable regulations as it may deem advisable for any election.

               (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the Special Servicer.

               SECTION 9.38 LIMITATION ON LIABILITY OF OPERATING ADVISER. The Operating Adviser shall have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement, or using reasonable business judgment. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict. Notwithstanding any term in this Agreement, the Special Servicer shall not be entitled to indemnification from the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.


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

               SECTION 9.39  DUTIES OF OPERATING ADVISER.

               (a) The Operating Adviser may advise, and receive notice from, the Special Servicer, but is not required to do so on any of the following actions:

                      (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                      (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original Maturity Date of a Mortgage Loan for two years or less;

                      (iii) any proposed sale of a Defaulted Mortgage Loan (other than upon termination of the Trust pursuant to Article X);

                      (iv) any determination to bring an REO Property into compliance with Environmental Laws; and

                      (v) any acceptance of substitute or additional collateral for a Mortgage Loan.

               In addition, the Operating Adviser may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment, the Trustee shall have received (A) Rating Agency Confirmation from each Rating Agency and (B) a Nondisqualification Opinion (which shall not be an expense of the Trustee or the Trust).

               (b) The Operating Advisor and any Holder or Certificate Owner of a Class G, Class H, Class I, Class J, Class K, Class L or Class M Certificate shall be entitled to receive, upon request made to the Trustee, Servicer or Special Servicer (as appropriate) accompanied by a Report Certification, a copy of any notice or report required to be prepared or delivered by such party (whether prepared and delivered upon request or otherwise) pursuant to this Agreement. Any such party from whom such a report or notice is requested will be entitled to make delivery thereof contingent upon the payment by the requesting party of the reasonable cost of copying and delivering such notice or report to such requesting person.

                                   ARTICLE X

                                  PURCHASE AND
                            TERMINATION OF THE TRUST

               SECTION 10.1 TERMINATION OF TRUST UPON REPURCHASE OR LIQUIDATION OF ALL MORTGAGE LOANS.

               (a) The obligations and responsibilities of the Trustee and Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I


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

Certificateholders, the Class R-II Certificateholders and REMIC III Certificateholders as set forth in Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) or (iii) the termination of the Trust pursuant to Section 10.1(c) below; provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

               (b) The Servicer shall give the Trustee and Paying Agent notice of the date when the Aggregate Certificate Balance of the Certificates, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to one percent (1%) of the initial Aggregate Certificate Balance of the Certificates as of the Cut-Off Date. The Trustee shall promptly forward such notice to the Depositor, the Servicer, the Special Servicer, the Controlling Class and the Holders of the Class R-I Certificates, who in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the Servicer for the benefit of the Depositor, the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon at the applicable Mortgage Rates (or Mortgage Rates less the Servicing Fee Rate, if the Servicer is the Purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I. As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Depositor, the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Servicer, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Depositor, such Holders, the Special Servicer or the Servicer, as the case may be, stating that such termination will be a "qualified liquidation" under section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

               (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC I Interests such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III) upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that


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

such termination will be a "qualified liquidation" of each REMIC under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

               SECTION 10.2 PROCEDURE UPON TERMINATION OF TRUST.

               (a) Notice of any termination pursuant to the provisions of
Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Paying Agent, the Rating Agencies, the Class R-I and REMIC III Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II and REMIC III Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II and REMIC III Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II and REMIC III Certificates shall terminate and the Trustee shall terminate, or request the Servicer and Paying Agent to terminate, the Certificate Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II and REMIC III Certificateholders in trust without interest pending such payment.

               (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II and REMIC III Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II and REMIC III Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II and REMIC III Certificateholders due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this
Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMICs and shall be beneficially owned by the related Holder.


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               SECTION 10.3 ADDITIONAL TRUST TERMINATION REQUIREMENTS.

               (a) The Trust and each REMIC shall be terminated in accordance with the following additional requirements, unless at the request of the Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Trustee and the Paying Agent subsequently receive an Opinion of Counsel (at the expense of the Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                      (i) Within 89 days prior to the time of the making of the final payment on the REMIC III Certificates the Servicer shall prepare and the Trustee on behalf of the REMIC I Interests, REMIC II or REMIC III shall adopt a plan of complete liquidation of the REMIC I Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan shall be signed by the Trustee; provided that the Trustee shall have no obligation to determine the accuracy or adequacy of such plan of liquidation other than that such plan of liquidation meets the requirements outlined in Sections 10.1, 10.2 and 10.3;

                      (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

                      (iii) At the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

                      (iv) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

               (b) By their acceptance of the Class R-I, Class R-II or Class R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of the REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.


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

               (c) On the final federal income tax return for each REMIC Pool, the Paying Agent shall attach a statement specifying the date of the adoption of the plan of liquidation.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

               The provisions of this Article XI shall apply to each of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC Regular Certificateholders and Residual Certificateholders to the extent appropriate.

               SECTION 11.1 LIMITATION ON RIGHTS OF HOLDERS.

               (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each


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and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 11.2 ACCESS TO LIST OF HOLDERS.

               (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee or Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

               (b) If the Depositor, the Operating Adviser, the Special Servicer, the Servicer, the Paying Agent, or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

               (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

               SECTION 11.3 ACTS OF HOLDERS OF CERTIFICATES.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and Paying Agent, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.


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               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                  ARTICLE XII

                              REMIC ADMINISTRATION

               The provisions of this Article XII shall apply to each REMIC
Pool.

               SECTION 12.1 REMIC ADMINISTRATION.

               (a) An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and the Distribution Account, the Insurance Policies and any REO Properties as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate class of "regular interests" in the REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in the REMIC I. Neither the Trustee nor the Paying Agent shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMICs other than the REMIC I, REMIC II and REMIC III Regular Interests and the Residual Certificates.

               An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which


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

the REMIC II Interest is issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

               An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates, together with the REMIC III Class M Regular Interest and the REMIC III Excess Interest, shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

               (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

               (c) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

               (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Servicer. The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

               (e) The Paying Agent shall prepare and file all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative; the expenses of preparing such returns shall be borne by the Paying Agent and the cost of filing such returns shall be borne by the applicable REMIC Pool, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Servicer and the Special Servicer shall provide on a timely basis to the Paying Agent or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or the Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Servicer and the Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust and the


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

Paying Agent and the Trustee and Fiscal Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Servicer and the Special Servicer shall indemnify the Paying Agent, the Trustee, the Fiscal Agent and the Depositor for any liability or assessment against the Paying Agent, the Trustee, the Fiscal Agent, the Depositor or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorney's fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Servicer or the Special Servicer, as the case may, be or caused by the negligence, willful misconduct or bad faith of the Servicer or the Special Servicer, as the case may be. The Paying Agent shall indemnify the Servicer, the Trustee, the Fiscal Agent, the Depositor or any REMIC Pool for any expense incurred by the Servicer, the Trustee, the Fiscal Agent, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Servicer, the Special Servicer, the Paying Agent, the Trustee, and the Fiscal Agent or the termination of this Agreement.

               (f) The Paying Agent shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

               (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Form 1099 information returns and such other information within the control of the Paying Agent as the Depositor may reasonably request in writing. Moreover, the Paying Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.


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

               (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent, and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (i) The Trustee, the Paying Agent, the Holders of the Residual Certificates, the Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Paying Agent, the Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC or, as appropriate, adopt a plan of complete liquidation.

               (j) The Trustee, the Paying Agent, the Servicer, the Special Servicer, the Fiscal Agent and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2)) unless the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the Paying Agent or the Holders of the Residual Certificates to undertake such action.

               (k) In the event that any tax is imposed on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be


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charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement; (iii) the Servicer, if such tax arises out or results from a breach by the Servicer of any of its obligations under this Agreement; (iv) the Trustee, if such tax arises out of or results from a breach of the obligations of the Trustee under this Agreement; or (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

               (l) The Paying Agent and, to the extent that records are maintained by the Servicer or the Special Servicer in the normal course of its business, the Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

               (m) Neither the Trustee, the Paying Agent, the Servicer nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

               (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Paying Agent within ten (10) days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Senior Certificates, Subordinate Certificates and Residual Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Fiscal Agent, the Paying Agent and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Fiscal Agent, the Paying Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this


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Agreement and the termination or resignation of the Paying Agent, the Trustee and the Fiscal Agent.

               The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

               (o) At all times as may be required by the Code, the Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

               (p) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero is the Final Rated Distribution Date.

               SECTION 12.2 PROHIBITED TRANSACTIONS AND ACTIVITIES. Neither the Trustee nor the Paying Agent, the Servicer nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC Certificates, other than the Residual Certificates, as the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

               SECTION 12.3 MODIFICATIONS OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the Servicer nor the Special Servicer shall permit any modification of any Money Term of a Mortgage Loan or a

Specially Serviced Mortgage Loan unless (i) the Trustee, the Paying Agent and the Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treas. Reg. Sec. 1.860G-2(B) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

               SECTION 12.4 LIABILITY WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Paying Agent or the Trustee, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Special Servicer, the Fiscal Agent, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Servicer, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Fiscal Agent, the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent, as the case may be, shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

               SECTION 13.1 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               SECTION 13.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

SECTION 13.3   AMENDMENT.

               (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum and in the Preliminary Prospectus Supplement and Final Prospectus Supplement, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates or (vi) any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall
(A) adversely affect in any material respect the interests of any Holder not consenting thereto, and no amendment shall adversely affect the status of any REMIC Pool as a REMIC without the consent of 100% of the Certificateholders or
(B) adversely affect the status of any REMIC Pool as a REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to any of the rated Certificates that were currently being rated by the Rating Agencies (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor). The placement of an "original issue discount" legend on, or any change required to correct any such legend previously placed on, a Certificate shall not be deemed an amendment to this Agreement.

               (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with delivery of a Rating Agency Confirmation by each of the Rating Agencies; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this
Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

               (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate

Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate the Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's obligation to Advance or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions or (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders); provided, however, that no such Amendment may modify
Section 8.18 without delivery of a Rating Agency Confirmation from each of the Rating Agencies The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

               (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

               (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

               (f) It shall not be necessary for the consent of Holders under this Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

               SECTION 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               SECTION 13.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, with a copy to Joseph Jurkowski, Esq., telecopy number: (212) 270-2619;
(B) in the case of the Trustee and the Fiscal Agent at the Corporate Trust Office at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Asset-Backed Securities Trust Services-Bear Stearns Commercial Mortgage Securities Inc., Series 1999-WF2; (C) in the case of the Servicer, Wells Fargo Bank, National Association, 417 Montgomery Street, 5th Floor, San Francisco, California 94111, Attention:
Portfolio Manager, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, San Francisco, California 94104; (D) in the case of the

Special Servicer, GMAC Commercial Mortgage Corporation, 550 California Street, San Francisco, California 94104, Attention: Henry Bieber (with a copy to General Counsel at such address) or (E) in the case of the Paying Agent at Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS)-Bear Stearns Commercial Mortgage Securities Inc., Series 1999-WF2; or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

               SECTION 13.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               SECTION 13.7 INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               SECTION 13.8 HEADINGS NOT TO AFFECT INTERPRETATION. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

               SECTION 13.9 BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

               SECTION 13.10 SPECIAL NOTICES TO THE RATING AGENCIES

               (a) The Depositor shall give prompt notice to the Rating Agencies, Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

                      (i) any amendment to this Agreement pursuant to Section
13.3 hereof;

                      (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

                      (iii) notice of the repurchase of any Mortgage Loan pursuant to Section 2.3(a) hereof;

                      (iv) any resignation of the Servicer, Special Servicer, the Paying Agent or the Trustee pursuant to this Agreement;

                      (v) the appointment of any successor to the Servicer, the Fiscal Agent, the Paying Agent, the Trustee or the Special Servicer pursuant to
Section 7.7 or 7.14 hereof;

                      (vi) waiver of a due-on-sale clause as provided in Section 8.7;

                      (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

                      (viii) the making of a final payment pursuant to Section
10.3 hereof; and

                      (ix) a Servicing Transfer Event.

               (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

               If to DCR, to:

               Duff & Phelps Credit Rating Co.
               55 East Monroe Street
               Chicago, Illinois  60603
               Attention:  Structured Finance -Commercial Real Estate Monitoring
               Fax:  (312) 263-2852

               If to Moody's, to:

               99 Church Street
               New York, New York 10007
               Attention:  Commercial Mortgage Surveillance
               Fax:  (212) 553-0300

               If to any other Rating Agency, at such address as shall be provided in writing to the Depositor by such Rating Agency.

               (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

                      (i) the resignation or removal of the Trustee pursuant to
Section 7.6; or

                      (ii) the appointment of a successor trustee pursuant to
Section 7.7; or

                      (iii) the appointment of a successor Operating Adviser pursuant to Section 9.37.

               (d) The Servicer shall deliver to the Rating Agencies, the Depositor and the Special Servicer reports prepared pursuant to this Agreement (including the reports described in Sections 8.12, 8.13 and 8.14 and the Special Servicer Reports in its possession prepared pursuant to Section 9.32) and any other information as reasonably requested by the Rating Agencies and the Depositor. The Paying Agent and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

               (e) Any notice or other document required to be delivered or mailed by the Depositor, Servicer, Paying Agent or Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

               SECTION 13.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

               SECTION 13.12 INTENTION OF PARTIES It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

                      (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies identified on the Mortgage Loan Schedule, including all Qualified Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, all REO Accounts, and the Certificate Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

                      (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                      (iii) All cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above.

               The possession by the Custodian (or, if there is no Custodian, the Trustee) of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

               Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

               The Depositor and, at the Depositor's direction, the Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Servicer shall file, at the expense of the Trust as an Additional Trust Expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

               SECTION 13.13 RECORDATION OF AGREEMENT This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

               IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



BEAR STEARNS COMMERCIAL                            WELLS FARGO BANK, NATIONAL
MORTGAGE SECURITIES INC.,                          ASSOCIATION, as Servicer
as Depositor


By: /s/ Michael A. Forastiere                      By: /s/ Stewart E. McAdams
    ------------------------------------               -------------------------------------
    Name:  Michael A. Forastiere                       Name:  Stewart E. McAdams
    Title: Vice President                              Title: Vice President




GMAC COMMERCIAL MORTGAGE                           LASALLE BANK NATIONAL
CORPORATION, as Special Servicer                   ASSOCIATION, as Trustee


By: /s/ John Maute                                 By: /s/ Michael B. Evans
    ------------------------------------               -------------------------------------
    Name:  John Maute                                  Name:  Michael B. Evans
    Title: Senior Vice President                       Title: Senior Vice President



ABN AMRO BANK N.V., as Fiscal Agent                NORWEST BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION, as Paying
                                                   Agent, Certificate Registrar and
By: /s/ Mary C. Casey                              Authenticating Agent
    ------------------------------------
    Name:  Mary C. Casey
    Title: Vice President

and                                                By: /s/ Jack A. Aini
                                                       ------------------------------------
                                                       Name:  Jack A. Aini
                                                       Title: Vice President


By: /s/ Robert C. Smolka
    ------------------------------------
    Name:  Robert C. Smolka
    Title: Group Vice President

STATE OF NEW YORK            )
                             ) ss.:
COUNTY OF NEW YORK           )


               On this 29th day of June, 1999, before me, a notary public in and for said State, personally appeared Michael A. Forastiere, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Bear Stearns Commercial Mortgage Securities Inc., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    /s/ Stavely H. Lord
                                              -------------------------------
                                                        Notary Public

[Notarial Seal]
        STAVELY H. LORD
        Notary Public, State of New York
        No. 01LO6008564
        Qualified in New York County
        Commission Expires 6/15/2000

STATE OF CALIFORNIA                 )
                                    ) ss.:
COUNTY OF SAN FRANCISCO             )


               On this 30th day of June, 1999, before me, Julie Brewer, Notary Public personally appeared Stewart E. McAdams, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person , or entity upon behalf of which the person acted, executed the instrument.

               WITNESS, my hand and official seal.


                                                    /s/ Julie Brewer
                                              ----------------------------
                                                      Notary Public
[Notarial Seal]
        Julie Brewer
        Commission # 1206738
        Notary Public - California
        San Francisco County
        My Comm. Expires Jan. 2, 2003

STATE OF CALIFORNIA          )
                             )  ss.:
COUNTY OF ORANGE             )

               On the 30th day of June, 1999, before me, a notary public in and for said State, personally appeared John Maute known to me to be a Sr. Vice President of GMAC Commercial Mortgage Corporation, one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Rosalinda A. Expinoza
                                           ------------------------------------
                                                       Notary Public


[Notarial Seal]
        Rosalinda A. Expinoza
        Commission # 1134822
        Notary Public - California
        Orange County
        My Comm. Expires Apr. 18, 2001

STATE OF ILLINOIS                   )
                                    ) ss.:
COUNTY OF COOK                      )


               On this 1st day of July, 1999, before me, Michael C. Dombai, a notary public in and for said State, personally appeared Michael B. Evans, known to me to be a Senior Vice President of LaSalle Bank National Association, f/k/a LaSalle National Bank, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Michael C. Dombai
                                   --------------------------------------
                                              Michael C. Dombai
                                      My Commission Expires: 12-01-2001

[Notarial Seal]
        Michael C. Dombai
        Notary Public State of Illinois
        My Commission Expires 12/01/2001

STATE OF ILLINOIS                   )
                                    ) ss.:
COUNTY OF COOK                      )


               On this 1st day of July, 1999, before me, Michael C. Dombai, a notary public in and for said State, personally appeared Mary C. Casey, Vice President, and Robert C. Smolka, Group Vice President, respectively, of ABN AMRO BANK N.V., one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entitu executed the within instrument.

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Michael C. Dombai
                                   --------------------------------------
                                              Michael C. Dombai
                                      My Commission Expires: 12-01-2001

[Notarial Seal]
        Michael C. Dombai
        Notary Public State of Illinois
        My Commission Expires 12/01/2001

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


               On this 30th day of June, 1999, before me, a notary public in and for said State, personally appeared Jack A. Aini, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Norwest Bank Minnesota, National Association, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

               IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 /s/ Sean N. Egeran
                                           ------------------------------
                                                    Notary Public

[Notarial Seal]
        SEAN N. EGERAN
        Notary Public, State of New York
        No. 01-6023286
        Qualified in New York County
        Commission Expires April 19, 2001

--------------------------------------------------------------------------------

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR,

                                       AND

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                  AS SERVICER,

                                       AND

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                              AS SPECIAL SERVICER,

                                       AND

                  LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE

                                       AND

                               ABN AMRO BANK N.V.,
                                 AS FISCAL AGENT

                                       AND

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                 AS PAYING AGENT

                   -------------------------------------------

                            EXHIBITS AND SCHEDULES TO
                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF JULY 1, 1999

                   -------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-WF2

--------------------------------------------------------------------------------

                                    EXHIBITS


EXHIBIT A  [FORM OF CERTIFICATES]............................................................................................A-1-1

EXHIBIT B-1  FORM OF INITIAL CERTIFICATION OF TRUSTEE........................................................................B-1-1

EXHIBIT B-2  FORM OF FINAL CERTIFICATION OF TRUSTEE..........................................................................B-2-1

EXHIBIT C  FORM OF REQUEST FOR RELEASE.........................................................................................C-1

EXHIBIT D-1  FORM OF TRANSFEROR CERTIFICATE FOR  TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES......................D-1-1

EXHIBIT D-2A  FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE  PRIVATELY OFFERED CERTIFICATES..................D-2A-1

EXHIBIT D-2B  FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE  PRIVATELY OFFERED CERTIFICATES.................D-2B-1

EXHIBIT D-3A  FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF INTERESTS IN BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES......D-3A-1

EXHIBIT D-3B  FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF INTERESTS IN BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES.....D-3B-1

EXHIBIT E-1A  FORM OF TRANSFER AFFIDAVIT AND AGREEMENT  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES........................E-1A-1

EXHIBIT E-1B  FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF  REMIC RESIDUAL CERTIFICATES..................................E-1B-1

EXHIBIT F  FORM OF REGULATION S CERTIFICATE....................................................................................F-1

EXHIBIT G  RESERVED............................................................................................................G-1

EXHIBIT H  FORM OF EXCHANGE CERTIFICATION......................................................................................H-1

EXHIBIT I  FORM OF EUROCLEAR OR CEDEL CERTIFICATE..............................................................................I-1

EXHIBIT J  RESERVED............................................................................................................J-1

EXHIBIT K  FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION..................................................................K-1

EXHIBIT L  FORM OF INSPECTION REPORT...........................................................................................L-1

EXHIBIT M  FORM OF MONTHLY CERTIFICATEHOLDER REPORT............................................................................M-1

EXHIBIT N  FORM OF ANNUAL REPORT...............................................................................................N-1

EXHIBIT O  RESERVED............................................................................................................O-1

EXHIBIT P  FORM OF SPECIAL SERVICER MONTHLY REPORT.............................................................................P-1

EXHIBIT Q  FORM OF PAYING AGENT REPORT.........................................................................................Q-1

EXHIBIT R  RESERVED............................................................................................................R-1

EXHIBIT S-1  FORM OF POWER OF ATTORNEY FOR SERVICER..........................................................................S-1-1


                                      -i-

EXHIBITS TO POOLING AND SERVICING AGREEMENT

                                    EXHIBITS
                                    (CONT'D)



EXHIBIT S-2  FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER..................................................................S-2-1

EXHIBIT T  PROCEDURES FOR CALCULATING DEBT SERVICE COVERAGE RATIO..............................................................T-1

SCHEDULE I  BEAR STEARNS LOAN SCHEDULE.......................................................................................S-I-1

SCHEDULE II  WELLS FARGO LOAN SCHEDULE......................................................................................S-II-1

EXHIBITS TO POOLING AND SERVICING AGREEMENT

                                    EXHIBIT A

                             [FORMS OF CERTIFICATES]

                 BEAR STEARNS COMMERCIAL SECURITIES INC.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.800%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $200,000,000                DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
DATE OF POOLING AND SERVICING AGREEMENT:    THE CUT OFF-DATE: $1,080,711,380
AS OF JULY 1, 1999

                                            SERVICER: WELLS FARGO BANK, NATIONAL
CUT-OFF DATE: JULY 1, 1999                  ASSOCIATION

CLOSING DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE: LASALLE BANK NATIONAL
AGGREGATE CERTIFICATE BALANCE OF THE        ASSOCIATION
CLASS A-1 CERTIFICATES AS OF THE CLOSING
DATE: $338,780,000                          FISCAL AGENT: ABN AMRO BANK N.V.

                                            PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BD 9

                                            CERTIFICATE NO. A-1-1


                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                  AUTHORIZED OFFICER


Dated:

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, Authenticating Agent

                                          By:
                                             -----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must correspond with the name written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                              CLASS A-1 CERTIFICATE

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2

INITIAL PASS-THROUGH RATE:  6.800%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $138,780,000                  DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
DATE OF POOLING AND SERVICING AGREEMENT:    THE CUT-OFF DATE: $1,080,711,380
AS OF JULY 1, 1999

                                            SERVICER: WELLS FARGO BANK, NATIONAL
CUT-OFF DATE: JULY 1, 1999                  ASSOCIATION

CLOSING DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            TRUSTEE: LASALLE BANK NATIONAL
AGGREGATE CERTIFICATE BALANCE OF THE        ASSOCIATION
CLASS A-1 CERTIFICATES AS OF THE CLOSING
DATE: $338,780,000                          FISCAL AGENT: ABN AMRO BANK N.V.

                                            PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BD 9

                                            CERTIFICATE NO. A-1-2

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Certificate Registrar



                                        By:
                                            ------------------------------------
                                                 AUTHORIZED OFFICER


Dated:

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                            NORWEST BANK MINNESOTA, NATIONAL
                                            ASSOCIATION, Authenticating Agent

                                            By:
                                                --------------------------------
                                                     AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -      as tenant in common           UNIF GIFT MIN ACT   Custodian
TEN ENT -      as tenants by the entireties                   (Cust)
JT TEN  -      as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
               tenants in common


                                             Act ..................
                                             (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2


INITIAL PASS-THROUGH RATE:  7.080%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $200,000,000                  DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BE 7

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-1 CERTIFICATES AS OF THE CLOSING
DATE: $525,789,000                          CERTIFICATE NO. A-2-1



                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                              CLASS A-2 CERTIFICATE

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2


INITIAL PASS-THROUGH RATE:  7.080%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $200,000,000                  DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BE 7

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-2 CERTIFICATES AS OF THE CLOSING
DATE: $525,789,000                          CERTIFICATE NO. A-2-2


                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                              CLASS A-2 CERTIFICATE

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2


INITIAL PASS-THROUGH RATE:  7.080%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $125,789,000                  DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BE 7

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-2 CERTIFICATES AS OF THE CLOSING
DATE: $525,789,000                          CERTIFICATE NO. A-2-3


                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF

ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-WF2


INITIAL PASS-THROUGH RATE:  7.296%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $43,229,000                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BF-4

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS B CERTIFICATES AS OF THE CLOSING
DATE: $43,229,000                           CERTIFICATE NO. B-1


                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF

ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-WF2


INITIAL PASS-THROUGH RATE:  7.376%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $43,229,000                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-0FF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BG 2

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS C CERTIFICATES AS OF THE CLOSING
DATE: $43,229,000                           CERTIFICATE NO. C-1


                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF

ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 7.376%. BASED ON ITS ISSUE PRICE OF 98.66388%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS

CERTIFICATE IS APPROXIMATELY 1.3361%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 7.4349%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  7.376%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $10,807,000                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BH 0

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS D CERTIFICATES AS OF THE CLOSING
DATE: $10,807,000                           CERTIFICATE NO. D-1


                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF

ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 7.376%. BASED ON ITS ISSUE PRICE OF 96.96542%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS

CERTIFICATE IS APPROXIMATELY 3.0346%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 7.6374%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-WF2


INITIAL PASS-THROUGH RATE:  7.376%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $27,018,000                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BJ 6

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS E CERTIFICATES AS OF THE CLOSING
DATE: $27,018,000                           CERTIFICATE NO. E-1


                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE

PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 7.376%. BASED ON ITS ISSUE PRICE OF 90.51501%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 9.485%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 8.4209%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-WF2


INITIAL PASS-THROUGH RATE:  7.376%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $10,807,000                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BK 3

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS F CERTIFICATES AS OF THE CLOSING
DATE: $10,807,000                           CERTIFICATE NO. F-1


                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust

Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE

UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 67.70485%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 32.2952%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.2966%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-WF2


INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $21,614,000                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BM 9

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS G CERTIFICATES AS OF THE CLOSING
DATE: $21,614,000                           CERTIFICATE NO. G-1


                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE

UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 65.04063%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 34.9594%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.7274%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-WF2


INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $16,211,000                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BN 7

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS H CERTIFICATES AS OF THE CLOSING
DATE: $16,211,000                           CERTIFICATE NO. H-1


                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS I CERTIFICATE]

THIS CLASS I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE

UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS I CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS I CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 60.34918%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 39.6508%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.4914%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $8,105,000                    DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BP 2

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS I CERTIFICATES AS OF THE CLOSING
DATE: $8,105,000                            CERTIFICATE NO. I-1


                               CLASS I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class I Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE

UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 53.79456%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 46.2054%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.6898%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $9,456,000                    DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BQ 0

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING
DATE: $9,456,000                            CERTIFICATE NO. J-1



                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE

UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 49.83488%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 50.1651%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 13.4097%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $10,807,000                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BR 8

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS K CERTIFICATES AS OF THE CLOSING
DATE: $10,807,000                           CERTIFICATE NO. K-1



                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS L CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE

UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 44.94893%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 55.0511%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 14.5893%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $4,053,000                    DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BS 6

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS L CERTIFICATES AS OF THE CLOSING
DATE: $4,053,000                            CERTIFICATE NO. L-1



                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE

UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 26.94485%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 73.0552%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 22.8811%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $10,806,380                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BT 4

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS M CERTIFICATES AS OF THE CLOSING
DATE: $10,806,380                           CERTIFICATE NO. M-1



                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS X CERTIFICATE]

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS I, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 0.4312%. BASED ON AN ISSUE PRICE OF 2.12038%% OF ITS INITIAL NOTIONAL AMOUNT (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES), INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL DISTRIBUTIONS HEREON, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE IS APPROXIMATELY 3.4811%; AND (II) THE ANNUAL YIELD OF

THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.1950%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  0.431204%       APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $200,000,000                  DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380

INITIAL NOTIONAL AMOUNT OF THIS CLASS X     SERVICER: WELLS FARGO BANK, NATIONAL
CERTIFICATE: $1,080,711,380                 ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:    SPECIAL SERVICER: GMAC COMMERCIAL
AS OF JULY 1, 1999                          MORTGAGE CORPORATION

CUT-OFF DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

CLOSING DATE: JULY 1, 1999                  FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BL 1

                                            CERTIFICATE NO.: X-1


                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                               CLASS X CERTIFICATE

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS I, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 0.4312%. BASED ON AN ISSUE PRICE OF 2.12038%% OF ITS INITIAL NOTIONAL AMOUNT (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES), INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL DISTRIBUTIONS HEREON, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE IS APPROXIMATELY 3.4811%; AND (II) THE ANNUAL YIELD OF

THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.1950%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  0.431204%       APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $200,000,000                  DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380

INITIAL NOTIONAL AMOUNT OF THIS CLASS X     SERVICER: WELLS FARGO BANK, NATIONAL
CERTIFICATE: $1,080,711,380                 ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:    SPECIAL SERVICER: GMAC COMMERCIAL
AS OF JULY 1, 1999                          MORTGAGE CORPORATION

CUT-OFF DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

CLOSING DATE: JULY 1, 1999                  FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BL 1

                                            CERTIFICATE NO.: X-2



                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                               CLASS X CERTIFICATE

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS I, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 0.4312%. BASED ON AN ISSUE PRICE OF 2.12038%% OF ITS INITIAL NOTIONAL AMOUNT (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES), INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL DISTRIBUTIONS HEREON, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE IS APPROXIMATELY 3.4811%; AND (II) THE ANNUAL YIELD OF

THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.1950%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  0.431204%       APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $200,000,000                  DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380

INITIAL NOTIONAL AMOUNT OF THIS CLASS X     SERVICER: WELLS FARGO BANK, NATIONAL
CERTIFICATE: $1,080,711,380                 ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:    SPECIAL SERVICER: GMAC COMMERCIAL
AS OF JULY 1, 1999                          MORTGAGE CORPORATION

CUT-OFF DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

CLOSING DATE: JULY 1, 1999                  FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BL 1

                                            CERTIFICATE NO.: X-3


                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                               CLASS X CERTIFICATE

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS I, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 0.4312%. BASED ON AN ISSUE PRICE OF 2.12038%% OF ITS INITIAL NOTIONAL AMOUNT (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES), INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL DISTRIBUTIONS HEREON, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE IS APPROXIMATELY 3.4811%; AND (II) THE ANNUAL YIELD OF

THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.1950%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  0.431204%       APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $200,000,000                  DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380

INITIAL NOTIONAL AMOUNT OF THIS CLASS X     SERVICER: WELLS FARGO BANK, NATIONAL
CERTIFICATE: $1,080,711,380                 ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:    SPECIAL SERVICER: GMAC COMMERCIAL
AS OF JULY 1, 1999                          MORTGAGE CORPORATION

CUT-OFF DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

CLOSING DATE: JULY 1, 1999                  FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BL 1

                                            CERTIFICATE NO.: X-4


                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                               CLASS X CERTIFICATE

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS I, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 0.4312%. BASED ON AN ISSUE PRICE OF 2.12038%% OF ITS INITIAL NOTIONAL AMOUNT (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES), INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL DISTRIBUTIONS HEREON, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE IS APPROXIMATELY 3.4811%; AND (II) THE ANNUAL YIELD OF

THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.1950%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  0.431204%       APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $200,000,000                  DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380

INITIAL NOTIONAL AMOUNT OF THIS CLASS X     SERVICER: WELLS FARGO BANK, NATIONAL
CERTIFICATE: $1,080,711,380                 ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:    SPECIAL SERVICER: GMAC COMMERCIAL
AS OF JULY 1, 1999                          MORTGAGE CORPORATION

CUT-OFF DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

CLOSING DATE: JULY 1, 1999                  FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BL 1

                                            CERTIFICATE NO.: X-5



                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                               CLASS X CERTIFICATE

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS I, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 0.4312%. BASED ON AN ISSUE PRICE OF 2.12038%% OF ITS INITIAL NOTIONAL AMOUNT (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES), INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL DISTRIBUTIONS HEREON, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE IS APPROXIMATELY 3.4811%; AND (II) THE ANNUAL YIELD OF

THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.1950%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  0.431204%       APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $80,711,380                   DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380

INITIAL NOTIONAL AMOUNT OF THIS CLASS X     SERVICER: WELLS FARGO BANK, NATIONAL
CERTIFICATE: $1,080,711,380                 ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:    SPECIAL SERVICER: GMAC COMMERCIAL
AS OF JULY 1, 1999                          MORTGAGE CORPORATION

CUT-OFF DATE: JULY 1, 1999                  TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

CLOSING DATE: JULY 1, 1999                  FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: 07383F BL 1

                                            CERTIFICATE NO.: X-6


                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2


PERCENTAGE INTEREST OF THIS CLASS R-I       APPROXIMATE AGGREGATE PRINCIPAL
CERTIFICATE: 100%                           BALANCE OF THE MORTGAGE LOANS AFTER
                                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 1999
                                            SERVICER: WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION

CUT-OFF DATE: JULY 1, 1999

                                            SPECIAL SERVICER: GMAC COMMERCIAL
CLOSING DATE: JULY 1, 1999                  MORTGAGE CORPORATION

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

                                            PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: N/A

                                            CERTIFICATE NO.: R-I-1


                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT Bear, Stearns Securities Corp. is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby after payment to the holders of all classes of REMIC I Regular Interests of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to Class R-I Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2


PERCENTAGE INTEREST OF THIS CLASS R-II      APPROXIMATE AGGREGATE PRINCIPAL
CERTIFICATE: 100%                           BALANCE OF THE MORTGAGE LOANS AFTER
                                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 1999
                                            SERVICER: WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION

CUT-OFF DATE: JULY 1, 1999

                                            SPECIAL SERVICER: GMAC COMMERCIAL
CLOSING DATE: JULY 1, 1999                  MORTGAGE CORPORATION

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

                                            PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: N/A

                                            CERTIFICATE NO.: R-II-1



                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT Bear, Stearns Securities Corp. is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby after payment to the holders of all classes of REMIC II Regular Interests of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to Class R-II Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2


PERCENTAGE INTEREST OF THIS CLASS R-III      APPROXIMATE AGGREGATE PRINCIPAL
CERTIFICATE: 100%                           BALANCE OF THE MORTGAGE LOANS AFTER
                                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF JULY 1, 1999
                                            SERVICER: WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION

CUT-OFF DATE: JULY 1, 1999

                                            SPECIAL SERVICER: GMAC COMMERCIAL
CLOSING DATE: JULY 1, 1999                  MORTGAGE CORPORATION

FIRST DISTRIBUTION DATE: AUGUST 16, 1999    TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            FISCAL AGENT: ABN AMRO BANK N.V.

                                            PAYING AGENT: NORWEST BANK
                                            MINNESOTA, NATIONAL ASSOCIATION

                                            CUSIP NO: N/A

                                            CERTIFICATE NO. R-III-1



                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT Bear, Stearns Securities Corp. is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby after payment to the holders of all classes of REMIC III Regular Interests of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to Class R-III Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS G CERTIFICATE
                            REGULATION S CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR

THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY

ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 67.70485%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 32.2952%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.2966%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY 1, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $0                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999
                                            TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            FISCAL AGENT: ABN AMRO BANK N.V.
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS G CERTIFICATES AS OF THE CLOSING      PAYING AGENT: NORWEST BANK
DATE: $21,614,000                           MINNESOTA, NATIONAL ASSOCIATION

                                            ISIN NO. US07383FBM95

                                            CERTIFICATE NO. SG-1



                               CLASS G CERTIFICATE

                            REGULATION S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS H CERTIFICATE

                            REGULATION S CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR

USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY

ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 65.04063%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 34.9594%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.7274%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                  PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY 1, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $0                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999
                                            TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            FISCAL AGENT: ABN AMRO BANK N.V.
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS H CERTIFICATES AS OF THE CLOSING      PAYING AGENT: NORWEST BANK
DATE: $16,211,000                           MINNESOTA, NATIONAL ASSOCIATION

                                            ISIN NO. US07383FBN78

                                            CERTIFICATE NO. SH-1



                               CLASS H CERTIFICATE

                            REGULATION S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS I CERTIFICATE

                            REGULATION S CERTIFICATE]

THIS CLASS I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR

USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS I CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS I CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY

ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 60.34918%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 39.6508%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.4914%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY 1, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $0                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999
                                            TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            FISCAL AGENT: ABN AMRO BANK N.V.
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS I CERTIFICATES AS OF THE CLOSING      PAYING AGENT: NORWEST BANK
DATE: $8,105,000                            MINNESOTA, NATIONAL ASSOCIATION

                                            ISIN NO. US07383FBP27

                                            CERTIFICATE NO. SI-1



                               CLASS I CERTIFICATE

                            REGULATION S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class I Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS J CERTIFICATE

                            REGULATION S CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR

USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY

ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 53.79456%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 46.2054%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.6898%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY 1, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $0                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999
                                            TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            FISCAL AGENT: ABN AMRO BANK N.V.
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING      PAYING AGENT: NORWEST BANK
DATE: $9,456,0000                           MINNESOTA, NATIONAL ASSOCIATION

                                            ISIN NO. US07383FBQ00

                                            CERTIFICATE NO. SJ-1



                               CLASS J CERTIFICATE

                            REGULATION S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS K CERTIFICATE
                            REGULATION S CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR

USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY

ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 49.83488%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 50.1651%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 13.4097%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY 1, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $0                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT-OFF DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS-FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999
                                            TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            FISCAL AGENT: ABN AMRO BANK N.V.
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS K CERTIFICATES AS OF THE CLOSING      PAYING AGENT: NORWEST BANK
DATE: $10,807,000                           MINNESOTA, NATIONAL ASSOCIATION

                                            ISIN NO. US07383FBR82

                                            CERTIFICATE NO. SK-1



                               CLASS K CERTIFICATE

                            REGULATION S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS L CERTIFICATE
                            REGULATION S CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR

USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY

ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 44.94893%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 55.0511%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 14.5893%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY 1, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $0                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT OFF-DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999
                                            TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            FISCAL AGENT: ABN AMRO BANK N.V.
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS L CERTIFICATES AS OF THE CLOSING      PAYING AGENT: NORWEST BANK
DATE: $4,053,000                            MINNESOTA, NATIONAL ASSOCIATION

                                            ISIN NO. US07383FBS65

                                            CERTIFICATE NO. SL-1



                               CLASS L CERTIFICATE

                            REGULATION S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                     BEAR STEARNS COMMERCIAL SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

                          [FORM OF CLASS M CERTIFICATE

                            REGULATION S CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT
(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR

USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS AND REALIZED LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY

ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON JULY 1, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.0%. BASED ON ITS ISSUE PRICE OF 26.94485%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JUNE 23, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 73.0552%; AND (II) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 22.8811%.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY 1, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                        COMMERCIAL MORTGAGE PASS-THROUGH

                          CERTIFICATES, SERIES 1999-WF2

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1999-WF2



INITIAL PASS-THROUGH RATE:  6.000%          APPROXIMATE AGGREGATE PRINCIPAL
                                            BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION: $0                            DEDUCTING PAYMENTS DUE AND
                                            PREPAYMENTS RECEIVED ON OR BEFORE
                                            THE CUT OFF-DATE: $1,080,711,380


DATE OF POOLING AND SERVICING AGREEMENT:    SERVICER: WELLS-FARGO BANK, NATIONAL
AS OF JULY 1, 1999                          ASSOCIATION

CUT-OFF DATE: JULY 1, 1999                  SPECIAL SERVICER: GMAC COMMERCIAL
                                            MORTGAGE CORPORATION

CLOSING DATE: JULY 1, 1999
                                            TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION
FIRST DISTRIBUTION DATE: AUGUST 16, 1999
                                            FISCAL AGENT: ABN AMRO BANK N.V.
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS M CERTIFICATES AS OF THE CLOSING      PAYING AGENT: NORWEST BANK
DATE: $10,806,380                           MINNESOTA, NATIONAL ASSOCIATION

                                            ISIN NO. US07383FBT49

                                            CERTIFICATE NO. SM-1


                               CLASS M CERTIFICATE

                            REGULATION S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 and are issued in 18 classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such

Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no later than the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                         By:
                                             -----------------------------------
                                                  AUTHORIZED OFFICER

Dated:

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, Authenticating Agent

                                         By:
                                              ----------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  tenant in common                      UNIF GIFT MIN ACT     Custodian
TEN ENT -  as tenants by the entireties                          (Cust)
JT TEN -   as joint tenants with rights of       Under Uniform Gifts to Minors
survivorship and not as tenants in common


                                                 Act..............
                                                 (State)

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                            PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------
                            IDENTIFYING NUMBER OF ASSIGNEE
----------------------------

---------------------------- ---------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address of assignee of the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------   ------------------------------------
                               NOTICE: The signature to this assignment must
                               correspond with the name written upon the face
                               of this Certificate in every particular without
                               alteration or enlargement or any change whatever.
----------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                  July 1, 1999

Bear Stearns Commercial Mortgage Securities Inc.
1585 Broadway
New York, New York  10036

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California  94111

GMAC Commercial Mortgage Corporation
550 California Street
San Francisco, CA  94104

         Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

                                     B-1-1

                  Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                     B-1-2

                             SCHEDULE OF EXCEPTIONS


                                     B-1-3

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE



                               -------- ---, ----



Bear Stearns Commercial Mortgage Securities Inc.
1585 Broadway
New York, New York  10036

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California  94111

         Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses
(i), (ii), (iii), (iv) and (ix) of the definition of "Mortgage File," and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File," to the extent the Trustee has received written notification by the Depositor or the Servicer that such documents are required by the related Mortgage Loan, are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage, the loan number, the street address of the Mortgaged Property and the name of the borrower set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed and each Assignment of Mortgage has been delivered as provided in the definition of "Mortgage File" contained in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Trustee Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right,


                                     B-2-1
title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:




                                     B-2-2

                             SCHEDULE OF EXCEPTIONS


                                     B-2-3

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

To:      LaSalle Bank National Association, as Trustee
         Corporate Trust Office
         135 South LaSalle Street, Suite 1625
         Chicago, Illinois  60674

         Attn:  Asset-Backed Securities Trust Services Group

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2


                                 Date:
                                      -----------

                  In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of July 1, 1999 by and among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent and Norwest Bank Minnesota, National Association, as Paying Agent (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Trustee Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

                  Mortgagor's Name:

                  Address:

                  Loan No.:

                  Reason for requesting file:

-----             1.       Mortgage Loan paid in full.

                           (The [Servicer][Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following the [Servicer's][Special Servicer's] release of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account pursuant to the Pooling and Servicing Agreement.)

-----             2.       Mortgage Loan repurchased.

                           (The [Servicer][Special Servicer] hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

-----             3.       Mortgage Loan substituted.

                           (The [Servicer][Special Servicer] hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

-----             4.       The Mortgage Loan is being foreclosed.

-----             5.       Other.  (Describe)

                  The undersigned acknowledges that the above Trustee Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, repurchased or substituted for by a Qualifying Substitute Mortgage Loan (in which case the Trustee Mortgage File will be retained by us permanently), when no longer required by us for such purpose).

                  Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       Name of [Servicer][Special Servicer]

                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR

             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[CERTIFICATE REGISTRAR]

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2, Class __ (the "Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of [Class ___ Certificates having an initial principal balance as of July 1, 1999 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1999, among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as Servicer, GMAC Commercial Mortgage Corporation, as special servicer, LASALLE BANK NATIONAL ASSOCIATION, as trustee, ABN AMRO Bank N.V., as fiscal agent and Norwest Bank Minnesota, National Association, as paying agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or
         (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended


                                     D-1-1

         (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,



                                          -------------------------------------
                                          (Transferor)


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                     D-1-2

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES


                                     [Date]

[CERTIFICATE REGISTRAR]

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of Class ______ Certificates [having an initial Certificate Principal Balance as of July 1, 1999 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as Servicer, GMAC Commercial Mortgage Corporation, as special servicer, LASALLE BANK NATIONAL ASSOCIATION, as trustee, ABN AMRO Bank N.V., as fiscal agent and Norwest Bank Minnesota, National Association, as paying agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                  2. The Transferee has been furnished with all information regarding (a) the Transferred Certificates and distributions thereon,
         (b) the nature, performance and


                                     D-2A-1
         servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Transferred Certificates, that it has requested.


                                          Very truly yours,



                                          -------------------------------------
                                          (Transferor)


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                     D-2A-2

                             ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

---- The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

---- The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     D-2A-3

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ___          ___     Will the Transferee be purchasing the Transferred
                              Certificates only for the transferee's own account
         Yes          No


                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                 ----------------------------------------------
                                 Print Name of Transferee or Adviser

                                 By:
                                    -------------------------------------------
                                 Name:

                                 Title:

                                 IF AN ADVISER:

                                 ----------------------------------------------
                                 Print Name of Transferee

                                 Date:
                                      -----------------------------------------


D-2A-4

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE

                           FOR TRANSFERS OF DEFINITIVE

                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[CERTIFICATE REGISTRAR]

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to
_______________________________ (the "Transferee") of Class ___ Certificates
[having an initial Certificate Principal Balance as of July 1, 1999 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as Servicer, GMAC Commercial Mortgage Corporation, as special servicer, LASALLE BANK NATIONAL ASSOCIATION, as trustee, ABN AMRO Bank N.V., as fiscal agent and Norwest Bank Minnesota, National Association, as paying agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such


                                     D-2B-1

Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (C) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                  3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

                  THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED


                                     D-2B-2

         IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

                  4. Neither the Transferee nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Certificate, any interest in any Transferred Certificate


                                     D-2B-3
or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

                  5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

                  6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                Very truly yours,



                                -------------------------------------------
                                (Transferee)

                                By:
                                   ----------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                     --------------------------------------


                                     D-2B-4

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2, Class __ (the "Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________
(the "Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of July 1, 1999 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1999, among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as Servicer, GMAC Commercial Mortgage Corporation, as special servicer, LASALLE BANK NATIONAL ASSOCIATION, as trustee, ABN AMRO Bank N.V., as fiscal agent and Norwest Bank Minnesota, National Association, as paying agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

                  1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) such interest sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption,


                                     D-3A-1
together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                  3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

                                      -AND-

                  THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT,


                                     D-3A-2

SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

                  4. Neither the Transferee nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the


                                     D-3A-3

Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

                  5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

                  6. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                Very truly yours,



                                -------------------------------------------
                                (Transferee)

                                By:
                                   ----------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                     --------------------------------------


                                     D-3A-4

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2, Class __ (the "Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________
(the "Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of July 1, 1999 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1999, among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as Servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent and Norwest Bank Minnesota, National Association, as paying agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

                           1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                           2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or


                                     D-3B-1
         qualified pursuant to any applicable state securities laws or (ii) such interest sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                  3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

                                      -AND-

                  THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED (IN THE CASE OF THE INITIAL SALE OR TRANSFERS TO PURCHASERS WHO TAKE IN DEFINITIVE FORM) UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER


                                     D-3B-2

         OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ANY TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE HELD IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE DEEMED TO HAVE MADE THE FOREGOING REPRESENTATIONS.

                  4. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Transferred Certificate, that it has requested.

                                Very truly yours,



                                -------------------------------------------
                                (Transferee)

                                By:
                                   ----------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                     --------------------------------------


                                     D-3B-4

                                                         ANNEX 1 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Trustee and the Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

                  --- Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  --- Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

                  --- Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest


                                     D-3B-5
                           annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

                  --- Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

                  --- Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

                  --- State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  --- ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  --- Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

                  --- Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ----------------------------------------------

                  ----------------------------------------------

                  ----------------------------------------------

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.


                                     D-3B-6

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ---      ---    Will the Transferee be purchasing the Transferred
         Yes      No     Certificate Only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                          --------------------------------------
                                          Print Name of Transferee

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------
                                          Date:
                                                --------------------------------


                                     D-3B-7

                                                         ANNEX 2 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

                    ----        The Transferee owned and/or invested on a
         discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                    ----        The Transferee is part of a Family of Investment
         Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser


                                     D-3B-8
or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ---      ---   Will the Transferee be purchasing the Transferred
         Yes      No    Certificate only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                          --------------------------------------
                                          Print Name of Transferee

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          IF AN ADVISER:


                                          --------------------------------------
                                          Print Name of Transferee

                                          Date:
                                                --------------------------------


                                     D-3B-9

                                  EXHIBIT E-1A

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF               )
                       ) ss:
COUNTY OF              )

                  ____________________, being first duly sworn, deposes and says that:

                  1. He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of Bear Stearns Commercial Mortgage Securities Inc., Mortgage Pass-Through Certificates, Series 1999-WF2, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due


                                     E-1A-1
with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is
_________________.

                  8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(F) of Section 3.3(e) which authorizes the Paying Agent or the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(G) of Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by


                                     E-1A-2

Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

                  12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.


                                     E-1A-3

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.


                                    [NAME OF TRANSFEREE]

                                    By:
                                       ------------------------------------
                                       [Name of Officer]
                                       [Title of Officer]



                                     E-1A-4

--------------------------------------------------------------------------------

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                           )
                                           )
                                           )


    On                  before me,
      ----------------            ----------------------------------------------
            Date                     Name and Title of Officer (i.e., Your Name,
                                     Notary Public)



personally appeared
                    ------------------------------------------------------------
                                     Name(s) of Document Signer(s)



--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


         WITNESS my hand and official seal.



         --------------------------------------------
                      Signature of Notary



                                           (Affix seal in the above blank space)

--------------------------------------------------------------------------------

                                     E-1A-5

                                  EXHIBIT E-1B

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF

                           REMIC RESIDUAL CERTIFICATES

                                                             -------- ---, -----

Norwest Bank Minnesota, National Association,
 as Certificate Registrar
Sixth & Marquette
Minneapolis, MN 55479-0113

cc:      LaSalle Bank National Association, as Trustee
         Corporate Trust Office
         135 South LaSalle Street, Suite 1625
         Chicago, Illinois  60674

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 (the "Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of [Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent and Norwest Bank Minnesota, National Association, as Paying Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.


                                     E-1B-1

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                Very truly yours,



                                -----------------------------------------------
                                (Transferor)

                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------


                                     E-1B-2

                                    EXHIBIT F

                        FORM OF REGULATION S CERTIFICATE

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                   SERIES 1999-WF2, CLASS (THE "CERTIFICATES")


TO:               [                       ]
                   -----------------------
                  of New York, Brussels Office
                  Euroclear Operation Center

                         or

                  CEDEL, S.A.

                  This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non -U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                  This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:
      ------------------

                                   By:
                                      ----------------------------------------
                                   As, or as agent for, the beneficial owner(s)
                                   of the Certificates to which this certificate relates.

                                    EXHIBIT G

                                    RESERVED

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                                     [Date]

TO:      The Depository Trust Company

         CEDEL BANK, S. A. or

                  [                       ]
                   -----------------------
                  of New York, Brussels Office
                  Euroclear Operation Center

         Wells Fargo Bank, National Association, as Servicer

         LaSalle Bank National Association, as Trustee

         Norwest Bank Minnesota, National Association, as Certificate Registrar
                  Attn:  Corporate Trust Services (CMBS)

                  This is to notify you as to the transfer of the beneficial interest in $_______________ of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2, Class __(the "Certificates").

                  The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CEDEL] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CEDEL] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

                  Name:
                  Address:
                  Taxpayer I D. No.:

                  The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional

"accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate(1) for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S. $100,000 and integral multiples of U.S. $1 in excess thereof for each such account.


                                Very truly yours,

                                [NAME OF HOLDER OF CERTIFICATE]

                                By:
                                   --------------------------------------------
                                    [Name], [Chief Financial
                                    or other Executive Officer]





------------
1 [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                     FORM OF EUROCLEAR OR CEDEL CERTIFICATE

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                   SERIES 1999-WF2, CLASS __ (THE "CERTIFICATES")

TO:      Norwest Bank Minnesota, National Association, as Certificate Registrar
         Attn:  Corporate Trust Services (CMBS)

         LaSalle Bank National Association, as Trustee
         Attn:    Asset-Backed Securities
                  Trust Services Group

                  This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of July 1, 1999 (the "Pooling and Servicing Agreement") among you both, GMAC Commercial Mortgage Corporation, ABN AMRO Bank N.V. and Wells Fargo Bank, National Association, U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

                  We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

                  [On Release Date: We hereby acknowledge that no portion of the Class __ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

                  [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:


                                    [                      ]
                                     ----------------------
                                     Brussels office,
                                     as operator of the Euroclear
                                     System]

                                             or

                                     [CEDEL BANK, S.A.]

                                     By:
                                        --------------------------------------

                                    EXHIBIT J

                                    RESERVED

                                    EXHIBIT K

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION

[Date]

[If to the Servicer:

Wells Fargo Bank, National Association
417 Montgomery Street, 5th Floor
San Francisco, California 94111
Attention:  Portfolio Manager
with a copy to:
Robert F. Darling, Esq.
Wells Fargo Bank, National Association
633 Folsom Street
San Francisco, California 94104]


[If to the Special Servicer:
GMAC Commercial Mortgage Corporation
550 California Street
San Francisco, California 94104
Attention:  Henry Bieber
with a copy to "General Counsel" at such address]


[If to the Trustee or Fiscal Agent:
LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois 60674
Attention:     Asset-Backed Securities Trust Services- Bear Stearns
               Commercial Mortgage Securities Inc., Series 1999-WF2]


[If to the Paying Agent:
Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention:     Corporate Trust Services (CMBS)-
               Bear Stearns Commercial
               Mortgage Securities Inc., Series 1999-WF2]

         RE: BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF2

         In accordance with the provisions of the Pooling and Servicing Agreement, dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial

Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle National Bank, as trustee (the "Trustee"), ABN AMRO Bank N.V., as fiscal agent, and Norwest Bank Minnesota, National Association, as paying agent with respect to the Commercial Mortgage Pass-Though Certificates, Series 1999-WF2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

The Undersigned is a beneficial owner of the Class _________ Certificates.

The undersigned is requesting (Please check as applicable):


                 (i)   ----  the information (the "Information") identified on
                             the schedule attached hereto pursuant to Section
                             9.39 of the Pooling and Servicing Agreement; or



                 (ii)  ----  a password pursuant to Section _____ of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the Paying Agent's Website.


In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [BENEFICIAL HOLDER OF A CERTIFICATE]





                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT L

                            FORM OF INSPECTION REPORT



-----------------------------------------------------------------------------------------------------------------------------------
WELLS FARGO
Commercial Mortgage Servicing
Annual Property Evaluation Report-Office/Retail/Ind.             Report Date:             Lender No:
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------
WFRF File No:
------------------------------------------------------------
Property Address:
------------------------------------------------------------

------------------------------------------------------------
Property Type:
------------------------------------------------------------
Primary Use:
------------------------------------------------------------
Secondary Use:
------------------------------------------------------------
Other Use:
------------------------------------------------------------
Current Occupancy:
------------------------------------------------------------
Building Size Net:
------------------------------------------------------------
No. Of Buildings:
------------------------------------------------------------
No. Of Units:
------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Year Built:                                                      Managed by:
-----------------------------------------------------------------------------------------------------------------------------------
Year Renovated:                                                  Phone:
-----------------------------------------------------------------------------------------------------------------------------------
Land Size:                                                       On-Site:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Date of Property Inspection:                                     Inspected by:
-----------------------------------------------------------------------------------------------------------------------------------
Date Reviewed:                                                   Reviewed by:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Condition of the Property (Attach Photographs - Exterior, Interior and Neighboring Properties):
------------------------------------------------------------------------------------------------
                                                                                                      Deferred
Exterior                      Excellent         Good             Fair               Poor            Maintenance
--------

Landscaping                    [    ]          [    ]           [    ]             [    ]              [    ]

Paved Areas                    [    ]          [    ]           [    ]             [    ]              [    ]

Sidewalks                      [    ]          [    ]           [    ]             [    ]              [    ]

Exterior Finish                [    ]          [    ]           [    ]             [    ]              [    ]

Roof                           [    ]          [    ]           [    ]             [    ]              [    ]

General Maintenance            [    ]          [    ]           [    ]             [    ]              [    ]

-----------------------------------------------------------------------------------------------------------------------------------

Comments (explain deferred maintenance):









-----------------------------------------------------------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO
ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Deferred
Interior                      Excellent         Good             Fair               Poor           N/A           Maintenance
--------

Entry/Hallways                 [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Walls/Ceilings                 [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Lighting                       [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Carpet/Floor Covering          [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Stairs                         [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Elevators                      [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Kitchen/Bathrooms              [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

HVAC/Mechanical                [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Functional Utility             [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Overall Physical Condition     [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

-----------------------------------------------------------------------------------------------------------------------------------

Comments:



-----------------------------------------------------------------------------------------------------------------------------------
Market Strength                                   Strong              Stable              Weak
---------------                                   [    ]              [    ]             [    ]

Economic Trend                                  Improving             Stable            Declining
--------------                                    [    ]              [    ]             [    ]

Neighborhood Trend                              Improving             Stable            Declining
------------------                                [    ]              [    ]             [    ]

Maintenance of
Neighboring properties
----------------------                  Excellent           Good             Fair                Poor
                                          [    ]           [    ]           [    ]              [    ]
Occupancy of
Neighboring Properties
----------------------                  Excellent           Good             Fair                Poor
                                          [    ]           [    ]           [    ]              [    ]
-----------------------------------------------------------------------------------------------------------------------------------

Regional Analysis:






-----------------------------------------------------------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO
ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.




-----------------------------------------------------------------------------------------------------------------------------------
WELLS FARGO
Commercial Mortgage Servicing
Annual Property Evaluation Report-Multifamily                    Report Date:             Lender No:
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------
WFRF File No:
------------------------------------------------------------
Borrower:
------------------------------------------------------------
Property Address:
------------------------------------------------------------
Property Type:
------------------------------------------------------------
Primary Use:
------------------------------------------------------------
Secondary Use:
------------------------------------------------------------
Other Use:
------------------------------------------------------------
Current Occupancy:
------------------------------------------------------------
Occupancy Type:
------------------------------------------------------------
Building Size Net Rentable:                       s/f
------------------------------------------------------------
No. of Buildings:
------------------------------------------------------------
No. of Apt. Units:
------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Apt Unit Breakdown:
Studio #            Rent            1 BR #              Rent           2 BR #              Rent
        -----------      ---------         ------------      ---------        ------------      ------------------
  3 BR #            Rent           Other #              Rent           Description:
        -----------      ---------         ------------      ---------              ------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Year Built:
-----------------------------------------------------------------------------------------------------------------------------------
Year Renovated:                                                  Offsite Management:
-----------------------------------------------------------------------------------------------------------------------------------
Land Size:                                                       Phone:
------------------------------------------------------------     ------------------------------------------------------------------
# of Parking Spaces:  Covered      Uncovered                     On-Site Contact:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Date of Property Inspection:                                     Inspected by:
-----------------------------------------------------------------------------------------------------------------------------------
Date Reviewed:                                                   Reviewed by:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Condition of the Property (Attach Photographs - Exterior, Interior and Neighboring Properties):
------------------------------------------------------------------------------------------------

Exterior                      Excellent         Good             Fair               Poor
--------

Landscaping                    [    ]          [    ]           [    ]             [    ]

Paved Areas                    [    ]          [    ]           [    ]             [    ]

Sidewalks                      [    ]          [    ]           [    ]             [    ]

Exterior Finish                [    ]          [    ]           [    ]             [    ]

Roof                           [    ]          [    ]           [    ]             [    ]

General Maintenance            [    ]          [    ]           [    ]             [    ]

-----------------------------------------------------------------------------------------------------------------------------------

Comments (explain deferred maintenance):




-----------------------------------------------------------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO
ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Deferred
Interior                      Excellent         Good             Fair               Poor           N/A           Maintenance
--------

Entry/Hallways                 [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Walls/Ceilings                 [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Lighting                       [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Carpet/Floor Covering          [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Stairs                         [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Elevators                      [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Kitchen/Bathrooms              [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

HVAC/Mechanical                [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Functional Utility             [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

Overall Physical Condition     [    ]          [    ]           [    ]             [    ]         [    ]           [    ]

-----------------------------------------------------------------------------------------------------------------------------------

Comments:



-----------------------------------------------------------------------------------------------------------------------------------
Market Strength                                   Strong              Stable            Declining
---------------                                   [    ]              [    ]             [    ]

Economic Trend                                  Improving             Stable            Declining
--------------                                    [    ]              [    ]             [    ]

Neighborhood Trend                              Improving             Stable            Declining
------------------                                [    ]              [    ]             [    ]

Maintenance of
Neighboring properties
----------------------                  Excellent           Good             Fair                Poor
                                          [    ]           [    ]           [    ]              [    ]
Occupancy of
Neighboring Properties
----------------------                  Excellent           Good             Fair                Poor
                                          [    ]           [    ]           [    ]              [    ]
-----------------------------------------------------------------------------------------------------------------------------------

Regional Analysis:






-----------------------------------------------------------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO
ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.


                                   EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDER REPORT








                                      M-1

EXHIBITS TO POOLING AND SERVICING AGREEMENT


                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                           Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------

                                               DISTRIBUTION DATE STATEMENT

                                                    Table of Contents
                        ------------------------------------------------------------------

                         STATEMENT SECTIONS                                      PAGE (S)
                         ------------------                                      --------
                         Certificate Disbtribution Detail                           2
                         Certificate Factor Detail                                  3
                         Reconciliation Detail                                      4
                         Other Required Information                                 5
                         Ratings Detail                                             6
                         Current Mortgage Loan and Property Stratification Tables  7-9
                         Mortgage Loan Detail                                      10
                         Principal Prepayment Detail                               11
                         Historical Detail                                         12
                         Delinquency Loan Detail                                   13
                         Specialty Serviced Loan Detail                           14-15
                         Modified Loan Detail                                      16
                         Liquidated Loan Detail                                    17
                        -------------------------------------------------------------------


          Underwriter                                       Servicer                                      Special Servicer
-----------------------------------           ----------------------------------------         ------------------------------------
Bear, Stearns & Co. Inc.                      Wells Fargo Bank, National Association           GMAC Commercial Mortgage Corporation
245 Park Avenue                               555 Montgomery Street, 17th Floor                850 Dresher Road
New York, New York 10167                      San Francisco, CA 94111                          Horsham, PA 10944-8015



Contact:      General Information Number      Contact:      Matilda Sanchez                  Contact:     Coral I. Horsimeyer
Phone Number: (212)272-2000                   Phone Number: (415) 222-2364                     Phone Number: (215) 328-1790
-----------------------------------           ----------------------------------------         ------------------------------------

This report has been complied from information provided to Norwest by various third parties, which may include the Master
Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of
Information furnished by third parties.

----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.



                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------

                                              Certificate Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                                                                                              Realized Loss/
              Pass-Through  Original  Beginning   Principal       Interest      Prepayment   Additional Trust     Total
Class  CUSIP     Rate       Balance    Balance   Distribution    Distribution   Penalities     Fund Expenses   Distribution
----------------------------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------



-------------------------------
                 Current
  Ending      Subordination
  Balance        Level(1)
-------------------------------










-------------------------------
Totals
-------------------------------




----------------------------------------------------------------------------------------------------------------------------------
                                Original     Beginning                                                       Ending
                Pass-Through    Notional      Notional       Interest      Prepayment        Total          Notional
Class  CUSIP       Rate          Amount       Amount       Distribution    Penalities     Distribution       Amount
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------



(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

----------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.


                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                           Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------

                                              Certificate Factor Detail

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Realized Loss/
                             Beginning         Principal               Interest         Prepayment    Additional Trust      Ending
Class          CUSIP          Balance        Distribution            Distribution        Penalties      Fund Expenses       Balance
----------------------------------------------------------------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------
                             Beginning                                                 Ending
                             Notional          Interest             Prepayment        Notional
Class          CUSIP          Amount         Distribution            Penalties         Amount
-------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.


                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                           Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------

                                                   Reconciliation Detail


                         Advance Summary                                        Servicing Fee Breakdowns

          P & I Advances Outstanding                                  Current Period Accrued Servicing Fees
          Servicing Advances Outstanding                              Less Delinquent Servicing Fees
                                                                      Less Reductions to Servicing Fees
          Reimbursement for Interest on Advances                      Plus Servicing Fees for Delinquent Payments Received
          paid from general collections                               Plus Adjustments for Prior Servicing Calculation
                                                                      Total Servicing Fees Collected


Certificate Interest Reconciliation
-----------------------------------------------------------------------------------------------------------------------------------
          Accrued      Net Aggregate    Distributable     Distributable         Additional                      Remaining Unpaid
       Certificate      Prepayment       Certificate   Certificate Interest     Trust Fund      Interest          Distributable
Class    Interest   Interest Shortfall     Interest         Adjustment           Expenses     Distribution     Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------------------------------------



Copyright 1997, Norwest Bank Minnesota, N.A.


                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                           Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------


                                                 Other Required Information
-----------------------------------------------------------------------------------------------------------------------------------
Available Distribution Amount                                      Expense Losses (Additional Trust Fund Expenses)

                                                                        (i) Special Servicing and Liquidation Fees

                                                                        (ii) Advance Interest

Principal Distribution Amount                                           (iii) Indemnification Expenses

     (a) Principal portion of Scheduled Payments                        (iv) Taxes Imposed on the Trust
         and any Assumed Scheduled Payments
                                                                        (v) Amount of any Advance not Recovered
     (b) Principal Prepayments                                              upon a Final Recovery Determination

     (c) Principal Portion of Baloon Payments

     (d) Liquidation, Condensation, Purchase,                      Appraisal Reduction Amount
         and Insurance Proceeds and REO Income                     --------------------------------------------------------------
         Received on a Mortgage Loan                                                         Appraisal          Date Appraisal
                                                                         Loan                Reduction            Reduction
                                                                        Number                 Amount              Effected
                                                                   --------------------------------------------------------------

Aggregate Number of Outstanding Mortgage Loans                                                 None

Aggregate Unpaid Principal Balance of the Mortgage Loans

Aggregate Scheduled Principal Balance of the Mortgage Loans



Total Servicing and Special Servicing Fee paid
     Servicing Fee paid
     Special Servicing Fee paid                                    --------------------------------------------------------------
                                                                   Total
                                                                   --------------------------------------------------------------
Trustee Fee paid


-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.



                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                           Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------

                                                      Ratings Detail

----------------------------------------------------------------------------------------------------------------------------------
                                         Original Ratings                            Current Ratings (1)
     Class          CUSIP    -----------------------------------------------------------------------------------------------------
                              DCR       Fitch      Moody's        S&P       DCR       Fitch          Moody's        S&P
----------------------------------------------------------------------------------------------------------------------------------

















----------------------------------------------------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Duff & Phelps Credit Rating Co.       Fitch IBCA, Inc.            Moody's Investors Service       Standard & Poor's Rating Services
55 East Monroe Street                 One State Street Plaza      99 Church Street                26 Broadway
Chicago, Illinois 80603               New York, New York 10004    New York, New York 10007        New York, New York 10004
(312) 368-3100                        (212) 908-0500              (212) 653-0300                  (212)208-8000

-----------------------------------------------------------------------------------------------------------------------------------


Copyright 1997, Norwest Bank Minnesota, N.A.


                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza 15th Floor                                                                            Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------

                                                      Ratings Detail

----------------------------------------------------------------------------------------------------------------------------------
                                         Original Ratings                            Current Ratings (1)
     Class          CUSIP    -----------------------------------------------------------------------------------------------------
                              DCR       Fitch      Moody's        S&P       DCR       Fitch          Moody's        S&P
----------------------------------------------------------------------------------------------------------------------------------

















----------------------------------------------------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Duff & Phelps Credit Rating Co.       Fitch IBCA, Inc.            Moody's Investors Service       Standard & Poor's Rating Services
55 East Monroe Street                 One State Street Plaza      99 Church Street                26 Broadway
Chicago, Illinois 80603               New York, New York 10004    New York, New York 10007        New York, New York 10004
(312) 368-3100                        (212) 908-0500              (212) 653-0300                  (212)208-8000

-----------------------------------------------------------------------------------------------------------------------------------


Copyright 1997, Norwest Bank Minnesota, N.A.


                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                           Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------
                                Current Mortgage Loan and Property Stratification Tables

                               Scheduled Balance
--------------------------------------------------------------------------------
   Scheduled      # of      Scheduled      % of      WAM            Weighted
    Balance      Loans       Balance       Agg.      (2)     WAC   Avg DSCR(1)
                                           Bal
--------------------------------------------------------------------------------

























--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                    STATE (3)
--------------------------------------------------------------------------------
               # of      Scheduled      % of       WAM            Weighted
    State      Props.      Balance       Agg.      (2)     WAC   Avg DSCR(1)
                                          Bal
--------------------------------------------------------------------------------





















--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section

-----------------------------------------------------------------------------------------------------------------------------------


Copyright 1997, Norwest Bank Minnesota, N.A.


                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                           Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------
                                Current Mortgage Loan and Property Stratification Tables

                          Debt Service Coverage Ratio
--------------------------------------------------------------------------------
                                        % of
Debt Service     # of      Scheduled    Agg.      WAM             Weighted
Coverage Ratio   Loans      Balance     Bal.      (2)     WAC     Avg. DSCR (1)
--------------------------------------------------------------------------------

















--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                Property Type (3)
--------------------------------------------------------------------------------
                                           %of
Property           # of     Scheduled      Agg       WAM             Weighted
  Type            Props.     Balance       Bal       (2)     WA     Avg DSCR (1)
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                   Note Rate
--------------------------------------------------------------------------------
                                       % of
    Note        # of     Scheduled     Agg      WAM               Weighted
    Rate        Loans     Balance      Bal      (2)     WAC       Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                   Seasoning
--------------------------------------------------------------------------------
                                             % of
                   # of       Scheduled      Agg      WAM             Weighted
  Seasoning        Loans       Balance       Bal      (2)     WAC    Avg DSCR (1)
--------------------------------------------------------------------------------

























--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last past of this Section.
----------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.


                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------
                                Current Mortgage Loan and Property Stratification Tables

               Anticipated Remaining Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
Anticipated                                  % of
 Remaining         # of       Scheduled      Agg      WAM             Weighted
 Term (2)          Loans       Balance       Bal      (2)     WAC    Avg DSCR (1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                 Remaining Stated Term (Fully Amortizing Loans)
-------------------------------------------------------------------------------
 Remaining                                 % of
  Stated          # of       Scheduled      Agg      WAM             Weighted
   Term           Loans       Balance       Bal      (2)     WAC    Avg DSCR (1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

               Remaining Amortization Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
 Remaining                                 % of
Amortization      # of       Scheduled      Agg      WAM             Weighted
   Term           Loans       Balance       Bal      (2)     WAC    Avg DSCR (1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                             Age of Most Recent NOI
--------------------------------------------------------------------------------
                                            % of
Age of Most       # of       Scheduled      Agg      WAM             Weighted
Recent NOI        Loans       Balance       Bal      (2)     WAC    Avg DSCR (1)
--------------------------------------------------------------------------------

























--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------
(1) Debt Service Coverage Ratios are undated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The
Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA
Standard Information Package.
---------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.


                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------
                                                  Mortgage Loan Detail

-------------------------------------------------------------------------------------------
                                                                            Anticipated
Loan                Property                  Interest   Principal  Gross    Repayment
Number    DSCR      Type (1)   City   State   Payment     Payment   Coupon     Date
-------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------
Totals


-------------------------------------------------------------------------------------------
            Neg     Beginning   Ending     Paid  Appraisal   Appraisal    Res.     Mod.
Maturity    Amort.   Scheduled  Scheduled   Thru  Reduction   Reduction    Strat.   Code
  Date      (Y/N)    Balance    Balance    Date    Date        Amount     (2)      (3)
-------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------

(1) Property Type Code         (2) Resolution Strategy Code       (3) Modfication Code
-----------------------        ----------------------------        -------------------
MF - Multi-Family                 1 - Modification                    1 - Maturity Date Extension
RT - Retail                       2 - Foreclosure                     2 - Amortization Change
HC - Health Care                  3 - Bankruptcy                      3 - Principal Write-Off
IN - Industrial                   4 - Extension                       4 - Combination
WH - Warehouse                    5 - Note Sale
MH - Moblie Home Park             6 - DPO
OF - Office                       7 - REO
MU - Mixed Use                    8 - Resolved
LO - Lodging                      9 - Pending Return
SS - Self Storage                     to Master Servicer
OT - Other                       10 - Deed In Lieu Of
                                      Foreclosure

----------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.



                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------
                                                 Principal Prepayment Detail

----------------------------------------------------------------------------------------------------------------------
                                    Principal Prepayment Amount                      Prepayment Penalties
              Offering Document        ---------------------------------    ------------------------------------------------
Loan Number    Cross-Reference   Payoff Amount    Curtailment Amount    Prepayment Premium     Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------






















----------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------



                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
----------------------------------------------------------------------------------------------------------------------------------
                                                         Historical Detail

----------------------------------------------------------------------------------------------------------------------------------
                                                     Delinquencies
----------------------------------------------------------------------------------------------------------------------------------
Distribution      30-59 Days       60-69 Days       90 Days or More      Foreclosure         REO           Modifications
   Date           #  Balance       #  Balance         #  Balance         #   Balance     #   Balance       #    Balance
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------
           Prepayments                          Rate and Maturities
-------------------------------       -------------------------------------------
Curtailments         Payoff            Net Weighted Avg
#     Amount       #   Amount          Coupon     Remit               WAM
---------------------------------------------------------------------------------














---------------------------------------------------------------------------------

Note. Foreclosure and REO Totals are excluded from the delinquencies aging categories.

----------------------------------------------------------------------------------------------------------------------------------


Copyright 1997, Norwest Bank Minnesota, N.A.



                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
------------------------------------------------------------------------------------------------------------------------------------

                                  Delinquency Loan Detail
----------------------------------------------------------------------------------------------
                Offering       % of                    Current   Outstanding     Status of
                Document       Months   Paid Through     P&I        P&I          Mortgage
Loan Number   Cross-Reference   Delinq       Date       Advances   Advances**      loan (1
----------------------------------------------------------------------------------------------

















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
Resolution                                 Current    Outstanding
 Strategy        Servicing   Foreclosure  Servicing    Servicing                    REO
 Code (2)     Transfer Date      Date      Advances     Advances  Bankruptcy Date   Date
-------------------------------------------------------------------------------------------

















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------


     (1) Status of Mortgage Loan            (2) Resolution Strategy Code
-----------------------------------         ----------------------------
A - Payment Not Received                       1 - Modification
    But Still in Grace Period                  2 - Foreclosure
B - Late Payment But Less                      3 - Bankruptcy
    Than 1 Month Delinquent                    4 - Extension
0 - Current                                    5 - Note Sale
1 - One Month Delinquent                       6 - DPO
2 - Two Months Delinquent                      7 - REO
3 - Three or More Months Delinquent            8 - Resolved
4 - Assumed Scheduled Payment                  9 - Pending Return
    (Performing Matured Balloon)                   to Master Servicer
7 - Foreclosure                               10 - Deed In Lieu Of
9 - REO                                            Foreclosure

** Outstanding P & I Advances include the current period advance
----------------------------------------------------------------------------------------------------------------------------------




                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
------------------------------------------------------------------------------------------------------------------------------------
                               Specially Serviced Loan Detail - Part 1
-------------------------------------------------------------------------------------
                          Offering      Servicing   Resolution
Distribution   Loan       Document       Transfer   Strategy   Scheduled   Property
    Date      Number   Cross-Reference     Date     Code (1)    Balance    Type (2)
-------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                             Net                                     Remaining
       Interest  Actual   Operating   NOI          Note   Maturity   Amortization
State    Rate    Balance   Income     Date  DSCR   Date    Date          Term
-------------------------------------------------------------------------------------
















-------------------------------------------------------------------------------------


 (1) Resolution Strategy Code      (2) Property Type Code
 ----------------------------      -----------------------
    1 - Modification               MF - Multi-Family
    2 - Foreclosure                RT - Retail
    3 - Bankruptcy                 HC - Health Care
    4 - Extension                  IN - Industrial
    5 - Note Sale                  WH - Warehouse
    6 - DPO                        MH - Mobile Home Park
    7 - REO                        OF - Office
    8 - Resolved                   MU - Mixed Use
    9 - Pending Return             LO - Lodging
        to Master Servicer         SS - Self Storage
   10 - Deed In lieu Of            OT - Other
        Foreclosure

------------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.



                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
------------------------------------------------------------------------------------------------------------------------------------
                                 Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------
                           Offering       Resolution   Site
Distribution    Loan       Document       Strategy   Inspection              Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference  Code (1)     Date    Phase 1 Date    Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------

(1) Resolution Strategy Code
----------------------------

   1 - Modification
   2 - Foreclosure
   3 - Bankruptcy
   4 - Extension
   5 - Note Sale
   6 - DPO
   7 - REO
   8 - Resolved
   9 - Pending Return
       to Master Servicer
  10 - Deed In lieu Of
       Foreclosure
------------------------------------------------------------------------------------------------------------------------------------



                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
------------------------------------------------------------------------------------------------------------------------------------
                              Modified Loan Detail
--------------------------------------------------------------------------------------------------------------------
             Offering
Loan         Document      Pre-Modification
Number   Cross-Reference      Balance         Modification  Date                   Modification Description
--------------------------------------------------------------------------------------------------------------------



















--------------------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.



                                                                                        ------------------------------------------
                                                                                        For Additional Information, please contact
                                                                                                          Leslie Gaskill
                                                                                                        (212) 515-5254
                                                                                         Reports Available on the World Wide Web
[NORWEST BANKS LOGO]                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                @ www.ctslink.com/cmbs
Norwest Bank Minnesota, N.A.         Commercial Mortgage Pass-Through Certificates      ------------------------------------------
Corporate Trust Services                             Series 1999-WF2
3 New York Plaza, 15th Floor                                                                          Payment Date:  07/15/1999
New York, NY 10004                                                                                     Record Date:   08/29/1999
------------------------------------------------------------------------------------------------------------------------------------
                             Liquidated Loan Detail
---------------------------------------------------------------------------------------
        Final Recovery    Offering
Loan    Determination     Document       Appraisal   Appraisal   Actual     Gross
Number      Date       Cross-Reference      Date      Value     Balance   Proceeds
---------------------------------------------------------------------------------------
















---------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Gross Proceeds    Aggregate          Net       Net Proceeds                Repurchased
   as a % of      Liquidation    Liquidation     as a % of      Realized   by Seller
Actual Balance    Expenses*      Proceeds      Actual Balance      loss      (Y/N)
---------------------------------------------------------------------------------------


















---------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).
------------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT N

                             FORM OF ANNUAL REPORT






























                                      N-1


EXHIBITS TO POOLING AND SERVICING AGREEMENT

WELLS FARGO OPERATING STATEMENT REVIEW                       [WELLS FARGO LOGO]

                   LOAN #   [                   ]
               INVESTOR #   [BSCMS 1999 WF2     ]
            PROPERTY TYPE   [                   ]            [     ] COMPLETED
               CITY/STATE   [                   ]            [     ] REVIEWED

              # OF MONTHS   [  12  ]     [  12  ]     [  12  ]     [  12   ]
         ANNUALIZED (Y/N)   [  No  ]     [  No  ]     [  No  ]     [       ]

                            12/31/XX     12/31/XY     12/31/XZ     AT ISSUE
                            --------     --------     --------     --------
              GROSS RENTS   [      ]     [      ]     [      ]     [       ]
           REIMBURSEMENTS   [      ]     [      ]     [      ]     [       ]
             TOTAL INCOME   [     0]     [     0]     [      ]     [       ]
                  VACANCY   [      ]     [      ]     [      ]     [       ]
    DISCOUNTS/CONCESSIONS   [      ]     [      ]     [      ]     [       ]
             OTHER INCOME   [      ]     [      ]     [      ]     [       ]
   EFFECTIVE GROSS INCOME   [     0]     [     0]     [     0]     [      0]

           PROPERTY TAXES   [      ]     [      ]     [      ]     [       ]
                INSURANCE   [      ]     [      ]     [      ]     [       ]
                UTILITIES   [      ]     [      ]     [      ]     [       ]
               MANAGEMENT   [      ]     [      ]     [      ]     [       ]
          MAINT & REPAIRS   [      ]     [      ]     [      ]     [       ]
         SALARIES & ADMIN   [      ]     [      ]     [      ]     [       ]
              ADVERTISING   [      ]     [      ]     [      ]     [       ]
             GROUND LEASE   [      ]     [      ]     [      ]     [       ]
OTHER TOTAL OPER EXPENSES   [     0]     [     0]     [     0]     [      0]
                      NOI   [     0]     [     0]     [     0]     [      0]

         CAPITAL RESERVES   [      ]     [      ]     [      ]     [       ]
           TI/LC RESERVES   [      ]     [      ]     [      ]     [       ]
                    OTHER   [      ]     [      ]     [      ]     [       ]
                      NOI   [     0]     [     0]     [     0]     [      0]
             DEBT SERVICE   [      ]     [      ]     [      ]     [       ]
                     DSCR   [      ]     [      ]     [      ]     [       ]

                OCCUPANCY   [      ]     [      ]     [      ]     [       ]
                    AS OF   [      ]     [      ]     [      ]     [       ]


COMMENTS

--------------------------------------------------------------------------------
INFORMATION CONTAINED HEREIN HAS BEEN FURNISHED BY BORROWERS, PROPERTY
MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO BANK AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.
--------------------------------------------------------------------------------


[WELLS FARGO LOGO]                       BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.                     Determination Date:
                                         Commercial Mortgage Pass-Through Certificates                                    Due Date:
                                         Series 1999 - WF2
                                         Annual Report Summary

------------------------------------------------------------------------------------------------------------------------------------
Loan Identification                     Loan Information
-------------------------------        --------------------------------------------------------------------------------------------
                                  Paid  Current                       Sched.    Rem        Rem                       Fix or  Current
Tab  Loan   Prop                   to   Scheduled   At Issue   Orig.  Monthly   Amort.   Term to    Maturity  Var.   Coupon   Year
Ref   No.   Type   City   State   Date  Balance     Balance    Date    Pmt.     Term     Maturity     Date    Rate    Rate    Built
------------------------------------------------------------------------------------------------------------------------------------
1
2
3
4
5
------------------------------------------------------------------------------------------------------------------------------------
6
7
8
9
10
------------------------------------------------------------------------------------------------------------------------------------
11
12
13
14
15
------------------------------------------------------------------------------------------------------------------------------------
16
17
18
19
20
------------------------------------------------------------------------------------------------------------------------------------
21
22
23
24
25
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appraisal Information
-------------------------------------------------------------------------------
                            Latest
  NRSF        Latest        Appr.                 AT
 or # of       Appr         Value      Current   Issue
  Units        Data         ($000)       LTV      LTV
--------------------------------------------------------------------------------
1
2
3
4
5
--------------------------------------------------------------------------------
6
7
8
9
10
--------------------------------------------------------------------------------
11
12
13
14
15
--------------------------------------------------------------------------------
16
17
18
19
20
--------------------------------------------------------------------------------
21
22
23
24
25
--------------------------------------------------------------------------------
Totals                   [0]                [0]
-------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN HAS BEEN FURNISHED BY BORROWERS, PROPERTY
MANAGERS, OR OTHER OUTSIDE PARTIES AND THEREFORE NO ASSURANCES ARE MADE BY
WELLS FARGO BANK AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.
--------------------------------------------------------------------------------


[WELLS FARGO LOGO]                       BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.                     Determination Date:
                                         Commercial Mortgage Pass-Through Certificates                                    Due Date:
                                         Series 1000 - WF2
                                         Annual Report Summary
------------------------------------------------------------------------------------------------------------------------------------
Loan Identification   Prop Inspection      Property Financials
--------------------  ------------------  ------------------------------------------------------------------------------------------
                                           Data of       Latest      At Issue   EGI %    Latest    At Issue     NOI%
                      Last                 Latest        Annual      Annual     Chg      Annual     Annual      Chg
Tab            Loan   Inspect  Overall       Op.          EGI         EGI       from       NOI        NOI       from
Ref.            No.   Data     Condition    Stml         ($000)      ($000)     Issue    ($000)     ($000)      Issue
------------------------------------------------------------------------------------------------------------------------------------
1                                                         0.0         0.0       0.0       0.0         0. 0       0.0
2
3
4
5
------------------------------------------------------------------------------------------------------------------------------------
6
7
8
9
10
------------------------------------------------------------------------------------------------------------------------------------
11
12
13
14
15
------------------------------------------------------------------------------------------------------------------------------------
16
17
18
19
20
------------------------------------------------------------------------------------------------------------------------------------
21
22
23
24
25
------------------------------------------------------------------------------------------------------------------------------------

                                                          0.0         0.0       0.0       0.0         0. 0       0.0
                                                               Totals                        Totals

--------------------------------------------------------------------------------
Occupancy and Debt Coverage
--------------------------------------------------------------------------------
                                                                       DSCR%
 Latest                          At                                    Chg.
 Occupancy         Latest      Issue      Latest        At Issue       from
  Date             Occ.         Occ.       DSCR           DSCR         Issue
--------------------------------------------------------------------------------
1
2
3
4
5
--------------------------------------------------------------------------------
6
7
8
9
10
--------------------------------------------------------------------------------
11
12
13
14
15
--------------------------------------------------------------------------------
16
17
18
19
20
--------------------------------------------------------------------------------
21
22
23
24
25
--------------------------------------------------------------------------------
                                            0.0             0.0             0.0
                                             Weighted Average
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN HAS BEEN FURNISHED BY BORROWERS, PROPERTY
MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO BANK AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.
--------------------------------------------------------------------------------

                                    EXHIBIT O

                    FORM OF SPECIAL SERVICER MONTHLY REPORT
























                                      O-1
EXHIBITS TO POOLING AND SERVICING AGREEMENT

                                      CSSA
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                     SERIES

         HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)

                          AS OF
                                ---------------------







                                [TABLE TO COME]

                  DELINQUENT AND SPECIALLY SERVICED ASSET REPORT







                                 [TABLE TO COME]



                                                                STATEMENT DATE:
                                                                PAYMENT DATE:
                                                                PRIOR PAYMENT:
                                                                RECORD DATE:







                                 [TABLE TO COME]

                                                             DETERMINATION DATE:
                                                                       DUE DATE:
                                                                     LOAN GROUP:


DELINQUENT AND
SPECIALLY SERVICED ASSET REPORT







                                 [TABLE TO COME]

                                      CSSA
              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES

                          DELINQUENT LOAN STATUS REPORT
                          AS OF
                                ---------------------






                                [TABLE TO COME]

                                      CSSA
              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES

                          DELINQUENT LOAN STATUS REPORT
                          AS OF
                                ---------------------


                                 [TABLE TO COME]

                                      CSSA
                    COMMERCIAL MORTGAGE PASS-THROUGH, SERIES

                                REO STATUS REPORT
                          AS OF
                                ---------------------


                                 [TABLE TO COME]

                                      CSSA
              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES

                       HISTORICAL LOAN MODIFICATION REPORT
                          AS OF
                                ---------------------






                                [TABLE TO COME]

                                    EXHIBIT P

                                    RESERVED

                                    EXHIBIT Q

                           FORM OF PAYING AGENT REPORT

                           [TO COME FROM PAYING AGENT]

                                    EXHIBIT R

                                    RESERVED

                                   EXHIBIT S-1

                     FORM OF POWER OF ATTORNEY FOR SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, NATIONAL ASSOCIATION

AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, CA  94111

Attention: Bear Stearns Commercial Mortgage Securities Inc.,
           Commercial Mortgage Pass-Through Certififcates,
           Series 1999-WF2



                    Space above this line for Recorder's use
-------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

                  KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, as Servicer under the Pooling and Servicing Agreement ("Wells Fargo Bank"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

                  To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Wells Fargo Bank of its duties as Servicer under the Pooling and Servicing Agreement, giving and granting unto Wells Fargo Bank full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank shall lawfully do or cause to be done by virtue hereof.

                  Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Trustee's written consent: (i) hire or procure counsel to represent the Trustee or (ii) prepare, execute or deliver any governmental filings, forms, permits, registrations or other documents which have the effect of causing the Trustee to be registered to do business in any state.


                                     S-1-1

                  IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this 1st day of July, 1999.

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 as trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2

                                 By:
                                    -------------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


                                     S-1-2

--------------------------------------------------------------------------------

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                       )
                                       )
                                       )


         On             before me,
           ------------            ---------------------------------------------
                Date                 Name and Title of Officer (i.e., Your Name,
                                     Notary Public)



   personally appeared
                      ----------------------------------------------------------
                                      Name(s) of Document Signer(s)

--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.





         --------------------------------------------
                      Signature of Notary



                                           (Affix seal in the above blank space)

--------------------------------------------------------------------------------

                                   EXHIBIT S-2

                 FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER

RECORDING REQUESTED BY:
GMAC COMMERCIAL MORTGAGE CORPORATION

AND WHEN RECORDED MAIL TO:

GMAC COMMERCIAL MORTGAGE CORPORATION
550 California Street
San Francisco, CA  94104
Attention:
          ---------------------


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

                  KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer under the Pooling and Servicing Agreement ("GMAC"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

                  To perform any and all acts which may be necessary or appropriate to enable GMAC to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by GMAC of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto GMAC full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that GMAC shall lawfully do or cause to be done by virtue hereof.

                  Notwithstanding anything contained herein to the contrary, the Special Servicer shall not without the Trustee's written consent: (i) hire or procure counsel to represent the Trustee or (ii) prepare, execute or deliver any governmental filings, forms, permits, registrations or other documents which have the effect of causing the Trustee to be registered to do business in any state.


                                     S-2-1

                  IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this 1st day of July, 1999.

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 as trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2



                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                     S-2-2

--------------------------------------------------------------------------------

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                          )
                                          )
                                          )


         On             before me,
           ------------            ---------------------------------------------
                Date                 Name and Title of Officer (i.e., Your Name,
                                     Notary Public)



   personally appeared
                      ----------------------------------------------------------
                                      Name(s) of Document Signer(s)

--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.





         --------------------------------------------
                      Signature of Notary



                                           (Affix seal in the above blank space)

--------------------------------------------------------------------------------

                                    EXHIBIT T

             PROCEDURES FOR CALCULATIING DEBT SERVICE COVERAGE RATIO

         "Debt Service Coverage Ratios" generally means the ratio of "Underwritten Cash Flow" estimated to be produced by the related Mortgaged Property to the annualized amount of debt service payable under that Mortgage Loan. "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimate stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritten Cash Flow for a Mortgaged Property, the Servicer may rely on rent rolls and other generally unaudited financial information provided by the respective borrowers and may estimate cash flow taking into account historical financial statements, material changes in the operating position of the Mortgaged Property, and estimated capital expenditures, leasing commission and tenant improvement reserves. The Servicer may make certain changes to operating statements and operating information obtained from the respective borrowers.

                                   SCHEDULE I

                           BEAR STEARNS LOAN SCHEDULE



















                                     S-I-1


EXHIBITS TO POOLING AND SERVICING AGREEMENT

SCHEDULE I



LOAN
NUMBER   LOAN NAME                               ADDRESS                                                CITY                 STATE
------------------------------------------------------------------------------------------------------------------------------------
5502     205 Place Shopping Center               9710-9740 S.E. Washington Street                       Portland             OR
5504     Talbert  Center                         12230-12400 Southeast Sunnyside Road                   Clackamas            OR
8643     2607 Rhawn St. & 8040 Roosevelt Blvd.   2607 Rhawn St. & 8040 Roosevelt Blvd.                  Philadelphia         PA
9122     Torrey Reserve North Court              11622-11682 El Camino Real                             San Diego            CA
9419     Southland Plaza                         3200 West Park Avenue                                  Houma                LA
9675     211 63rd Street                         211 63rd Street                                        Brooklyn             NY
11101    310 West C Street                       300-310 West C Street                                  San Diego            CA
11134    Hilltop Medical Center                  2970 Hilltop Mall Road                                 Richmond             CA
11505    Waverly Elementary School               1150 East New York Ave.                                Brooklyn             NY
12052    Crondall Corner                         3710 Crondall Lane                                     Owings Mill          MD
12099    Forest Plaza                            195 Forest Ave, 645 & 695 High Street                  Palo Alto            CA
12101    Keyser Oaks Center                      Keyser Avenue & Oak Avenue                             Scranton             PA
12130    38 East 30th Street                     38 East 30th Street                                    New York             NY
16398    Gary's Plaza Shopping Center            553 South Broad Street                                 Lansdale             PA
16416    Woodlane Square Shopping Center         798 Woodlane Road                                      Burlington County    NJ
16465    3720 Arroyo Sorrento Road               3720 Arroyo Sorrento Road                              San Diego            CA
16953    Glencoe Building                        4061-4063 Glencoe Avenue                               Marina Del Rey       CA
16958    Redwood Studios                         4077-81 Redwood Drive                                  Marina Del Rey       CA
17154    521-527 & 529-535 West 20th Street      521-527 & 529-535 West 20th Street                     New York             NY
17553    Gaithersburg Storehouse                 1 Metropolitan Grove Road                              Gaithersburg         MD
17583    State Tower Building                    201-19 East Genesee Street                             Syracuse             NY
17660    Plymouth Square Shopping Center         Ridge Pike/Butler Pike                                 Plymouth Meeting     PA
17718    Homewood Suites                         2250 Center Street                                     Chattanooga          TN
17875    St. Jude's Health Complex               433 & 459 W. Bastanchury Rd.                           Fullerton            CA
17877    Ruxton Tower                            50 West 72nd Street                                    New York             NY
17923    All American Mini Storage               711 South Mills Avenue                                 Claremont            CA
17927    Barnegat Mini-Storage                   85 South Main Street                                   Barnegat             NJ
17961    Hidden Valley Apartments                531-561 Westview Drive                                 Hastings             MN
17962    Willow Park Apartments                  6200-6651 67th Avenue North                            Brooklyn Park        MN
18041    225 Broadway                            225 Broadway                                           New York             NY
18066    Vagabond Inn Hayward                    20455 Hesperian Boulevard                              Hayward              CA
18113    Best Western - Lake Norman              19608 Liverpool Parkway                                Cornelius            NC
18137    Glenn Dale Business Center              7100 Holladay Tyler Road                               Glenn Dale           MD
18173    Miracle Mile Mobile Home Park           3642 Boulder Highway                                   Las Vegas            NV
18332    Albertson's Marketplace                 6411-6511 E. Spring Street, 3022-3028 Palo Verde Ave.  Long Beach           CA
18346    Piney Orchard Market Place              8671-8779 Piney Orchard Parkway                        Odenton              MD
25024    417-423 West Broadway                   417-423 West Broadway                                  Boston               MA
25069    Lochwood Portfolio                      5880 Ridgewood Road                                    Jackson              MS
25078    Sunrise Shopping Center                 100-265 Sunrise Center Road                            Zanesville           OH
25117    Village Walk Shopping Center            770 Boston Post Road                                   Guilford             CT
25118    Quebec House Apartments                 2800-2801 Quebec Street, N.W.                          Washington           DC
25144    Pecan Park Place                        1241 FM 359                                            Richmond             TX
25165    Trumbull Medical Arts Center            15 Corporate Drive                                     Trumbull             CT
25195    598 Broadway                            598 Broadway                                           New York             NY
25271    Crystal Tree Apartments                 1050 E. Henderson Ave                                  Fresno               CA
25312    Parkland Green Apartments               15000, 15100 West Cleveland Ave                        New Berlin           WI
25352    Shakespeare & Sherwood Apartments       490-500 Sherwood Place                                 Stratford            CT
25387    Vagabond Portfolio
25423    Holiday Inn Express                     2080 West North Temple                                 Salt Lake City       UT
25445    Southgate Mini Storage                  1025 Golden Gate Drive                                 Napa                 CA
25451    Diho Plaza                              9250 Bellaire Boulevard                                Houston              TX
25479    7 East 47th Street                      7 East 47th Street                                     New York             NY
25485    Regent Square Apartments                1 North Randall Avenue                                 Madison              WI
25489    Inland Portfolio
25508    Eckerd's                                25 Seminary Street                                     Auburn               NY
25557    Sun Suites
25559    Harborwood West Apartments              6100 Soudview Drive                                    Gig Harbor           WA
25577    270 St. Paul Building                   270 St. Paul                                           Denver               CO
25589    The Craft House Apartments              51-55 N. Third Street                                  Philadelphia         PA
25609    The Growth Companies Portfolio
25675    Snowden's Ridge Apartments              2105-A Harlequin Terrace                               Silver Spring        MD
25714    Interpointe Shopping Center             2100 South & 300 West                                  Salt Lake City       UT
25742    Northfield Estates                      710-740 North State Highway 3                          Northfield           MN
25764    Brinkley House Apartments               3051 Brinkley Rd                                       Temple Hills         MD
25959    Mayfair House Apartments                2930 Cherry Street                                     Falls Church         VA
26031    San Jacinto Court Shopping Center       5003 Garth Road                                        Baytown              TX
26032    Ashford Court Shopping Center           12701 Westheimer Road                                  Houston              TX
26174    Parkvale Medical Office                 4616 N. 51st Avenue                                    Phoenix              AZ




                                                                                                                     STATED
                                                                                                                    ORIGINAL
                                                                                                                    TERM TO
LOAN                    GROSS MORTGAGE    ADMINISTRATIVE    NET MORTGAGE                                            MATURITY
NUMBER     ZIP CODE          RATE            COST RATE          RATE         ORIGINAL BALANCE    CUT-OFF BALANCE     (MOS.)
------------------------------------------------------------------------------------------------------------------------------
5502         97216         7.4600%           0.053%           7.4070%         $7,850,000.00       $7,839,854.99       120
5504         97015         7.4600%           0.053%           7.4070%          4,950,000.00        4,943,602.83       120
8643         19152         9.0000%           0.053%           8.9470%          3,000,000.00        2,997,324.11       120
9122         92130         7.5550%           0.053%           7.5020%         18,300,000.00       18,286,567.59       120
9419         70364         7.3850%           0.053%           7.3320%          2,850,000.00        2,811,961.60       120
9675         11220         8.6550%           0.053%           8.6020%          2,725,000.00        2,720,493.82       120
11101        92101         8.0500%           0.053%           7.9970%            900,000.00          892,961.41       180
11134        94806         8.0400%           0.053%           7.9870%          4,100,000.00        4,092,679.96       120
11505        11212         8.0600%           0.053%           8.0070%          2,500,000.00        2,471,050.70       120
12052        21117         7.7300%           0.053%           7.6770%          3,750,000.00        3,745,478.48       120
12099        94301         8.2250%           0.053%           8.1720%          2,925,000.00        2,923,125.28       120
12101        18504         8.0850%           0.053%           8.0320%          3,200,000.00        3,190,821.90       180
12130        10016         6.7100%           0.053%           6.6570%          6,400,000.00        6,352,555.92       120
16398        19446         8.1550%           0.053%           8.1020%          3,140,000.00        3,136,619.30       120
16416        80606         8.7050%           0.053%           8.6520%          3,450,000.00        3,444,785.64       120
16465        92130         7.5550%           0.053%           7.5020%            950,000.00          949,302.69       120
16953        90292         7.4000%           0.053%           7.3470%          1,700,000.00        1,695,510.77       120
16958        90292         7.4950%           0.053%           7.4420%          2,500,000.00        2,493,554.59       120
17154        10011         7.1600%           0.053%           7.1070%          6,500,000.00        6,490,945.63       120
17553        20878         7.4000%           0.053%           7.3470%          2,350,000.00        2,336,206.16       120
17583        13202         8.9900%           0.053%           8.9370%          4,950,000.00        4,947,290.54       120
17660        19428         7.4500%           0.053%           7.3970%         15,300,000.00       15,280,176.76       120
17718        37421         8.7300%           0.053%           8.6770%          4,250,000.00        4,236,423.75       120
17875        92835         7.4500%           0.053%           7.3970%          4,875,000.00        4,855,796.63       120
17877        10023         6.8250%           0.053%           6.7720%          7,650,000.00        7,650,000.00       120
17923        91711         8.1700%           0.053%           8.1170%          1,675,000.00        1,671,944.74       120
17927        08005         8.2650%           0.053%           8.2120%          1,400,000.00        1,396,064.59       120
17961        55033         7.2500%           0.053%           7.1970%          1,500,000.00        1,498,829.86       120
17962        55429         7.2500%           0.053%           7.1970%          2,100,000.00        2,098,361.80       120
18041        10007         7.3900%           0.053%           7.3370%         25,500,000.00       25,466,456.83       120
18066        94541         8.4600%           0.053%           8.4070%          2,300,000.00        2,281,285.13       120
18113        28031         8.9200%           0.053%           8.8670%          3,700,000.00        3,690,814.53       120
18137        20769         7.8300%           0.053%           7.7770%          9,000,000.00        8,989,428.78       120
18173        89121         7.1300%           0.053%           7.0770%          6,500,000.00        6,485,527.78       120
18332        90808         7.4000%           0.053%           7.3470%          8,700,000.00        8,677,025.73       120
18346        21113         7.7400%           0.053%           7.6870%          2,800,000.00        2,798,019.80       120
25024        02127         8.5000%           0.053%           8.4470%          1,255,000.00        1,253,783.98       120
25069        39211         8.1200%           0.053%           8.0670%          7,470,000.00        7,461,880.42       120
25078        43701         8.1600%           0.053%           8.1070%          1,750,000.00        1,748,207.21       120
25117        06437         7.6400%           0.053%           7.5870%          2,500,000.00        2,498,196.02       120
25118        20008         7.0200%           0.053%           6.9670%          6,000,000.00        6,000,000.00        60
25144        77469         8.1000%           0.053%           8.0470%          2,300,000.00        2,297,620.60       180
25165        06611         7.5800%           0.053%           7.5270%          3,800,000.00        3,795,723.63       120
25195        10012-3351    7.8000%           0.053%           7.7470%          3,000,000.00        3,000,000.00       180
25271        93706         7.4600%           0.053%           7.4070%          5,000,000.00        5,000,000.00       120
25312        53151         7.8000%           0.053%           7.7470%          4,800,000.00        4,796,646.22       120
25352        06615         7.3350%           0.053%           7.2820%          2,500,000.00        2,498,082.47       120
25387                      8.9450%           0.053%           8.8920%          9,340,000.00        9,331,592.45       120
25423        84116         8.7200%           0.053%           8.6670%          4,100,000.00        4,100,000.00       120
25445        94558         7.9700%           0.053%           7.9170%          2,150,000.00        2,150,000.00       120
25451        77036         7.9500%           0.053%           7.8970%          3,125,000.00        3,121,687.28       120
25479        10017         7.8900%           0.053%           7.8370%          1,550,000.00        1,548,936.53       120
25485        53715         7.4050%           0.053%           7.3520%          2,200,000.00        2,197,453.73       120
25489                      6.8650%           0.053%           6.8120%         57,450,000.00       57,450,000.00        60
25508        13021         7.9700%           0.053%           7.9170%          2,200,000.00        2,197,675.41       120
25557                      8.8600%           0.053%           8.8070%         15,640,000.00       15,640,000.00       120
25559        98335         7.5300%           0.053%           7.4770%          3,000,000.00        3,000,000.00       120
25577        80206         8.2400%           0.053%           8.1870%          3,500,000.00        3,500,000.00       120
25589        19106-4517    7.7750%           0.053%           7.7220%          3,435,000.00        3,432,587.81       120
25609                      7.4500%           0.053%           7.3970%          4,775,000.00        4,775,000.00       120
25675        20904         7.4150%           0.053%           7.3620%          4,000,000.00        3,996,980.53       120
25714        84115-2513    7.6600%           0.053%           7.6070%          5,200,000.00        5,196,262.78       120
25742        55057         7.7000%           0.053%           7.6470%          1,300,000.00        1,298,565.03       120
25764        20748         6.9550%           0.053%           6.9020%         16,000,000.00       15,986,768.04       120
25959        22042         6.9550%           0.053%           6.9020%          6,000,000.00        5,995,038.02       120
26031        77521         8.6150%           0.053%           8.5620%          5,550,000.00        5,550,000.00       120
26032        77077         8.5200%           0.053%           8.4670%          2,390,000.00        2,388,558.08       120
26174        85031         7.5600%           0.053%           7.5070%          3,300,000.00        3,296,274.35       120




           REMAINING
            TERM TO                                                            ORIGINAL
LOAN       MATURITY                                                           AMORTIZATION    INTEREST ONLY       FIRST PAYMENT
NUMBER      (MOS.)      MATURITY DATE     ARD DATE    ARD RATE STEP (BPS)        (MOS.)           MONTHS              DATE
------------------------------------------------------------------------------------------------------------------------------
5502         118           05/01/09                                               360                 0              06/01/99
5504         118           05/01/09                                               360                 0              06/01/99
8643         119           06/01/09                                               300                 0              07/01/99
9122         119           06/01/09                                               360                 0              07/01/99
9419         108           07/01/08                                               300                 0              08/01/98
9675         118           05/01/09                                               300                 0              06/01/99
11101        167           06/01/13                                               360                 0              07/01/98
11134        117           04/01/09                                               360                 0              05/01/99
11505        113           12/01/08                                               240                 0              01/01/99
12052        118           05/01/09                                               360                 0              06/01/99
12099        119           06/01/09                                               360                 0              07/01/99
12101        179           06/01/14                                               180                 0              07/01/99
12130        111           10/01/08                                               360                 0              11/01/98
16398        118           05/01/09                                               360                 0              06/01/99
16416        117           04/01/09                                               360                 0              05/01/99
16465        119           06/01/09                                               360                 0              07/01/99
16953        116           03/01/09                                               360                 0              04/01/99
16958        116           03/01/09                                               360                 0              04/01/99
17154        118           05/01/09                                               360                 0              06/01/99
17553        115           02/01/09                                               300                 0              03/01/99
17583        119                          06/01/09             200                360                 0              07/01/99
17660        118           05/01/09                                               360                 0              06/01/99
17718        117           04/01/09                                               276                 0              05/01/99
17875        117           04/01/09                                               276                 0              05/01/99
17877        116           03/01/09                                                0                 120             04/01/99
17923        118           05/01/09                                               300                 0              06/01/99
17927        117           04/01/09                                               300                 0              05/01/99
17961        119           06/01/09                                               360                 0              07/01/99
17962        119           06/01/09                                               360                 0              07/01/99
18041        118           05/01/09                                               360                 0              06/01/99
18066        115           02/01/09                                               240                 0              03/01/99
18113        117           04/01/09                                               300                 0              05/01/99
18137        118           05/01/09                                               360                 0              06/01/99
18173        118           05/01/09                                               300                 0              06/01/99
18332        116           03/01/09                                               360                 0              04/01/99
18346        119           06/01/09                                               360                 0              07/01/99
25024        119           06/01/09                                               300                 0              07/01/99
25069        118           05/01/09                                               360                 0              06/01/99
25078        119           06/01/09                                               300                 0              07/01/99
25117        119           06/01/09                                               360                 0              07/01/99
25118         59           06/01/04                                                0                 60              07/01/99
25144        179           06/01/14                                               300                 0              07/01/99
25165        119           06/01/09                                               300                 0              07/01/99
25195        180           07/01/14                                               300                 0              08/01/99
25271        120           07/01/09                                               300                 0              08/01/99
25312        119           06/01/09                                               360                 0              07/01/99
25352        119           06/01/09                                               360                 0              07/01/99
25387        119           06/01/09                                               300                 0              07/01/99
25423        120           07/01/09                                               300                 0              08/01/99
25445        120           07/01/09                                               300                 0              08/01/99
25451        119           06/01/09                                               300                 0              07/01/99
25479        119           06/01/09                                               360                 0              07/01/99
25485        119           06/01/09                                               300                 0              07/01/99
25489         59           06/01/04                                                0                 60              07/01/99
25508        119           06/01/09                                               300                 0              07/01/99
25557        120           07/01/09                                               300                 0              08/01/99
25559        120           07/01/09                                               360                 0              08/01/99
25577        120           07/01/09                                               360                 0              08/01/99
25589        119           06/01/09                                               360                 0              07/01/99
25609        120           07/01/09                                               360                 0              08/01/99
25675        119           06/01/09                                               360                 0              07/01/99
25714        119           06/01/09                                               360                 0              07/01/99
25742        119           06/01/09                                               300                 0              07/01/99
25764        119           06/01/09                                               360                 0              07/01/99
25959        119           06/01/09                                               360                 0              07/01/99
26031        120           07/01/09                                               360                 0              08/01/99
26032        119           06/01/09                                               360                 0              07/01/99
26174        119           06/01/09                                               300                 0              07/01/99





                                                               DEBT
                                                              SERVICE       INTEREST           REAL
LOAN                                                          COVERAGE       ACCRUAL         PROPERTY     LIEN
NUMBER     MONTHLY P&I     APPRAISED VALUE    CUT-OFF LTV      RATIO         METHOD          INTEREST    POSITION   CALL PROTECTION
-----------------------------------------------------------------------------------------------------------------------------------
5502           $54,673       $13,200,000         59.39%          1.60x        Actual/360       Fee         First      Defeasance
5504         34,475.64         8,200,000         60.29%          1.59         Actual/360       Fee         First      Defeasance
8643         25,175.89         4,700,000         63.77%          1.34         Actual/360       Fee         First      Defeasance
9122        128,646.16        28,400,000         64.39%          1.49         Actual/360       Fee         First      Defeasance
9419         20,848.52         3,800,000         74.00%          1.42         Actual/360       Fee         First      Defeasance
9675         22,227.80         4,100,000         66.35%          1.34         Actual/360       Fee         First      Defeasance
11101         6,635.28         1,700,000         52.53%          1.71         Actual/360       Fee         First      Defeasance
11134        30,198.75         6,000,000         68.21%          1.38         Actual/360       Fee         First      Defeasance
11505        21,004.45         4,750,000         52.02%          1.39         Actual/360       Fee         First      Defeasance
12052        26,813.65         5,300,000         70.67%          1.43         Actual/360       Fee         First      Defeasance
12099        21,923.16         4,400,000         66.43%          1.26         Actual/360       Fee         First      Defeasance
12101        30,738.10         9,100,000         35.06%          1.78         Actual/360       Fee         First      Defeasance
12130        41,340.25        12,000,000         52.94%          1.70         Actual/360       Fee         First      Defeasance
16398        23,380.39         4,900,000         64.01%          1.45         Actual/360       Fee         First      Defeasance
16416        27,030.36         4,900,000         70.30%          1.34         Actual/360       Fee         First      Defeasance
16465         6,678.35         1,375,000         69.04%          1.49         Actual/360       Fee         First      Defeasance
16953        11,770.46         2,650,000         63.98%          1.83         Actual/360       Fee         First      Defeasance
16958        17,471.80         4,250,000         58.67%          1.57         Actual/360       Fee         First      Defeasance
17154        43,945.36        13,300,000         48.80%          1.83         Actual/360       Fee         First      Defeasance
17553        17,213.72         4,100,000         56.98%          1.84         Actual/360       Fee         First      Defeasance
17583        39,793.21         8,000,000         61.84%          1.36         Actual/360       Fee         First      Defeasance
17660       106,456.47        22,500,000         67.91%          1.48         Actual/360       Fee         First      Defeasance
17718        35,754.55         6,700,000         63.23%          1.56         Actual/360       Fee         First      Defeasance
17875        36,962.99         8,200,000         59.22%          1.48         Actual/360       Fee         First      Defeasance
17877        44,113.67        20,500,000         37.32%          2.15         Actual/360       Fee         First      Defeasance
17923        13,117.12         2,700,000         61.92%          1.38         Actual/360       Fee         First      Defeasance
17927        11,052.34         3,230,000         43.22%          1.86         Actual/360       Fee         First      Defeasance
17961        10,232.64         4,550,000         32.94%          3.18         Actual/360       Fee         First      Defeasance
17962        14,325.70        10,100,000         20.78%          4.45         Actual/360       Fee         First      Defeasance
18041       176,382.93        50,000,000         50.93%          1.65         Actual/360       Fee         First      Defeasance
18066        19,901.74         4,100,000         55.64%          1.55         Actual/360    Leasehold      First      Defeasance
18113        30,847.82         5,700,000         64.75%          1.59         Actual/360       Fee         First      Defeasance
18137        64,975.36        12,600,000         71.34%          1.41         Actual/360       Fee         First      Defeasance
18173        46,481.10        11,700,000         55.43%          1.94         Actual/360       Fee         First      Defeasance
18332        60,237.04        11,600,000         74.80%          1.38         Actual/360       Fee         First      Defeasance
18346        20,040.20         4,000,000         69.95%          1.51         Actual/360       Fee         First      Defeasance
25024        10,105.60         2,300,000         54.51%          1.54         Actual/360       Fee         First      Defeasance
25069        55,438.39        11,700,000         63.78%          1.28         Actual/360       Fee         First      Defeasance
25078        13,692.79         2,590,000         67.50%          1.41         Actual/360       Fee         First      Defeasance
25117        17,720.65         4,100,000         60.93%          1.57         Actual/360       Fee         First      Defeasance
25118        35,100.00        34,000,000         17.65%          7.37           30/360      Leasehold      First      Defeasance
25144        17,904.41         3,550,000         64.72%          1.39         Actual/360       Fee         First      Defeasance
25165        28,279.70         7,175,000         52.90%          1.77         Actual/360       Fee         First      Defeasance
25195        22,758.43         6,800,000         44.12%          1.65         Actual/360       Fee         First      Defeasance
25271        36,819.57         9,600,000         52.08%          1.52         Actual/360       Fee         First      Defeasance
25312        34,553.78         6,000,000         79.94%          1.31         Actual/360       Fee         First      Defeasance
25352        17,198.78         5,800,000         43.07%          1.93         Actual/360       Fee         First      Defeasance
25387        78,029.47        13,850,000         67.38%          1.55         Actual/360       Fee         First      Defeasance
25423        33,624.36         5,900,000         69.49%          1.50         Actual/360       Fee         First      Defeasance
25445        16,551.34         4,200,000         51.19%          1.68         Actual/360       Fee         First      Defeasance
25451        24,015.84         4,300,000         72.60%          1.35         Actual/360       Fee         First      Defeasance
25479        11,254.72         2,400,000         64.54%          1.39         Actual/360       Fee         First      Defeasance
25485        16,122.10         3,350,000         65.60%          1.48         Actual/360       Fee         First      Defeasance
25489       328,661.88       122,570,000         46.87%          2.48           30/360         Fee         First      Defeasance
25508        16,936.26         3,690,000         59.56%          1.41         Actual/360       Fee         First      Defeasance
25557       129,754.17        24,428,000         64.02%          1.56         Actual/360       Fee         First      Defeasance
25559        21,038.10         4,850,000         61.86%          1.45         Actual/360       Fee         First      Defeasance
25577        26,269.73         5,300,000         66.04%          1.35         Actual/360       Fee         First      Defeasance
25589        24,668.13         4,300,000         79.83%          1.29         Actual/360       Fee         First      Defeasance
25609        33,224.16         6,925,000         68.95%          1.53         Actual/360       Fee         First      Defeasance
25675        27,736.14         5,350,000         74.71%          1.35         Actual/360       Fee         First      Defeasance
25714        36,930.56         6,546,000         79.38%          1.39         Actual/360       Fee         First      Defeasance
25742         9,776.64         1,800,000         72.14%          1.48         Actual/360       Fee         First      Defeasance
25764       105,965.29        27,000,000         59.21%          1.76         Actual/360       Fee         First      Defeasance
25959        39,736.98        11,600,000         51.68%          1.98         Actual/360       Fee         First      Defeasance
26031        43,127.85         7,750,000         71.61%          1.26         Actual/360       Fee         First      Defeasance
26032        18,410.92         3,275,000         72.93%          1.26         Actual/360       Fee         First      Defeasance
26174        24,515.65         4,850,000         67.96%          1.52         Actual/360       Fee         First      Defeasance



              EFFECTIVE     FREE PREPAY
LOAN       LOCKOUT PERIOD     WINDOW
NUMBER        (MOS.)           (MOS.)
------------------------------------------------
5502           120               0
5504           120               0
8643           120               0
9122           120               0
9419           120               0
9675           120               0
11101          177               3
11134          120               0
11505          119               1
12052          120               0
12099          120               0
12101          180               0
12130          120               0
16398          120               0
16416          120               0
16465          120               0
16953          120               0
16958          120               0
17154          120               0
17553          119               1
17583          117               3
17660          117               3
17718          120               0
17875          120               0
17877          120               0
17923          117               3
17927          120               0
17961          120               0
17962          120               0
18041          117               3
18066          120               0
18113          120               0
18137          120               0
18173          120               0
18332          120               0
18346          120               0
25024          120               0
25069          120               0
25078          120               0
25117          120               0
25118           57               3
25144          180               0
25165          120               0
25195          180               0
25271          120               0
25312          120               0
25352          120               0
25387          120               0
25423          120               0
25445          120               0
25451          120               0
25479          120               0
25485          120               0
25489           59               1
25508          120               0
25557          120               0
25559          114               6
25577          120               0
25589          120               0
25609          120               0
25675          120               0
25714          120               0
25742          120               0
25764          119               1
25959          119               1
26031          120               0
26032          120               0
26174          120               0

                                   SCHEDULE II

                            WELLS FARGO LOAN SCHEDULE

















                                     S-II-1

EXHIBITS TO POOLING AND SERVICING AGREEMENT

SCHEDULE II


LOAN
NUMBER     LOAN NAME                                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
850937     PADI Building                                         30151 Tomas Street
850952     Los Angeles Times Building                            6710 Variel Avenue
850995     The Cypress Building                                  19200 Stevens Creek  Boulevard
851072     The Pavilion Center                                   1900-1996 Hacienda Drive
851087     AMC Theatres                                          10655 Westminster Blvd.
851122     305 Forest Ave                                        305 Forest Avenue
851129     Milano North                                          23022 Samuel Street
851171     Milestone Too Shopping Center                         4833 South Front Street
851174     Century Park Plaza Office Building                    287 Century Circle
851192     Friendswood/Postwood Portfolio
851195     Alta Vista Country Club                               777 E. Alta Vista Street
851200     21601 Devonshire Street                               21601 Devonshire Street
851203     Rancho Dominquez Industrial Building                  3064 East Maria Street
851219     The Village Apartments                                11474 Central Ave
851236     Arbor Plaza                                           23784 West Road
851238     Mountain View Plaza                                   9812-9832 N. 7th St.
851242     12701 Van Nuys Blvd.                                  12701 Van Nuys Blvd.
851243     12685 Van Nuys Boulevard                              12685 Van Nuys Blvd.
851244     49-51 Strathearn & 50 Moreland                        49-51 Strathearn Pl. & 50 Moreland Rd.
851245     27712 Avenue Mentry                                   27712 Avenue Mentry
851246     Los Alamitos Professional Medical Building            10861 Cherry Street
851248     1371 Beverly Glen Apartments                          1371 S. Beverly Glen Blvd
851250     Redlands Apartments                                   8110 Redlands Street
851252     Rogers Business Center                                20401 County Road 81
851256     Johnson Warehouse - Colorado Springs                  4225 North Sinton Road
851258     The Design Center at Colorado Springs                 5045 List Drive
851260     Technology Park                                       18450 Technology Drive
851261     Fountains Shopping Center                             6218 66th Street
851263     Mountain View Plaza                                   1121 Valley Boulevard, Ste. A-I
851264     View Point Apartments                                 10334 Oasis
851265     31240 La Baya Drive                                   31240 La Baya Drive
851266     Lamar Plaza Apartments                                500 W. Lamar
851267     Mckinney Portfolio
851272     Camino Palmero Apartments                             1725 Camino Palmero
851273     12959 Oxnard Street                                   12959 Oxnard Street
851275     United West Group Building                            14980 North 78th Way
851278     Arroyo Square Apartments                              2431 College Hills Boulevard
851279     Morrison Park Apartments                              10932 Morrison Street
851280     Huston Park Apartments                                10933 Huston Street
851282     Melrose Place                                         6511-B Melrose Trail
851283     Tradewinds Apartments                                 8802 Tradewind Drive
851284     The Tuscany Apartments                                1301 West Lynn
851285     Willow Glen Apartments                                1301 Sycamore School Road
851286     The Springs                                           4716 Duval Road
851288     Northdale Commons Apartments                          2803-2828 and 11718-11734 Crooked Lake Blvd.
851292     1685 Plymouth                                         1685 Plymouth
851296     Silver Springs Apartments                             7077-7107 North Antioch Ave.
851299     Grand & McFadden Business Park                        1101 S. Grand Ave. / 1415 E. McFadden Ave.
851303     West Covina Apartments                                1513 West San Bernardino
851305     Marilla Sundance Apartments                           9648 Marilla Drive
851306     Spring Woods Apartments                               4600 W. Vegas Drive
851307     Irvine-FedEx Building                                 18651 Von Karman Drive
851308     GI Joe's at Poplar Square SC                          2370 Poplar Drive
851310     Part of Liberty Village                               13738, 13782, 13790 Bear Valley Rd.
851312     Dolphin & Crane Buildings                             2929-2935 East Apache
851317     The Bay Club Hotel & Marina                           2131 Shelter Island Drive
851319     Bahia Vista Apartments                                674 W. 27th Street
851320     Grant Place Apartments                                3518 Grant Avenue
851322     1150 W. Avenue J                                      1150 W. Avenue J
851323     Scherzinger Lane Apartments                           17740 Scherzinger Lane
851327     TCI Call Center                                       1323 - 34th Avenue East
851328     Maralisa Apartments                                   6112-6175 Water Lily Commons
851329     Saturn Industrial Center                              2751 - 2791 Saturn Street
851330     Town & Country Plaza                                  1535-1609 Vassar Street
851333     Anchor Business Park                                  2088-2193 Anchor Court
851334     Security Building/White Building                      203 & 209 East Fourth Avenue
851335     4034 S. Pacific Avenue                                4034 S. Pacific Avenue
851336     400 University Avenue                                 400 University Avenue
851337     Rollingwood Duplex Homes                              9300 Ridgeside Lane
851338     Acorn Paper Products                                  3686 East Olympic Boulevard
851340     Ramona Senior Center                                  9843 Ramona Street
851341     Bellflower Senior Center                              9919 Ramona Street
851342     Artesia Senior Center                                 10427 Artesia Boulevard
851343     Halltree Apartments                                   22921 30th Avenue South
851344     Carpenter's Village Shopping Center                   2814 Sepulveda Blvd.
851347     Sunrise Village Apartments                            3993 Iowa Avenue
851348     Patricia Place Apartments                             4750-4754 16th Avenue NE
851349     Eastwood Oaks Apartments                              25-289 Tom Polk Circle
851351     Universal Reprographics                               16781 Milliken Avenue
851352     The 400 Center                                        400 Lake Cook Road
851353     25-75 N. Santa Anita Avenue                           25-75 N. Santa Anita Avenue
851354     Equitable Center                                      530 Center Street NE
851355     3301 & 3333 Sunrise Blvd.                             3301 & 3333 Sunrise Blvd.
851356     Woodward Business Park                                7580 North Ingram Avenue
851357     Davidson Warehouse                                    1613 Capital Circle NE
851358     Country Club Village MHP                              400 Mona Lane
851359     Stockton-Walgreens                                    5114, 5210, 5228 N. El Dorado Street
851360     Marshall Avenue Industrial                            1027, 1035 North Marshall Avenue
851361     Stratford Square                                      1438 Camino del Mar
851362     1275-81 8th Street                                    1275-81 8th Street
851363     West Loop at 18th St. Shopping Center                 1692 thru 1724 West Loop North
851364     Covington Pointe Apartments                           5125 Fairmont
851365     2228 Oakland Road                                     2228 Old Oakland Road
851367     Ocean Bluffs Mobilehome Park                          3340 Del Sol Blvd.
851369     Central Computer Building                             3777 Stevens Creek Boulevard
851370     2302 Trade Zone Boulevard                             2302 Trade Zone Boulevard
851371     400 Emerson Street                                    400 Emerson Street
851372     Arctic Business Park I                                4101 Arctic Boulevard, 600 & 700 West 41st Ave
851373     10 South Knoll & 36 Tiburon                           10 South Knoll Lane & 36 Tiburon Blvd.
851374     Sumner Estates Mobile Home Park                       5200 N.E. 92nd Avenue
851377     Davidson Industrial Park                              6325, 6335, 6345, 6355, 6365 Marindustry Drive
851378     Hermco Center, I, II                                  3400, 3340-3360, 3446-3464 Arden Road
851381     Mountain View Apartments                              1201 & 1301 Scott Avenue
851382     Hydra Re-load                                         1497 Tanforan Ave
851383     1211 Newell Avenue                                    1211 Newell Avenue
851384     Crossroads Office Center                              700 E. El Camino Real
851385     Valley Office Center                                  828 South Bascom Avenue
851386     Sobol Apartments                                      222 Melwood Street, 229 N. Craig, 135-137 N. Craig
851387     Luke Avenue Business Park                             5214 West Luke Avenue, 5205-5237 West Montebello Ave.,
                                                                 5622 North 52nd Ave.
851388     Metro Business Center                                 10801 North 24th Avenue
851389     510 & 550 Parrott Street                              510 & 550 Parrott Street
851390     Taylor Plaza Shopping Center                          3102-3214 North Main
851391     Lamplighters Senior Citizens Inns                     2055 Range Avenue
851392     411 North Marshall Ave.                               411, 425, 435 North Marshall Avenue
851393     Windfaire Apartments                                  11055 Otsego Street
851394     Crenshaw Townhouse                                    1327 & 1329 Crenshaw Boulevard
851395     Chadron Apartments                                    13622 Chadron Avenue
851396     Vassar Terrace Apartments                             7000 Vassar Avenue
851398     Lemoli Terrace                                        14030 Lemoli Avenue
851399     Saticoy Gardens                                       14955 Saticoy Street
851400     Regency Premier Apartments                            8525 Tobias Avenue
851401     Kingswood Apartments                                  1720, 1754, 1768 West 1300 North
851402     Grandview School                                      2870 South Connor Street
851403     Santa Barbara Plaza                                   2589, 2665, 2719 Air Fresno Dr. & 2590, 2666, 2720
851404     Waterford Center                                      9003-9113 Research Boulevard
851405     City Center Shopping Center                           444 East Williams Street
851406     Ashley Plaza Shopping Center                          201 North Berkeley Boulevard
851408     The Clarion - Del Mar Inn                             720 Camino Del Mar
851409     Hayward Allsafe Mini Storage                          15 Cannery Court
851411     Dublin Allsafe                                        6250 Sierra Lane
851415     Hannum Industrial Park                                5750, 5760, 5770 Hannum Avenue
851416     La Cienega/Jefferson Industrial Park                  3341-3363 S. La Cienega Place and 5801-05 West Jef
851418     622 Contra Costa Boulevard                            622 Contra Costa Blvd.
851419     Lawrence Properties
851420     1405 San Fernando Blvd.                               1405 San Fernando Blvd.
851421     East Hill Apartments                                  1710  Harrison Avenue SE
851423     Handicraft Building                                   337-341 E. Liberty Street
851424     Santa Clara Self Storage                              1700 De la Cruz
851425     Culver Plaza                                          9901-19 Washington Boulevard, 3855-67 Hughes Ave.
851426     Riviera Center                                        1815 Via El Prado
851428     Feit Electric Building                                4901 Gregg Road
851429     El Malke Apartments                                   11301 53rd Street
851430     Apache Junction - Bashas                              1477 W. Apache Trail
851433     Pacific Sunrise Apartments                            4612 22nd Avenue N.E.
851434     Emerald Coast Shopping Center                         15003 Emerald Coast Parkway
851435     710 Sansome Street                                    710 Sansome Street
851438     17112 Armstrong Avenue                                17112 Armstrong Ave.
851439     South Tech Business Park                              4305, 4315, 4325, 4335, 4345 S. Industrial and 432 Adelbaron Street
851441     1600 Dell Avenue                                      1600 Dell Avenue
851442     570 East La Cadena                                    570 East La Cadena
851443     Des Peres 14 Cine                                     12701 Manchester Road
851444     O'Fallon 15 Cine                                      1320 Central Park Drive
851445     St. Charles 18 Cine                                   1830 First Capitol Drive-South
851446     St. Clair 10 Cine                                     50 Ludwig Drive
851447     Halls Ferry 14 Cine                                   2845 Target Drive
851449     C&C MHC                                               9555 Struthers Road
851450     Oxnard Plaza Apartments                               11313 Oxnard Street
851451     1001 Shannon Court                                    1001 Shannon Court
851452     6052 Industrial Way                                   6052 Industrial Way
851453     Oakmont Medical Building                              6575 Oakmont Drive
851454     Rock Avenue Business Park                             920 Rock Ave.
851455     Schlumberger Building                                 85 West Moreland Road
851456     Port St. Johns Apartments                             9249-9259 N. Fortune Ct.
851457     Manteca Self Store-It                                 1735 E. Yosemite Avenue
851459     LifeCare Specialty Hospital                           6161 Harry Hines Blvd.
851460     Piatti's Restaurant & Shelter Bay Office Complex      625-655 Redwood Hwy
851463     Lockridge Street Industrial                           3959 & 3979 Lockridge Street
851464     900 & 916 Western Avenue                              900 & 916 Western Avenue
851465     Summit North Shopping Center                          2214, 2220, 2230 Mall Dr. East
851467     Factual Data Office Building                          5200 Hahns Peak Drive
851468     470 Spear Street                                      444 & 470 Spear Street
851469     Willows Apartments                                    1959 Lake Boulevard
851472     Temescal Plaza Shopping Center                        5055-5095 Telegraph Avenue
851476     800 West El Camino Real                               800 El Camino Real West
851477     Financial Center                                      1615 Bonanza Street
851478     Meadowbrook Mobile Home Community                     1220 Bennett Way
851479     8800 Promenade Professional Bldg.                     8800 S.E. Sunnyside Road
851481     8914-8918 Santa Monica Blvd.                          8914-8918 Santa Monica Blvd.
851484     Lazy Pet Products                                     540 W. Lambert Avenue
851485     Spanish Oaks Apts                                     2301 Valley View Blvd.
851486     North Mollison                                        1294 N. Mollison Avenue
851487     Ballantyne Apartments                                 542/548 Ballantyne
851488     Corinthian Apartments                                 4981 Catoctin Drive
851493     Pepper Grove Business Center                          1609 S. Grove Avenue/1240-60 East Locust
851494     Valley View Business Park                             3021 South Valley View
851498     First & Stewart Building                              101 Stewart Street
851499     Pleasanton Office Portfolio                           5758, 5794, 5850, 5925, 5956-5964 W. Las Positas
851500     The Landmark Business & Financial Center              1750 Howe Avenue
851501     America's Budget Storage, Canton MI                   40671 Joy Road
851503     Kelsey Apartments                                     4233 - 9th Avenue NE
851507     Southwood Terrace                                     504, 520, 612 James Avenue
851508     Quail Meadows Apartments                              6415 Longley Lane
851520     Superstition Springs Mini Storage                     5510 East Southern Avenue
851525     Redi Packaging Warehouse                              6002 Donoho
851526     Fountain Garden Apartments                            3165, 3175 E. Fountain Blvd.
851528     Rancho Las Palmas Apartments                          202-208 W. San Ysidro Blvd.
851530     Piedmont Pointe Office Park                           1874 Piedmont Road
851539     Bromley Apartments                                    1525 E. 2nd Street
851548     Corporate Express                                     1133 Popular Creek Road
851550     CompuCom Systems Headquarters                         7171 Forest Lane
851555     Mikohn Gaming Warehouse                               3665 W. Diablo Drive
851556     Smoky Hill Village Phase II                           5616 South Gibralter Way
851560     Gateway Center                                        45 Village Square
851563     King Street Metro Place - Phase I                     1737 King St.
851565     Office Depot Dell Range Pavilion                      1225 Dell Range Boulevard
851569     Wakefield Hall                                        2101 New Hampshire Ave NW
851577     Royal Oaks Apartments                                 540-541 Bryan Street
851578     Royal Village Apartments - Gainesville                710 SW Depot Avenue
851579     Royal Lexington Apartments                            217 Virginia Avenue
851580     Northgate Lakes Apartments                            1310-1389 Northgate Circle
851581     Royal Pavilion Apartments                             1700-1702 W. Call Street
851582     Royal Village Apartments - Tallahassee                1835 West Call Street
851586     Santan Fiesta                                         265-285 North Federal Street
851802     Plaza De Campana                                      3205-3329 East Bell Road
851806     Treehouse Apartments                                  800 North LBJ
851808     Pioneer Village Apartments                            1913, 1935 & 2005 Perlich Avenue
851809     University Square                                     7006 University Avenue





LOAN                                                            GROSS MORTGAGE    ADMINISTRATIVE  NET MORTGAGE
NUMBER       CITY                           STATE   ZIP CODE         RATE             COST RATE        RATE        ORIGINAL BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
850937       Rancho Santa Margarita           CA     92688          7.3600%           0.053%          7.3070%        $7,000,000.00
850952       Canoga Park                      CA     91303          6.6100%           0.053%          6.5570%         1,100,000.00
850995       Cupertino                        CA     95014          7.4050%           0.053%          7.3520%         5,400,000.00
851072       Vista                            CA     92083          7.5240%           0.053%          7.4710%         9,500,000.00
851087       Westminster                      CO     80030          7.3700%           0.053%          7.3170%        18,900,000.00
851122       Laguna Beach                     CA     92651          6.9700%           0.053%          6.9170%           750,000.00
851129       Torrance                         CA     90505          6.8500%           0.053%          6.7970%         1,100,000.00
851171       Castle Rock                      CO     80104          6.5300%           0.053%          6.4770%           825,000.00
851174       Louisville                       CO     80027          7.2500%           0.053%          7.1970%         1,000,000.00
851192                                                              7.1400%           0.053%          7.0870%         2,250,000.00
851195       Placentia                        CA     92870          6.6550%           0.053%          6.6020%         1,150,000.00
851200       Chatsworth                       CA     91311          7.1700%           0.053%          7.1170%         2,210,000.00
851203       Rancho Dominguez                 CA     90220          7.2400%           0.053%          7.1870%         1,100,000.00
851219       Chino                            CA     91710          6.2200%           0.053%          6.1670%         3,100,000.00
851236       Brownstown Township              MI     48183          6.7500%           0.053%          6.6970%         1,612,500.00
851238       Phoenix                          AZ     85020          6.4100%           0.053%          6.3570%           750,000.00
851242       Pacoima                          CA     91331          6.2100%           0.053%          6.1570%         1,590,000.00
851243       Pacoima                          CA     91331          6.0600%           0.053%          6.0070%         3,245,000.00
851244       Simi Valley                      CA     93065          7.1250%           0.053%          7.0720%         2,775,000.00
851245       Valencia                         CA     91355          6.7450%           0.053%          6.6920%         4,500,000.00
851246       Los Alamitos                     CA     90720          6.9650%           0.053%          6.9120%         3,000,000.00
851248       Los Angeles                      CA     90024          7.1100%           0.053%          7.0570%         1,500,000.00
851250       Playa del Rey                    CA     90293          6.8100%           0.053%          6.7570%         1,150,000.00
851252       Rogers                           MN     55374          6.4800%           0.053%          6.4270%         1,000,000.00
851256       Colorado Springs                 CO     80907          6.9850%           0.053%          6.9320%         1,010,000.00
851258       Colorado Springs                 CO     80919          7.0000%           0.053%          6.9470%         1,020,000.00
851260       Morgan Hill                      CA     95037          6.4500%           0.053%          6.3970%         1,300,000.00
851261       Pinellas Park                    FL     34665          7.9700%           0.053%          7.9170%         1,360,000.00
851263       Tehachapi                        CA     93561          7.5800%           0.053%          7.5270%         1,000,000.00
851264       San Antonio                      TX     78216          6.5800%           0.053%          6.5270%         1,800,000.00
851265       Westlake Village                 CA     91362          6.9100%           0.053%          6.8570%         1,120,000.00
851266       McKinney                         TX     75069          6.4000%           0.053%          6.3470%         1,000,000.00
851267                                                              6.6550%           0.053%          6.6020%         2,710,000.00
851272       Los Angeles                      CA     90046          6.7900%           0.053%          6.7370%         1,000,000.00
851273       Van Nuys                         CA     91606          6.8700%           0.053%          6.8170%         1,000,000.00
851275       Scottsdale                       AZ     85260          6.6700%           0.053%          6.6170%           850,000.00
851278       San Angelo                       TX     76904          5.7500%           0.053%          5.6970%         1,800,000.00
851279       North Hollywood                  CA     91601          7.2300%           0.053%          7.1770%         2,200,000.00
851280       North Hollywood                  CA     91601          7.2300%           0.053%          7.1770%         2,200,000.00
851282       Austin                           TX     78727          5.9100%           0.053%          5.8570%         1,725,000.00
851283       Windcrest                        TX     78239          6.4250%           0.053%          6.3720%         1,500,000.00
851284       Austin                           TX     78703          5.7800%           0.053%          5.7270%           850,000.00
851285       Fort Worth                       TX     76134          6.0800%           0.053%          6.0270%         2,100,000.00
851286       Austin                           TX     78727          5.7100%           0.053%          5.6570%         1,200,000.00
851288       Coon Rapids                      MN     55433          5.9800%           0.053%          5.9270%           955,000.00
851292       Mountain View                    CA     94043          6.6000%           0.053%          6.5470%         1,100,000.00
851296       Fresno                           CA     93722          6.2200%           0.053%          6.1670%           920,000.00
851299       Santa Ana                        CA     92075          6.8100%           0.053%          6.7570%         1,500,000.00
851303       West Covina                      CA     91790          6.9300%           0.053%          6.8770%         5,600,000.00
851305       Lakeside                         CA     92040          6.3400%           0.053%          6.2870%         2,850,000.00
851306       Las Vegas                        NV     89108          6.3400%           0.053%          6.2870%         5,140,000.00
851307       Irvine                           CA     92612          6.3500%           0.053%          6.2970%         1,500,000.00
851308       Medford                          OR     97504          6.3600%           0.053%          6.3070%           970,000.00
851310       Victorville                      CA     92392          7.3400%           0.053%          7.2870%         1,900,000.00
851312       Tulsa                            OK     74110          6.7200%           0.053%          6.6670%         2,030,000.00
851317       San Diego                        CA     92106          6.9750%           0.053%          6.9220%         6,950,000.00
851319       San Pedro                        CA     90731          5.8900%           0.053%          5.8370%           660,000.00
851320       San Antonio                      TX     78218          6.5300%           0.053%          6.4770%           270,000.00
851322       Lancaster                        CA     93534          5.9600%           0.053%          5.9070%         1,380,000.00
851323       Canyon Country                   CA     91351          5.7500%           0.053%          5.6970%         1,600,000.00
851327       Fife                             WA     98424          6.7000%           0.053%          6.6470%         3,900,000.00
851328       Livermore                        CA     94550          6.9350%           0.053%          6.8820%         2,100,000.00
851329       Brea                             CA     92821          6.2400%           0.053%          6.1870%         1,580,000.00
851330       Reno                             NV     89502          6.5500%           0.053%          6.4970%         1,750,000.00
851333       Thousand Oaks (Newbury Park)     CA     91320          6.1400%           0.053%          6.0870%         2,500,000.00
851334       Olympia                          WA     98501          6.1500%           0.053%          6.0970%         1,650,000.00
851335       San Pedro                        CA     90731          5.8900%           0.053%          5.8370%         1,300,000.00
851336       Sacramento                       CA     95825          7.0300%           0.053%          6.9770%         1,942,500.00
851337       Orangevale                       CA     95662          6.4400%           0.053%          6.3870%         3,000,000.00
851338       Los Angeles                      CA     90023          7.3400%           0.053%          7.2870%         5,000,000.00
851340       Bellflower                       CA     90706          6.5600%           0.053%          6.5070%         2,528,000.00
851341       Bellflower                       CA     90706          6.5600%           0.053%          6.5070%         1,264,000.00
851342       Bellflower                       CA     90706          6.5600%           0.053%          6.5070%         2,640,000.00
851343       Des Moines                       WA     98198          6.6200%           0.053%          6.5670%         1,400,000.00
851344       Torrance                         CA     90505          7.1100%           0.053%          7.0570%         1,500,000.00
851347       Riverside                        CA     92507          6.4400%           0.053%          6.3870%         3,200,000.00
851348       Seattle                          WA     98052          6.6900%           0.053%          6.6370%         1,900,000.00
851349       Chico                            CA     95973          7.3000%           0.053%          7.2470%         1,550,000.00
851351       Irvine                           CA     92606          7.5800%           0.053%          7.5270%         1,075,000.00
851352       Deerfield                        IL     60015          6.3900%           0.053%          6.3370%         2,000,000.00
851353       Arcadia                          CA     91006          6.2000%           0.053%          6.1470%         1,675,000.00
851354       Salem                            OR     97301          6.7100%           0.053%          6.6570%         4,500,000.00
851355       Rancho Cordova                   CA     95742          7.0600%           0.053%          7.0070%         1,225,000.00
851356       Fresno                           CA     93711          7.1600%           0.053%          7.1070%         1,447,000.00
851357       Tallahassee                      FL     32308          6.9000%           0.053%          6.8470%           650,000.00
851358       Henderson                        NV     89015          6.3350%           0.053%          6.2820%         1,100,000.00
851359       Stockton                         CA     95207          6.4200%           0.053%          6.3670%         1,000,000.00
851360       El Cajon                         CA     92020          6.3500%           0.053%          6.2970%           800,000.00
851361       Del Mar                          CA     92014          6.8200%           0.053%          6.7670%         1,760,000.00
851362       San Francisco                    CA     94122          6.1800%           0.053%          6.1270%         1,030,000.00
851363       Houston                          TX     77008          6.7500%           0.053%          6.6970%         1,070,000.00
851364       Abilene                          TX     79605          6.5500%           0.053%          6.4970%         1,800,000.00
851365       San Jose                         CA     95131          6.3500%           0.053%          6.2970%         2,900,000.00
851367       San Diego                        CA     92154          6.5100%           0.053%          6.4570%         9,975,000.00
851369       Santa Clara                      CA     95051          6.2500%           0.053%          6.1970%         3,000,000.00
851370       San Jose                         CA     95131          7.5600%           0.053%          7.5070%         5,100,000.00
851371       Palo Alto                        CA     94301          6.3000%           0.053%          6.2470%         2,400,000.00
851372       Anchorage                        AK     99503          7.2000%           0.053%          7.1470%         1,375,000.00
851373       Mill Valley                      CA     94941          6.6000%           0.053%          6.5470%         1,400,000.00
851374       Portland                         OR     97220          6.2900%           0.053%          6.2370%           750,000.00
851377       San Diego                        CA     92121          5.7500%           0.053%          5.6970%         1,500,000.00
851378       Hayward                          CA     94545          6.9300%           0.053%          6.8770%         3,000,000.00
851381       Clovis                           CA     93612          6.3900%           0.053%          6.3370%         2,800,000.00
851382       Woodland                         CA     95776          7.3200%           0.053%          7.2670%           820,000.00
851383       Walnut Creek                     CA     94596          6.5600%           0.053%          6.5070%         1,700,000.00
851384       Mountain View                    CA     94022          6.7200%           0.053%          6.6670%         6,250,000.00
851385       San Jose                         CA     95128          6.8650%           0.053%          6.8120%         3,525,000.00
851386       Pittsburgh                       PA     15213          7.5200%           0.053%          7.4670%         3,050,000.00
851387       Glendale                         AZ     85301          6.5300%           0.053%          6.4770%         2,700,000.00
851388       Phoenix                          AZ     85029          6.5600%           0.053%          6.5070%         3,800,000.00
851389       San Jose                         CA     95112          6.7000%           0.053%          6.6470%         1,200,000.00
851390       Taylor                           TX     76574          6.2200%           0.053%          6.1670%         1,700,000.00
851391       Santa Rosa                       CA     95401          5.6500%           0.053%          5.5970%         1,412,000.00
851392       El Cajon                         CA     92020          6.5200%           0.053%          6.4670%         1,500,000.00
851393       North Hollywood                  CA     91601          6.7700%           0.053%          6.7170%         1,970,000.00
851394       Los Angeles                      CA     90019          7.0200%           0.053%          6.9670%         1,645,000.00
851395       Hawthorne                        CA     90250          6.7700%           0.053%          6.7170%         2,137,500.00
851396       Canoga Park                      CA     91303          7.0200%           0.053%          6.9670%         1,575,000.00
851398       Hawthorne                        CA     90250          7.0200%           0.053%          6.9670%         1,365,000.00
851399       Van Nuys                         CA     91405          6.7700%           0.053%          6.7170%         3,975,000.00
851400       Panorama City                    CA     91402          6.7100%           0.053%          6.6570%         7,200,000.00
851401       Salt Lake City                   UT     28205          6.4200%           0.053%          6.3670%         1,900,000.00
851402       Salt Lake City                   UT     84109          6.8200%           0.053%          6.7670%           700,000.00
851403       Fresno                           CA     93727          8.2200%           0.053%          8.1670%         5,400,000.00
851404       Austin                           TX     78755          5.9900%           0.053%          5.9370%         5,500,000.00
851405       Carson City                      NV     89701          8.0200%           0.053%          7.9670%         1,500,000.00
851406       Goldsboro                        NC     27534          7.8600%           0.053%          7.8070%         3,600,000.00
851408       Del Mar                          CA     92014          7.0000%           0.053%          6.9470%         2,400,000.00
851409       Hayward                          CA     94544          6.6300%           0.053%          6.5770%         2,040,000.00
851411       Dublin                           CA     94568          6.6300%           0.053%          6.5770%         3,800,000.00
851415       Culver City                      CA     90230          6.4000%           0.053%          6.3470%         3,235,000.00
851416       Los Angeles                      CA     90016          6.3800%           0.053%          6.3270%         1,650,000.00
851418       Pleasant Hill                    CA     94523          6.7800%           0.053%          6.7270%         1,300,000.00
851419                                                              7.0900%           0.053%          7.0370%         5,650,000.00
851420       Burbank                          CA     91504          5.7000%           0.053%          5.6470%         2,625,000.00
851421       Port Orchard                     WA     98366          6.4800%           0.053%          6.4270%         1,100,000.00
851423       Ann Arbor                        MI     48104          8.0700%           0.053%          8.0170%         2,300,000.00
851424       Santa Clara                      CA     95032          6.4900%           0.053%          6.4370%         2,500,000.00
851425       Culver City                      CA     90232          6.7600%           0.053%          6.7070%         5,000,000.00
851426       Redondo Beach                    CA     90277          6.9800%           0.053%          6.9270%         2,220,000.00
851428       Pico Rivera                      CA     90660          6.0700%           0.053%          6.0170%         3,900,000.00
851429       Temple Terrace                   FL     33617          7.8900%           0.053%          7.8370%         1,050,000.00
851430       Apache Junction                  AZ     95219          7.5800%           0.053%          7.5270%         2,600,000.00
851433       Seattle                          WA     98105          6.5300%           0.053%          6.4770%         4,300,000.00
851434       Destin                           FL     32541          7.1200%           0.053%          7.0670%         1,400,000.00
851435       San Francisco                    CA     94111          6.6700%           0.053%          6.6170%         4,800,000.00
851438       Irvine                           CA     92614          6.2600%           0.053%          6.2070%         4,788,000.00
851439       Las Vegas                        NV     89103          6.9100%           0.053%          6.8570%        11,500,000.00
851441       Campbell                         CA     95008          6.5700%           0.053%          6.5170%         1,600,000.00
851442       Riverside                        CA     92501          7.5900%           0.053%          7.5370%         1,000,000.00
851443       Des Peres                        MO     63131          8.2550%           0.053%          8.2020%         8,700,000.00
851444       O'Fallon                         IL     62269          8.2550%           0.053%          8.2020%         6,800,000.00
851445       St. Charles                      MO     63303          8.2550%           0.053%          8.2020%        10,500,000.00
851446       Fairview Heights                 IL     62208          8.2550%           0.053%          8.2020%         3,000,000.00
851447       St. Louis                        MO     63136          7.7350%           0.053%          7.6820%         3,000,000.00
851449       New Middletown                   OH     44442          7.0200%           0.053%          6.9670%         1,610,000.00
851450       North Hollywood                  CA     91606          6.8000%           0.053%          6.7470%         2,320,000.00
851451       Livermore                        CA     94550          6.9200%           0.053%          6.8670%           785,000.00
851452       Livermore                        CA     94550          6.8400%           0.053%          6.7870%         2,000,000.00
851453       Santa Rosa                       CA     95409          7.3300%           0.053%          7.2770%         1,500,000.00
851454       San Jose                         CA     95131          7.5200%           0.053%          7.4670%         7,075,000.00
851455       Simi Valley                      CA     93065          6.8600%           0.053%          6.8070%         6,600,000.00
851456       Portland                         OR     97203          6.6500%           0.053%          6.5970%         1,424,850.00
851457       Manteca                          CA     95336          7.2100%           0.053%          7.1570%         1,200,000.00
851459       Dallas                           TX     75235          6.7200%           0.053%          6.6670%         5,000,000.00
851460       Mill Valley                      CA     94941          6.9000%           0.053%          6.8470%         8,650,000.00
851463       San Diego                        CA     92101          6.2300%           0.053%          6.1770%         1,650,000.00
851464       Glendale                         CA     91201          6.8700%           0.053%          6.8170%         2,500,000.00
851465       Waterford Township               MI     48328          6.7200%           0.053%          6.6670%        10,550,000.00
851467       Loveland                         CO     80538          7.6100%           0.053%          7.5570%         2,650,000.00
851468       San Francisco                    CA     94105          7.1500%           0.053%          7.0970%         5,500,000.00
851469       Davis                            CA     95616          6.6100%           0.053%          6.5570%         5,000,000.00
851472       Oakland                          CA     94609          6.9000%           0.053%          6.8470%         2,475,000.00
851476       Mountain View                    CA     94040          6.9700%           0.053%          6.9170%        19,500,000.00
851477       Walnut Creek                     CA     94596          7.0100%           0.053%          6.9570%         1,500,000.00
851478       Templeton                        CA     93465          7.8400%           0.053%          7.7870%         2,000,000.00
851479       Clackamas                        OR     97015          7.2700%           0.053%          7.2170%         2,950,000.00
851481       West Hollywood                   CA     90069          7.3400%           0.053%          7.2870%         2,500,000.00
851484       Brea                             CA     92821          6.7000%           0.053%          6.6470%         1,750,000.00
851485       Las Vegas                        NV     89102          6.9000%           0.053%          6.8470%         4,400,000.00
851486       El Cajon                         CA     92021          8.0000%           0.053%          7.9470%         1,500,000.00
851487       El Cajon                         CA     92020          8.0000%           0.053%          7.9470%         1,650,000.00
851488       San Diego                        CA     92115          8.0000%           0.053%          7.9470%         5,600,000.00
851493       Ontario                          CA     91761          7.0300%           0.053%          6.9770%         1,700,000.00
851494       Las Vegas                        NV     89102          7.3500%           0.053%          7.2970%         1,550,000.00
851498       Seattle                          WA     98101          7.4300%           0.053%          7.3770%         7,500,000.00
851499       Pleasanton                       CA     94588          7.4250%           0.053%          7.3720%        25,800,000.00
851500       Sacramento                       CA     95825          7.2400%           0.053%          7.1870%        12,000,000.00
851501       Canton                           MI     48187          7.1900%           0.053%          7.1370%         1,650,000.00
851503       Seattle                          WA     98105          7.3900%           0.053%          7.3370%         2,690,000.00
851507       Mankato                          MN     56001          7.2500%           0.053%          7.1970%         2,700,000.00
851508       Reno                             NV     89511          7.4000%           0.053%          7.3470%         2,050,000.00
851520       Mesa                             AZ     85206          7.6000%           0.053%          7.5470%         1,500,000.00
851525       Houston                          TX     77033          7.7300%           0.053%          7.6770%         2,900,000.00
851526       Colorado Springs                 CO     80910          7.3800%           0.053%          7.3270%         1,510,000.00
851528       San Ysidro                       CA     92173          7.4900%           0.053%          7.4370%         2,850,000.00
851530       Atlanta                          GA     30324          7.9350%           0.053%          7.8820%         1,950,000.00
851539       Granbury                         TX     76048          7.7000%           0.053%          7.6470%         1,500,000.00
851548       Henderson                        NC     27536          7.3900%           0.053%          7.3370%         4,745,000.00
851550       Dallas                           TX     75230          7.2150%           0.053%          7.1620%        23,000,000.00
851555       Las Vegas                        NV     85118          8.1350%           0.053%          8.0820%         1,792,500.00
851556       Aurora                           CO     80015          8.3400%           0.053%          8.2870%         1,600,000.00
851560       Snowmass Village                 CO     81615          7.6300%           0.053%          7.5770%         3,750,000.00
851563       Alexandria                       VA     22314          6.9200%           0.053%          6.8670%        22,400,000.00
851565       Cheyenne                         WY     82009          8.3400%           0.053%          8.2870%         1,900,000.00
851569       Washington                       DC     20009          7.8400%           0.053%          7.7870%         1,500,000.00
851577       Tallahassee                      FL     32304          7.1300%           0.053%          7.0770%         3,425,000.00
851578       Gainesville                      FL     32601          6.8700%           0.053%          6.8170%         7,050,000.00
851579       Lexington                        KY     40508          6.8600%           0.053%          6.8070%         5,525,000.00
851580       Oviedo                           FL     32765          7.0000%           0.053%          6.9470%        12,825,000.00
851581       Tallahassee                      FL     32304          6.9200%           0.053%          6.8670%         2,875,000.00
851582       Tallahassee                      FL     32304          6.8300%           0.053%          6.7770%         3,875,000.00
851586       Chandler                         AZ     85225          7.7900%           0.053%          7.7370%         3,100,000.00
851802       Phoenix                          AZ     85032          7.2500%           0.053%          7.1970%        10,000,000.00
851806       San Marcos                       TX     78666          6.8000%           0.053%          6.7470%         2,500,000.00
851808       Redwing                          MN     55066          6.8500%           0.053%          6.7970%         2,100,000.00
851809       Lubbock                          TX     79413          8.2000%           0.053%          8.1470%         2,000,000.00




                               STATED
                              ORIGINAL    REMAINING
                               TERM TO     TERM TO                                                          ORIGINAL
LOAN                          MATURITY    MATURITY                                                         AMORTIZATION
NUMBER      CUT-OFF BALANCE     (MOS.)      (MOS.)    MATURITY DATE    ARD DATE     ARD RATE STEP (BPS)        (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
850937       $6,806,976.18       180         171        10/01/13                                                180
850952        1,085,817.46       120         110        09/01/08                                                300
850995        5,328,185.10       120         108        07/01/08                                                300
851072        9,395,534.37       115         107        06/01/08                                                324
851087       18,489,569.26       240         228        07/01/18                                                240
851122          730,630.54       180         172        11/01/13                                                180
851129        1,073,369.88       120         108        07/01/08                                                240
851171          819,258.03       120         112        11/01/08                                                360
851174          989,492.15       120         109        08/01/08                                                324
851192        2,185,363.00       180         171        10/01/13                                                180
851195        1,134,631.12       120         110        09/01/08                                                300
851200        2,193,361.66       180         170        09/01/13                                                360
851203        1,091,846.54       180         170        09/01/13                                                360
851219        3,074,252.78       120         114        01/01/09                                                300
851236        1,587,079.69       180         172        11/01/13                                                240
851238          736,195.03       120         111        10/01/08                                                240
851242        1,559,997.96       120         111        10/01/08                                                240
851243        3,204,064.47       120         111        10/01/08                                                300
851244        2,740,504.35       120         110        09/01/08                                                300
851245        4,446,766.78       144         135        10/01/10                                                300
851246        2,978,978.79       180         171        10/01/13                                                360
851248        1,487,643.10       180         170        09/01/13                                                360
851250        1,139,960.78       180         170        09/01/13                                                360
851252          973,094.96       180         172        11/01/13                                                180
851256          984,344.13       180         172        11/01/13                                                180
851258        1,004,414.10       121         113        12/01/08                                                240
851260        1,276,190.41       120         111        10/01/08                                                240
851261        1,346,162.62       240         234        01/01/19                                                240
851263          991,224.29       120         112        11/01/08                                                300
851264        1,778,160.62       120         111        10/01/08                                                300
851265        1,106,267.39       120         110        09/01/08                                                300
851266          992,071.54       120         111        10/01/08                                                360
851267        2,689,667.36       120         111        10/01/08                                                360
851272          991,236.60       180         170        09/01/13                                                360
851273          967,839.34       120         110        09/01/08                                                180
851275          824,605.13       180         171        10/01/13                                                180
851278        1,767,356.47       120         112        11/01/08                                                240
851279        2,162,137.06       240         231        10/01/18                                                240
851280        2,162,137.06       240         231        10/01/18                                                240
851282        1,711,354.61       120         112        11/01/08                                                360
851283        1,486,726.55       120         110        09/01/08                                                360
851284          843,097.07       120         112        11/01/08                                                360
851285        2,083,954.25       120         112        11/01/08                                                360
851286        1,189,002.58       120         111        10/01/08                                                360
851288          944,067.75       120         112        11/01/08                                                300
851292        1,087,313.98       120         111        10/01/08                                                300
851296          912,420.25       120         111        10/01/08                                                360
851299        1,461,310.36       180         172        11/01/13                                                180
851303        5,564,199.62       120         112        11/01/08                                                360
851305        2,815,670.99       120         111        10/01/08                                                300
851306        5,095,939.98       120         111        10/01/08                                                360
851307        1,417,443.97       120         111        10/01/08                                                120
851308          940,789.45       180         171        10/01/13                                                180
851310        1,867,725.09       240         231        10/01/18                                                240
851312        2,005,849.44       120         114        01/01/09                                                240
851317        6,843,468.89       180         172        11/01/13                                                240
851319          648,439.86       120         112        11/01/08                                                240
851320          266,698.97       120         111        10/01/08                                                300
851322        1,326,858.89       120         112        11/01/08                                                144
851323        1,578,771.98       120         111        10/01/08                                                300
851327        3,838,135.44       180         172        11/01/13                                                240
851328        2,083,349.15       120         110        09/01/08                                                360
851329        1,560,650.39       120         111        10/01/08                                                300
851330        1,729,647.33       120         111        10/01/08                                                300
851333        2,483,643.45       120         113        12/01/08                                                360
851334        1,629,490.78       120         111        10/01/08                                                300
851335        1,277,230.11       120         112        11/01/08                                                240
851336        1,909,432.51       240         231        10/01/18                                                240
851337        2,925,221.71       204         195        10/01/15                                                204
851338        4,934,344.99       240         233        12/01/18                                                240
851340        2,491,582.80       240         233        12/01/18                                                240
851341        1,245,791.37       240         233        12/01/18                                                240
851342        2,601,969.33       240         233        12/01/18                                                240
851343        1,383,908.40       120         111        10/01/08                                                300
851344        1,484,141.55       120         111        10/01/08                                                300
851347        3,177,304.28       120         112        11/01/08                                                360
851348        1,878,417.97       180         171        10/01/13                                                300
851349        1,537,634.47       180         173        12/01/13                                                300
851351        1,061,746.37       120         113        12/01/08                                                240
851352        1,981,395.28       120         113        12/01/08                                                300
851353        1,654,350.95       120         111        10/01/08                                                300
851354        4,396,742.07       144         139        02/01/11                                                144
851355        1,214,816.67       120         113        12/01/08                                                300
851356        1,428,170.72       240         233        12/01/18                                                240
851357          633,365.66       180         172        11/01/13                                                180
851358        1,092,025.75       120         112        11/01/08                                                360
851359          983,218.60       240         232        11/01/18                                                240
851360          791,373.71       120         112        11/01/08                                                300
851361        1,744,761.70       120         113        12/01/08                                                300
851362        1,022,289.93       120         112        11/01/08                                                360
851363        1,049,008.05       180         174        01/01/14                                                180
851364        1,770,249.48       241         233        12/01/18                                                240
851365        2,881,844.00       120         113        12/01/08                                                360
851367        9,858,208.85       180         171        10/01/13                                                300
851369        2,918,778.65       180         172        11/01/13                                                180
851370        5,076,750.20       120         116        03/01/09                                                300
851371        2,373,909.62       120         112        11/01/08                                                300
851372        1,354,511.50       240         232        11/01/18                                                240
851373        1,391,688.87       120         113        12/01/08                                                360
851374          743,912.12       120         111        10/01/08                                                360
851377        1,457,618.33       180         172        11/01/13                                                180
851378        2,923,426.97       180         172        11/01/13                                                180
851381        2,724,100.70       180         172        11/01/13                                                180
851382          805,828.81       204         197        12/01/15                                                204
851383        1,684,625.77       120         113        12/01/08                                                300
851384        6,164,014.80       240         233        12/01/18                                                240
851385        3,477,381.44       240         233        12/01/18                                                240
851386        3,012,103.74       240         233        12/01/18                                                240
851387        2,674,464.98       120         113        12/01/08                                                300
851388        3,764,227.21       120         113        12/01/08                                                300
851389        1,168,750.52       180         172        11/01/13                                                180
851390        1,665,130.41       180         174        01/01/14                                                180
851391        1,376,935.83       180         173        12/01/13                                                180
851392        1,484,269.12       180         172        11/01/13                                                300
851393        1,957,971.47       120         113        12/01/08                                                360
851394        1,635,431.82       120         113        12/01/08                                                360
851395        2,124,448.73       120         113        12/01/08                                                360
851396        1,565,838.96       120         113        12/01/08                                                360
851398        1,357,060.46       120         113        12/01/08                                                360
851399        3,950,729.19       120         113        12/01/08                                                360
851400        7,155,524.95       120         113        12/01/08                                                360
851401        1,872,862.60       121         114        01/01/09                                                240
851402          675,272.51       120         114        01/01/09                                                120
851403        5,380,359.10       120         116        03/01/09                                                300
851404        5,452,621.95       120         114        01/01/09                                                300
851405        1,482,538.69       240         233        12/01/18                                                240
851406        3,585,948.95       120         116        03/01/09                                                300
851408        2,381,962.54       120         114        01/01/09                                                300
851409        2,021,765.09       180         173        12/01/13                                                300
851411        3,766,033.03       180         173        12/01/13                                                300
851415        3,203,788.82       120         113        12/01/08                                                300
851416        1,634,032.04       120         113        12/01/08                                                300
851418        1,288,668.36        84          77        12/01/05                                                300
851419        5,609,243.55       240         234        01/01/19                                                300
851420        2,593,579.53       120         112        11/01/08                                                300
851421        1,089,918.77       120         113        12/01/08                                                300
851423        2,293,296.98       120         117        04/01/09                                                300
851424        2,484,805.93       120         113        12/01/08                                                360
851425        4,956,269.84       120         113        12/01/08                                                300
851426        2,207,862.96       180         173        12/01/13                                                360
851428        3,860,431.79       120         113        12/01/08                                                300
851429        1,043,374.91       120         114        01/01/09                                                300
851430        2,569,286.09       228         222        01/01/18                                                228
851433        4,254,978.73       120         112        11/01/08                                                300
851434        1,388,480.52       180         173        12/01/13                                                300
851435        4,775,350.77       120         114        01/01/09                                                360
851438        4,748,485.77       120         114        01/01/09                                                300
851439       11,417,571.21       120         113        12/01/08                                                324
851441        1,542,715.20       120         114        01/01/09                                                120
851442          987,687.03       240         233        12/01/18                                                240
851443        8,606,059.60       236         234        01/01/19                                                235
851444        6,731,734.51       240         234        01/01/19                                                240
851445       10,394,590.07       240         234        01/01/19                                                240
851446        2,969,882.91       240         234        01/01/19                                                240
851447        2,853,464.12       116         114        01/01/09                                                116
851449        1,602,639.95       120         116        03/01/09                                                300
851450        2,306,808.42       120         113        12/01/08                                                360
851451          778,317.24       120         113        12/01/08                                                300
851452        1,982,742.08       120         113        12/01/08                                                300
851453        1,493,289.81       120         114        01/01/09                                                360
851454        7,034,252.56       120         115        02/01/09                                                300
851455        6,550,560.16        84          78        01/01/06                                                300
851456        1,392,401.96       180         173        12/01/13                                                180
851457        1,191,513.63       120         114        01/01/09                                                300
851459        4,961,681.72       120         114        01/01/09                                                300
851460        8,607,643.95       120         114        01/01/09                                                360
851463        1,636,317.62       120         114        01/01/09                                                300
851464        2,481,303.32       120         114        01/01/09                                                300
851465       10,481,120.24       120         115        02/01/09                                                300
851467        2,621,777.99       240         234        01/01/19                                                240
851468        5,460,716.31       120         114        01/01/09                                                300
851469        4,960,992.42       120         114        01/01/09                                                300
851472        2,435,143.99       180         175        02/01/14                                                180
851476       19,356,533.81       120         114        01/01/09                                                300
851477        1,489,036.34       120         114        01/01/09                                                300
851478        1,990,994.19       120         113        12/01/08                                                360
851479        2,903,970.28       180         175        02/01/14                                                180
851481        2,453,350.18       180         174        01/01/14                                                180
851484        1,738,538.94       120         115        02/01/09                                                300
851485        4,362,415.50       120         113        12/01/08                                                300
851486        1,491,997.27       120         115        02/01/09                                                300
851487        1,643,732.88       120         116        03/01/09                                                300
851488        5,570,123.09       120         115        02/01/09                                                300
851493        1,689,433.76       120         115        02/01/09                                                300
851494        1,544,537.25       120         117        04/01/09                                                300
851498        7,467,155.91        84          78        01/01/06                                                360
851499       25,701,453.22        84          79        02/01/06                                                360
851500       11,945,284.50        84          78        01/01/06                                                360
851501        1,644,366.44       120         117        04/01/09                                                300
851503        2,684,294.63       120         118        05/01/09                                                300
851507        2,649,800.12       180         174        01/01/14                                                180
851508        2,037,967.06       120         115        02/01/09                                                300
851520        1,495,238.42       120         117        04/01/09                                                300
851525        2,874,709.76       180         177        04/01/14                                                180
851526        1,506,791.32       120         118        05/01/09                                                300
851528        2,838,061.30       120         116        03/01/09                                                300
851530        1,944,174.47       120         117        04/01/09                                                300
851539        1,495,019.93       240         238        05/01/19                                                240
851548        4,734,936.06       120         118        05/01/09                                                300
851550       22,921,816.40       120         117        04/01/09                                                300
851555        1,790,656.17       120         119        06/01/09                                                300
851556        1,598,998.35       120         119        06/01/09                                                360
851560        3,747,288.59       120         119        06/01/09                                                360
851563       22,366,917.31       120         118        05/01/09                                                360
851565        1,898,110.00       120         119        06/01/09                                                300
851569        1,500,000.00       120         120        07/01/09                                                300
851577        3,425,000.00       120         120        07/01/09                                                300
851578        7,050,000.00       120         120        07/01/09                                                300
851579        5,525,000.00       120         120        07/01/09                                                300
851580       12,825,000.00       120         120        07/01/09                                                300
851581        2,875,000.00       120         120        07/01/09                                                300
851582        3,875,000.00       120         120        07/01/09                                                300
851586        3,100,000.00       120         120        07/01/09                                                360
851802        9,926,042.95       120         110        09/01/08                                                360
851806        2,451,004.84       120         110        09/01/08                                                240
851808        2,032,344.84       120         110        09/01/08                                                180
851809        1,990,373.63       120         112        11/01/08                                                360




                                                                                             DEBT
                                                                                            SERVICE
LOAN       INTEREST ONLY  FIRST PAYMENT                                                     COVERAGE         INTEREST
NUMBER         MONTHS         DATE          MONTHLY P&I     APPRAISED VALUE   CUT-OFF LTV    RATIO         ACCRUAL METHOD
------------------------------------------------------------------------------------------------------------------------------------
850937          0            11/01/98         $64,335         $10,000,000       68.07%       1.04x           Actual/360
850952          0            10/01/98           7,503           1,500,000       72.39%       1.53            Actual/360
850995          0            08/01/98          39,572           8,100,000       65.78%       1.43            Actual/360
851072          0            12/01/98          68,371          13,200,000       71.15%       1.41            Actual/360
851087          0            08/01/98         150,758          26,550,000       69.64%       1.30            Actual/360
851122          0            12/01/98           6,729           1,380,000       52.94%       1.87              30/360
851129          0            08/01/98           8,430           1,775,000       60.47%       1.68              30/360
851171          0            12/01/98           5,231           1,150,000       71.24%       1.67            Actual/360
851174          0            09/01/98           7,042           1,400,000       70.68%       1.46            Actual/360
851192          0            11/01/98          20,400           4,505,000       48.51%       1.69              30/360
851195          0            10/01/98           7,877          14,000,000        8.10%       16.27             30/360
851200          0            10/01/98          14,956           3,000,000       73.11%       1.24            Actual/360
851203          0            10/01/98           7,496           1,750,000       62.39%       1.29            Actual/360
851219          0            02/01/99          20,392           5,200,000       59.12%       1.62            Actual/360
851236          0            12/01/98          12,261           2,150,000       73.82%       1.45            Actual/360
851238          0            11/01/98           5,552           1,710,000       43.05%       2.77            Actual/360
851242          0            11/01/98          11,585           2,900,000       53.79%       1.21            Actual/360
851243          0            11/01/98          21,027           4,740,000       67.60%       1.74            Actual/360
851244          0            10/01/98          19,835           4,550,000       60.23%       1.50              30/360
851245          0            11/01/98          31,077           6,800,000       65.39%       1.57              30/360
851246          0            11/01/98          19,889           4,950,000       60.18%       1.69            Actual/360
851248          0            10/01/98          10,091           2,800,000       53.13%       1.47              30/360
851250          0            10/01/98           7,505           2,380,000       47.90%       2.17              30/360
851252          0            12/01/98           8,700           1,750,000       55.61%       1.41              30/360
851256          0            12/01/98           9,070           1,610,000       61.14%       1.49            Actual/360
851258          0            12/01/98           7,908           1,430,000       70.24%       1.26            Actual/360
851260          0            11/01/98           9,654           2,050,000       62.25%       1.36            Actual/360
851261          0            02/01/99          11,350           2,000,000       67.31%       1.60            Actual/360
851263          0            12/01/98           7,442           1,460,000       67.89%       1.29            Actual/360
851264          0            11/01/98          12,244           2,760,000       64.43%       1.66              30/360
851265          0            10/01/98           7,852           1,620,000       68.29%       1.38            Actual/360
851266          0            11/01/98           6,255           1,375,000       72.15%       1.51            Actual/360
851267          0            11/01/98          17,406           3,530,000       76.19%       1.61            Actual/360
851272          0            10/01/98           6,513           4,100,000       24.18%       4.01              30/360
851273          0            10/01/98           8,916           1,880,000       51.48%       1.43            Actual/360
851275          0            11/01/98           7,484           1,290,000       63.92%       1.29              30/360
851278          0            12/01/98          12,638           4,640,000       38.09%       2.56              30/360
851279          0            11/01/98          17,362           2,850,000       75.86%       1.21              30/360
851280          0            11/01/98          17,362           2,750,000       78.62%       1.21              30/360
851282          0            12/01/98          10,243           4,750,000       36.03%       3.37            Actual/360
851283          0            10/01/98           9,407           2,900,000       51.27%       2.19            Actual/360
851284          0            12/01/98           4,977           2,100,000       40.15%       3.10            Actual/360
851285          0            12/01/98          12,699           3,350,000       62.21%       2.56            Actual/360
851286          0            11/01/98           6,972           2,950,000       40.31%       3.45            Actual/360
851288          0            12/01/98           6,141           1,350,000       69.93%       1.74            Actual/360
851292          0            11/01/98           7,496           1,650,000       65.90%       1.59            Actual/360
851296          0            11/01/98           5,647           1,250,000       72.99%       1.44            Actual/360
851299          0            12/01/98          13,324           2,395,000       61.02%       1.39            Actual/360
851303          0            12/01/98          36,994           7,700,000       72.26%       1.40            Actual/360
851305          0            11/01/98          18,959           4,300,000       65.48%       1.59            Actual/360
851306          0            11/01/98          31,949           7,200,000       70.78%       1.60              30/360
851307          0            11/01/98          16,918           5,335,000       26.57%       2.38              30/360
851308          0            11/01/98           8,375           3,460,000       27.19%       2.90            Actual/360
851310          0            11/01/98          15,121           2,540,000       73.53%       1.64              30/360
851312          0            02/01/99          15,399           2,900,000       69.17%       1.46            Actual/360
851317          0            12/01/98          53,779          10,800,000       63.37%       1.62            Actual/360
851319          0            12/01/98           4,687           1,200,000       54.04%       1.86            Actual/360
851320          0            11/01/98           1,828             470,000       56.74%       1.44              30/360
851322          0            12/01/98          13,438           2,300,000       57.69%       1.72            Actual/360
851323          0            11/01/98          10,066           3,050,000       51.76%       2.43            Actual/360
851327          0            12/01/98          29,538           5,200,000       73.81%       1.27            Actual/360
851328          0            10/01/98          13,880           3,570,000       58.36%       1.78            Actual/360
851329          0            11/01/98          10,413           2,450,000       63.70%       1.61            Actual/360
851330          0            11/01/98          11,871           2,900,000       59.64%       1.96            Actual/360
851333          0            01/01/99          15,215           9,250,000       26.85%       3.96            Actual/360
851334          0            11/01/98          10,783           2,300,000       70.85%       1.75            Actual/360
851335          0            12/01/98           9,231           2,350,000       54.35%       1.86            Actual/360
851336          0            11/01/98          15,095           2,590,000       73.72%       1.23            Actual/360
851337          0            11/01/98          24,232           6,010,000       48.67%       1.79              30/360
851338          0            01/01/99          39,792           7,750,000       63.67%       1.25              30/360
851340          0            01/01/99          18,937           5,250,000       47.46%       1.82              30/360
851341          0            01/01/99           9,469           2,490,000       50.03%       1.91              30/360
851342          0            01/01/99          19,777           5,070,000       51.32%       1.66              30/360
851343          0            11/01/98           9,558           2,225,000       62.20%       1.48            Actual/360
851344          0            11/01/98          10,707           2,800,000       53.01%       1.88            Actual/360
851347          0            12/01/98          20,100           4,425,000       71.80%       1.65            Actual/360
851348          0            11/01/98          13,055           2,750,000       68.31%       1.46            Actual/360
851349          0            01/01/99          11,253           2,075,000       74.10%       1.43            Actual/360
851351          0            01/01/99           8,713           1,580,000       67.20%       1.30            Actual/360
851352          0            01/01/99          13,367           3,200,000       61.92%       2.01            Actual/360
851353          0            11/01/98          10,998           2,800,000       59.08%       1.73            Actual/360
851354          0            03/01/99          45,584          10,500,000       41.87%       1.66              30/360
851355          0            01/01/99           8,705           2,020,000       60.14%       1.48            Actual/360
851356          0            01/01/99          11,358           2,050,000       69.67%       1.29            Actual/360
851357          0            12/01/98           5,806           1,575,000       40.21%       2.15            Actual/360
851358          0            12/01/98           6,834           1,500,000       72.80%       1.78            Actual/360
851359          0            12/01/98           7,409           3,300,000       29.79%       3.06              30/360
851360          0            12/01/98           5,327           1,155,000       68.52%       1.57            Actual/360
851361          0            01/01/99          12,238           2,800,000       62.31%       1.62            Actual/360
851362          0            12/01/98           6,295           2,200,000       46.47%       2.10            Actual/360
851363          0            02/01/99           9,469           1,785,000       58.77%       1.88              30/360
851364          0            12/01/98          13,473           3,380,000       52.37%       1.62              30/360
851365          0            01/01/99          18,045           4,160,000       69.28%       1.79            Actual/360
851367          0            11/01/98          67,414          13,300,000       74.12%       1.41            Actual/360
851369          0            12/01/98          25,723           5,425,000       53.80%       1.49            Actual/360
851370          0            04/01/99          37,888           6,800,000       74.66%       1.38              30/360
851371          0            12/01/98          15,906           4,000,000       59.35%       1.47            Actual/360
851372          0            12/01/98          10,826           2,150,000       63.00%       1.58            Actual/360
851373          0            01/01/99           8,941           2,700,000       51.54%       2.09            Actual/360
851374          0            11/01/98           4,637           1,140,000       65.26%       1.83            Actual/360
851377          0            12/01/98          12,456           2,800,000       52.06%       1.64            Actual/360
851378          0            12/01/98          26,848           4,800,000       60.90%       1.19            Actual/360
851381          0            12/01/98          24,222           5,230,000       52.09%       1.56              30/360
851382          0            01/01/99           7,037           1,270,000       63.45%       1.32            Actual/360
851383          0            01/01/99          11,542           3,200,000       52.64%       1.61            Actual/360
851384          0            01/01/99          47,411          11,200,000       55.04%       1.77            Actual/360
851385          0            01/01/99          27,044           5,500,000       63.23%       1.47            Actual/360
851386          0            01/01/99          24,608           4,100,000       73.47%       1.43            Actual/360
851387          0            01/01/99          18,281           3,600,000       74.29%       1.70              30/360
851388          0            01/01/99          25,801           6,000,000       62.74%       1.37              30/360
851389          0            12/01/98          10,586           2,400,000       48.70%       1.76            Actual/360
851390          0            02/01/99          14,548           3,100,000       53.71%       1.51              30/360
851391          0            01/01/99          11,650           7,480,000       18.41%       3.42            Actual/360
851392          0            12/01/98          10,147           2,450,000       60.58%       1.85            Actual/360
851393          0            01/01/99          12,804           3,000,000       65.27%       1.85              30/360
851394          0            01/01/99          10,966           2,270,000       72.05%       1.53              30/360
851395          0            01/01/99          13,892           2,850,000       74.54%       1.72              30/360
851396          0            01/01/99          10,500           2,275,000       68.83%       1.53              30/360
851398          0            01/01/99           9,100           1,820,000       74.56%       1.34              30/360
851399          0            01/01/99          25,835           5,300,000       74.54%       1.63              30/360
851400          0            01/01/99          46,508           9,600,000       74.54%       1.46              30/360
851401          0            01/01/99          14,077           3,700,000       50.62%       1.69            Actual/360
851402          0            02/01/99           8,063           2,000,000       33.76%       2.06            Actual/360
851403          0            04/01/99          42,468           7,515,000       71.59%       1.35            Actual/360
851404          0            02/01/99          35,403           8,400,000       64.91%       1.68            Actual/360
851405          0            01/01/99          12,565           2,700,000       54.91%       1.67            Actual/360
851406          0            04/01/99          27,452           5,000,000       71.72%       1.39            Actual/360
851408          0            02/01/99          16,963           7,820,000       30.46%       2.98              30/360
851409          0            01/01/99          13,940           4,700,000       43.02%       2.61            Actual/360
851411          0            01/01/99          25,967           6,283,191       59.94%       2.36            Actual/360
851415          0            01/01/99          21,641           4,480,000       71.51%       1.54              30/360
851416          0            01/01/99          11,018           2,930,000       55.77%       1.83              30/360
851418          0            01/01/99           9,006           2,200,000       58.58%       1.67            Actual/360
851419          0            02/01/99          40,258           7,965,000       70.42%       1.43            Actual/360
851420          0            12/01/98          16,435           3,700,000       70.10%       1.63            Actual/360
851421          0            01/01/99           7,414           3,060,000       35.62%       2.75            Actual/360
851423          0            05/01/99          17,859           3,400,000       67.45%       1.28            Actual/360
851424          0            01/01/99          15,785           9,100,000       27.31%       6.14            Actual/360
851425          0            01/01/99          34,577           8,100,000       61.19%       1.86            Actual/360
851426          0            01/01/99          14,740           3,200,000       69.00%       1.66            Actual/360
851428          0            01/01/99          25,295           6,810,000       56.69%       2.15              30/360
851429          0            02/01/99           8,028           1,440,000       72.46%       1.53            Actual/360
851430          0            02/01/99          21,552           3,500,000       73.41%       1.16            Actual/360
851433          0            12/01/98          29,115           7,000,000       60.79%       1.54            Actual/360
851434          0            01/01/99          10,002           3,000,000       46.28%       1.83            Actual/360
851435          0            02/01/99          30,878           6,750,000       70.75%       1.57            Actual/360
851438          0            02/01/99          31,615           6,840,000       69.42%       1.59            Actual/360
851439          0            01/01/99          78,425          18,000,000       63.43%       1.54            Actual/360
851441          0            02/01/99          18,225           2,900,000       53.20%       1.34            Actual/360
851442          0            01/01/99           8,111           1,360,000       72.62%       1.35            Actual/360
851443          0            06/01/99          74,229          12,500,000       68.85%       1.40              30/360
851444          0            02/01/99          57,962          11,500,000       58.54%       1.40              30/360
851445          0            02/01/99          89,500          16,500,000       63.00%       1.40              30/360
851446          0            02/01/99          25,571           5,900,000       50.34%       1.40              30/360
851447          0            06/01/99          35,633           6,400,000       44.59%       1.40              30/360
851449          0            04/01/99          11,400           2,150,000       74.54%       1.48            Actual/360
851450          0            01/01/99          15,125           2,950,000       78.20%       1.53            Actual/360
851451          0            01/01/99           5,508           1,500,000       51.89%       1.70            Actual/360
851452          0            01/01/99          13,932           3,093,000       64.10%       1.45            Actual/360
851453          0            02/01/99          10,314           2,250,000       66.37%       1.46            Actual/360
851454          0            03/01/99          52,376           9,850,000       71.41%       1.41            Actual/360
851455          0            02/01/99          46,060           9,100,000       71.98%       1.35            Actual/360
851456          0            01/01/99          12,530           2,065,000       67.43%       1.15            Actual/360
851457          0            02/01/99           8,643           1,850,000       64.41%       1.81            Actual/360
851459          0            02/01/99          34,451           7,180,000       69.10%       1.67            Actual/360
851460          0            02/01/99          56,969          13,600,000       63.29%       1.77            Actual/360
851463          0            02/01/99          10,864           2,200,000       74.38%       1.62            Actual/360
851464          0            02/01/99          17,463           3,725,000       66.61%       1.73            Actual/360
851465          0            03/01/99          72,691          16,500,000       63.52%       1.76            Actual/360
851467          0            02/01/99          21,527           3,500,000       74.91%       1.28            Actual/360
851468          0            02/01/99          39,401           8,800,000       62.05%       1.53            Actual/360
851469          0            02/01/99          34,105          11,000,000       45.10%       2.09            Actual/360
851472          0            03/01/99          22,108           5,960,000       40.86%       1.35            Actual/360
851476          0            02/01/99         137,449          34,100,000       56.76%       1.89            Actual/360
851477          0            02/01/99          10,611           3,500,000       42.54%       1.99            Actual/360
851478          0            01/01/99          14,453           3,211,000       62.01%       1.37            Actual/360
851479          0            03/01/99          26,963           5,400,000       53.78%       1.23            Actual/360
851481          0            02/01/99          22,949           4,890,000       50.17%       1.81              30/360
851484          0            03/01/99          12,036           3,900,000       44.58%       1.84            Actual/360
851485          0            01/01/99          30,818           8,250,000       52.88%       1.66            Actual/360
851486          0            03/01/99          11,577           2,100,000       71.05%       1.32            Actual/360
851487          0            04/01/99          12,735           2,300,000       71.47%       1.34            Actual/360
851488          0            03/01/99          43,222           7,750,000       71.87%       1.34            Actual/360
851493          0            03/01/99          12,048           2,950,000       57.27%       1.63              30/360
851494          0            05/01/99          11,304           2,700,000       57.21%       2.13              30/360
851498          0            02/01/99          52,082          13,200,000       56.57%       1.60            Actual/360
851499          0            03/01/99         179,074          42,850,000       59.98%       1.37            Actual/360
851500          0            02/01/99          81,780          21,000,000       56.88%       1.59            Actual/360
851501          0            05/01/99          11,863           2,900,000       56.77%       1.85            Actual/360
851503          0            06/01/99          19,687           3,800,000       70.64%       1.33            Actual/360
851507          0            02/01/99          24,642           4,000,000       66.25%       1.44            Actual/360
851508          0            03/01/99          15,016           3,100,000       65.74%       1.33            Actual/360
851520          0            05/01/99          11,183           3,200,000       46.73%       1.75            Actual/360
851525          0            05/01/99          27,264           4,970,000       58.02%       1.25            Actual/360
851526          0            06/01/99          11,041           2,670,000       56.43%       1.33            Actual/360
851528          0            04/01/99          21,043           3,910,000       72.58%       1.37            Actual/360
851530          0            05/01/99          14,967           3,070,000       63.33%       1.43            Actual/360
851539          0            06/01/99          12,268           1,980,000       75.51%       1.45            Actual/360
851548          0            06/01/99          34,726           7,300,000       64.92%       1.46            Actual/360
851550          0            05/01/99         165,727          36,000,000       63.67%       1.55            Actual/360
851555          0            07/01/99          13,995           2,390,000       74.92%       1.37            Actual/360
851556          0            07/01/99          12,122           2,300,000       69.52%       1.37            Actual/360
851560          0            07/01/99          26,555           9,200,000       40.73%       2.13            Actual/360
851563          0            06/01/99         147,826          33,400,000       66.97%       1.43            Actual/360
851565          0            07/01/99          15,095           2,600,000       73.00%       1.19            Actual/360
851569          0            08/01/99          11,419           2,000,000       75.00%       1.53            Actual/360
851577          0            08/01/99          24,492           4,700,000       72.87%       1.53            Actual/360
851578          0            08/01/99          49,245          11,300,000       62.39%       1.86            Actual/360
851579          0            08/01/99          38,558           9,700,000       56.96%       1.87            Actual/360
851580          0            08/01/99          90,644          19,800,000       64.77%       1.61            Actual/360
851581          0            08/01/99          20,173           4,600,000       62.50%       1.73            Actual/360
851582          0            08/01/99          26,969           7,200,000       53.82%       1.98            Actual/360
851586          0            08/01/99          22,295           4,385,000       70.70%       1.36            Actual/360
851802          0            10/01/98          68,218          13,750,000       72.19%       1.30            Actual/360
851806          0            10/01/98          19,083           3,760,000       65.19%       1.30            Actual/360
851808          0            10/01/98          18,700           4,100,000       49.57%       1.51            Actual/360
851809          0            12/01/98          14,955           2,700,000       73.72%       1.21            Actual/360





            REAL                                                                EFFECTIVE         FREE PREPAY
LOAN      PROPERTY                                                            LOCKOUT PERIOD        WINDOW
NUMBER    INTEREST      LIEN POSITION            CALL PROTECTION                   (MOS.)           (MOS.)
------------------------------------------------------------------------------------------------------------------
850937       Fee            First                  > 1% or YM                       36                 6
850952       Fee            First                  Defeasance                       114                6
850995       Fee            First                  Defeasance                       114                6
851072       Fee            First                  Defeasance                       109                6
851087       Fee            First                  Defeasance                       234                6
851122    Leasehold         First                  > 1% or YM                       84                 6
851129       Fee            First                  Defeasance                       114                6
851171       Fee            First                  Defeasance                       114                6
851174       Fee            First                  Defeasance                       114                6
851192       Fee            First        > 1% or YM / Declining Penalty             60                 6
851195       Fee            First                  Defeasance                       114                6
851200       Fee            First           Defeasance / > 1% or YM                 36                 6
851203       Fee            First           Defeasance / > 1% or YM                 36                 6
851219       Fee            First           Defeasance / > 1% or YM                 36                 6
851236       Fee            First                  Defeasance                       174                6
851238       Fee            First                  Defeasance                       114                6
851242       Fee            First                  Defeasance                       114                6
851243       Fee            First                  Defeasance                       114                6
851244       Fee            First              Declining Penalty                                      12
851245       Fee            First              Declining Penalty                                      36
851246       Fee            First                  Defeasance                       174                6
851248       Fee            First           Defeasance / > 1% or YM                 36                 6
851250       Fee            First           Defeasance / > 1% or YM                 36                 6
851252       Fee            First                  Defeasance                       174                6
851256       Fee            First                  Defeasance                       174                6
851258       Fee            First                  Defeasance                       115                6
851260       Fee            First                  Defeasance                       114                6
851261       Fee            First           Defeasance / > 1% or YM                 60                 6
851263       Fee            First                  Defeasance                       114                6
851264       Fee            First                  Defeasance                       114                6
851265       Fee            First           Defeasance / > 1% or YM                 36                 6
851266       Fee            First                  Defeasance                       114                6
851267       Fee            First                  Defeasance                       114                6
851272       Fee            First           Defeasance / > 1% or YM                 36                 6
851273       Fee            First           Defeasance / > 1% or YM                 36                 6
851275       Fee            First                  Defeasance                       174                6
851278       Fee            First                  Defeasance                       114                6
851279       Fee            First                  Defeasance                       234                6
851280       Fee            First                  Defeasance                       234                6
851282       Fee            First           Defeasance / > 1% or YM                 24                 6
851283       Fee            First           Defeasance / > 1% or YM                 35                 6
851284       Fee            First           Defeasance / > 1% or YM                 33                 6
851285       Fee            First           Defeasance / > 1% or YM                 24                 6
851286       Fee            First           Defeasance / > 1% or YM                 34                 6
851288       Fee            First                  Defeasance                       114                6
851292       Fee            First           Defeasance / > 1% or YM                 36                 6
851296       Fee            First                  > 1% or YM                       36                 6
851299       Fee            First                  Defeasance                       174                6
851303       Fee            First                  Defeasance                       114                6
851305       Fee            First           Defeasance / > 1% or YM                 36                 6
851306       Fee            First                  Defeasance                       114                6
851307       Fee            First              Declining Penalty                    36                 6
851308       Fee            First           Defeasance / > 1% or YM                 36                 6
851310       Fee            First                  Defeasance                       234                6
851312       Fee            First                  Defeasance                       114                6
851317    Leasehold         First                  Defeasance                       174                6
851319       Fee            First           Defeasance / > 1% or YM                 36                 6
851320       Fee            First                  Defeasance                       114                6
851322       Fee            First           Defeasance / > 1% or YM                 36                 6
851323       Fee            First           Defeasance / > 1% or YM                 37                 6
851327       Fee            First                  Defeasance                       174                6
851328       Fee            First           Defeasance / > 1% or YM                 36                 6
851329       Fee            First                  Defeasance                       114                6
851330       Fee            First           Defeasance / > 1% or YM                 36                 6
851333       Fee            First              Declining Penalty                                      12
851334       Fee            First                  Defeasance                       114                6
851335       Fee            First           Defeasance / > 1% or YM                 36                 6
851336       Fee            First                  Defeasance                       234                6
851337       Fee            First                  Defeasance                       198                6
851338       Fee            First                  Defeasance                       234                6
851340       Fee            First                  Defeasance                       234                6
851341       Fee            First                  Defeasance                       234                6
851342       Fee            First                  Defeasance                       234                6
851343       Fee            First                  Defeasance                       114                6
851344       Fee            First           Defeasance / > 1% or YM                 36                 6
851347       Fee            First                  Defeasance                       114                6
851348       Fee            First                  Defeasance                       174                6
851349       Fee            First           Defeasance / > 1% or YM                 59                 6
851351       Fee            First                  Defeasance                       114                6
851352       Fee            First                  Defeasance                       114                6
851353       Fee            First           Defeasance / > 1% or YM                 36                 6
851354    Leasehold         First                  Defeasance                       138                6
851355       Fee            First           Defeasance / > 1% or YM                 36                 6
851356       Fee            First                  Defeasance                       234                6
851357       Fee            First                  Defeasance                       174                6
851358       Fee            First           Defeasance / > 1% or YM                 36                 6
851359       Fee            First           Defeasance / > 1% or YM                 36                 6
851360       Fee            First                  Defeasance                       114                6
851361       Fee            First                  Defeasance                       114                6
851362       Fee            First           Defeasance / > 1% or YM                 36                 6
851363       Fee            First                  Defeasance                       174                6
851364       Fee            First                  Defeasance                       235                6
851365       Fee            First                  Defeasance                       114                6
851367       Fee            First                  Defeasance                       174                6
851369       Fee            First                  Defeasance                       174                6
851370       Fee            First                  Defeasance                       114                6
851371       Fee            First           Defeasance / > 1% or YM                 36                 6
851372       Fee            First           Defeasance / > 1% or YM                 48                 6
851373       Fee            First           Defeasance / > 1% or YM                 36                 6
851374       Fee            First           Defeasance / > 1% or YM                 36                 6
851377       Fee            First           Defeasance / > 1% or YM                 36                 6
851378       Fee            First                  Defeasance                       174                6
851381       Fee            First                  Defeasance                       174                6
851382       Fee            First           Defeasance / > 1% or YM                 60                 6
851383       Fee            First                  > 1% or YM                       36                 6
851384       Fee            First                  Defeasance                       234                6
851385       Fee            First                  Defeasance                       234                6
851386       Fee            First                  Defeasance                       234                6
851387       Fee            First                  Defeasance                       114                6
851388       Fee            First                  Defeasance                       114                6
851389       Fee            First           Defeasance / > 1% or YM                 60                 6
851390       Fee            First                  Defeasance                       174                6
851391       Fee            First           Defeasance / > 1% or YM                 60                 6
851392       Fee            First                  Defeasance                       174                6
851393       Fee            First                  Defeasance                       114                6
851394       Fee            First                  Defeasance                       114                6
851395       Fee            First                  Defeasance                       114                6
851396       Fee            First                  Defeasance                       114                6
851398       Fee            First                  Defeasance                       114                6
851399       Fee            First                  Defeasance                       114                6
851400       Fee            First                  Defeasance                       114                6
851401       Fee            First                  Defeasance                       115                6
851402       Fee            First                  Defeasance                       114                6
851403    Leasehold         First                  Defeasance                       114                6
851404       Fee            First                  Defeasance                       114                6
851405       Fee            First                  Defeasance                       234                6
851406    Leasehold         First                  Defeasance                       114                6
851408       Fee            First                  Defeasance                       114                6
851409       Fee            First                  Defeasance                       174                6
851411       Fee            First                  Defeasance                       174                6
851415       Fee            First                  Defeasance                       114                6
851416       Fee            First                  Defeasance                       114                6
851418       Fee            First           Defeasance / > 1% or YM                 37                 6
851419       Fee            First                  Defeasance                       234                6
851420       Fee            First           Defeasance / > 1% or YM                 36                 6
851421       Fee            First           Defeasance / > 1% or YM                 36                 6
851423       Fee            First                  Defeasance                       114                6
851424       Fee            First                  Defeasance                       114                6
851425       Fee            First              Declining Penalty                    36                 6
851426       Fee            First                  Defeasance                       174                6
851428       Fee            First                  Defeasance                       114                6
851429       Fee            First           Defeasance / > 1% or YM                 36                 6
851430       Fee            First                  Defeasance                       222                6
851433       Fee            First                  Defeasance                       114                6
851434       Fee            First                  Defeasance                       174                6
851435       Fee            First           Defeasance / > 1% or YM                 36                 6
851438       Fee            First                  Defeasance                       114                6
851439       Fee            First                  Defeasance                       114                6
851441       Fee            First           Defeasance / > 1% or YM                 36                 6
851442       Fee            First           Defeasance / > 1% or YM                 84                 6
851443       Fee            First                  Defeasance                       230                6
851444       Fee            First                  Defeasance                       234                6
851445       Fee            First                  Defeasance                       234                6
851446       Fee            First                  Defeasance                       234                6
851447       Fee            First                  Defeasance                       110                6
851449       Fee            First                  Defeasance                       114                6
851450       Fee            First                  Defeasance                       114                6
851451       Fee            First                  Defeasance                       114                6
851452       Fee            First                  Defeasance                       114                6
851453       Fee            First                  Defeasance                       114                6
851454       Fee            First                  Defeasance                       114                6
851455       Fee            First                  Defeasance                       78                 6
851456       Fee            First           Defeasance / > 1% or YM                 36                 6
851457       Fee            First           Defeasance / > 1% or YM                 36                 6
851459       Fee            First           Defeasance / > 1% or YM                 36                 6
851460       Fee            First                  Defeasance                       114                6
851463       Fee            First                  Defeasance                       114                6
851464       Fee            First                  Defeasance                       114                6
851465       Fee            First                  Defeasance                       114                6
851467       Fee            First                  Defeasance                       234                6
851468       Fee            First                  Defeasance                       114                6
851469       Fee            First                  Defeasance                       114                6
851472       Fee            First                  Defeasance                       174                6
851476       Fee            First                  Defeasance                       114                6
851477       Fee            First           Defeasance / > 1% or YM                 36                 6
851478       Fee            First           Defeasance / > 1% or YM                 36                 6
851479       Fee            First           Defeasance / > 1% or YM                 36                 6
851481       Fee            First                  Defeasance                       174                6
851484       Fee            First           Defeasance / > 1% or YM                 36                 6
851485       Fee            First                  Defeasance                       116                4
851486       Fee            First                  Defeasance                       114                6
851487       Fee            First                  Defeasance                       114                6
851488       Fee            First                  Defeasance                       114                6
851493       Fee            First                  Defeasance                       114                6
851494       Fee            First                  Defeasance                       114                6
851498    Leasehold         First                  Defeasance                       78                 6
851499       Fee            First                  Defeasance                       78                 6
851500       Fee            First                  Defeasance                       78                 6
851501       Fee            First                  Defeasance                       114                6
851503       Fee            First                  Defeasance                       114                6
851507       Fee            First                  Defeasance                       174                6
851508       Fee            First                  > 1% or YM                       61                 7
851520       Fee            First           Defeasance / > 1% or YM                 36                 6
851525       Fee            First           Defeasance / > 1% or YM                 60                 6
851526       Fee            First                  Defeasance                       114                6
851528       Fee            First                  Defeasance                       114                6
851530       Fee            First           Defeasance / > 1% or YM                 36                 6
851539       Fee            First                  Defeasance                       234                6
851548       Fee            First                  Defeasance                       114                6
851550       Fee            First                  Defeasance                       114                6
851555       Fee            First           Defeasance / > 1% or YM                 35                 6
851556       Fee            First                  Defeasance                       114                6
851560       Fee            First                  Defeasance                       114                6
851563       Fee            First                  Defeasance                       114                6
851565       Fee            First                  Defeasance                       114                6
851569       Fee            First               Defeasance / YM                     35                 6
851577       Fee            First                  Defeasance                       117                3
851578       Fee            First                  Defeasance                       117                3
851579       Fee            First                  Defeasance                       117                3
851580       Fee            First                  Defeasance                       117                3
851581       Fee            First                  Defeasance                       117                3
851582       Fee            First                  Defeasance                       117                3
851586       Fee            First                  Defeasance                       117                3
851802       Fee            First                  > 1% or YM                       49                 3
851806       Fee            First                  Defeasance                       117                3
851808       Fee            First                  Defeasance                       116                4
851809       Fee            First                  Defeasance                       116                4
